United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

CENTRAL COAST BANCORP
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CENTRAL COAST BANCORP
301 MAIN STREET
SALINAS, CALIFORNIA 93901

December 12 , 2005

Dear Shareholder:

          You are cordially invited to attend a special meeting of shareholders of Central Coast Bancorp to be convened on Thursday, January 19, 2006, at 5:30 p.m., Pacific Time, at the main branch banking office of Central Coast Bancorp’s subsidiary, Community Bank of Central California, 301 Main Street, Salinas, California 93901.

          At the special meeting, shareholders will be asked to approve the principal terms of the Agreement and Plan of Reorganization dated October 12, 2005, by and between VIB Corp and Central Coast Bancorp including the merger of New CCB, Inc., a subsidiary of VIB Corp, with and into Central Coast Bancorp.  A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.  Under the merger agreement, cash in the amount of $25.00 will be paid for each share of Central Coast Bancorp common stock outstanding at the time of the merger, as more fully described in the accompanying proxy statement.

          It is important that your shares be represented at the special meeting. AN ABSTENTION OR A FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER. Accordingly, whether or not you plan to attend the special meeting, please mark, sign, date, and return the enclosed proxy promptly in the postage-paid envelope that has been provided for your convenience. If you wish to vote in accordance with the recommendation of your board of directors, it is not necessary to specify your choice; you may merely sign, date and return the enclosed proxy.

          YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CENTRAL COAST BANCORP AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION INCLUDING THE MERGER.

          If you need any assistance in the voting of your proxy, please contact Ms. Jayme Fields, Corporate Secretary, at Central Coast Bancorp’s and Community Bank of Central California’s main telephone number (831) 422-6642.

Sincerely,

/s/ NICK VENTIMIGLIA

Nick Ventimiglia
Chairman of the Board
and Chief Executive Officer

This document, including the accompanying notice of special meeting of shareholders and the proxy statement, is first being mailed to shareholders on or about December 14 , 2005.

CENTRAL COAST BANCORP
301 Main Street
Salinas, California 93901

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO EACH SHAREHOLDER OF CENTRAL COAST BANCORP:

You are invited to attend the special meeting of shareholders of Central Coast Bancorp, a California corporation, which will be convened at the main branch banking office of Central Coast Bancorp’s subsidiary, Community Bank of Central California, 301 Main Street, Salinas, California 93901, on Thursday, January 19, 2006, at 5:30 p.m., Pacific Time, for the following purposes:

1.          Approval of Merger. To approve the principal terms of the Agreement and Plan of Reorganization dated October 12, 2005, by and between VIB Corp and Central Coast Bancorp attached as Annex A to the proxy statement accompanying this notice and the transactions contemplated thereby including the form of Agreement and Plan of Merger attached as Exhibit A to the proxy statement and the merger of New CCB, Inc. (referred to as “Newco” in Annex A and Exhibit A), a subsidiary of VIB Corp, with and into Central Coast Bancorp, pursuant to which $25.00 will be paid for each share of Central Coast Bancorp common stock outstanding at the time of the merger, as more fully described in the proxy statement.

2.          Adjournment. To consider and act upon a proposal to approve, if necessary, an adjournment of the special meeting to solicit additional proxies in favor of the merger and the principal terms of the Agreement and Plan of Reorganization.

No other business may properly be brought before the special meeting. Shareholders of record at the close of business on December 1, 2005 are entitled to notice of and to vote at the special meeting. All shareholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, you are requested to mark, sign, date, and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend the special meeting in person. Any shareholder present at the special meeting may vote personally on all matters brought before the special meeting. If you elect to vote personally at the special meeting, your proxy will not be used. AN ABSTENTION OR A FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

If the merger is completed, Central Coast Bancorp shareholders who vote “AGAINST” the merger, make written demand, and otherwise comply with the procedures in Chapter 13 of the California Corporations Code, may be entitled to dissenters’ appraisal rights as described in the proxy statement accompanying this notice and in Chapter 13 attached as Annex C to the proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

/s/ JAYME C. FIELDS

Jayme C. Fields
Corporate Secretary
Salinas, California
December 12 , 2005

i

ii

CENTRAL COAST BANCORP
301 Main Street
Salinas, California 93901

PROXY STATEMENT
DECEMBER 12 , 2005

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies for use at a special meeting of shareholders of Central Coast Bancorp scheduled to be convened at the main branch banking office of Central Coast Bancorp’s subsidiary, Community Bank of Central California, 301 Main Street, Salinas, California 93901, on Thursday, January 19, 2006, at 5:30 p.m., Pacific Time, to consider and approve the principal terms of the Agreement and Plan of Reorganization dated October 12, 2005, by and between VIB Corp and Central Coast Bancorp, and the transactions contemplated thereby including the merger described in this proxy statement.  The Agreement and Plan of Reorganization, which we refer to as the merger agreement, is attached as Annex A to this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE MERGER

THIS QUESTION AND ANSWER SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN OTHER SECTIONS OF THIS PROXY STATEMENT.  TO UNDERSTAND THE MERGER MORE FULLY, YOU SHOULD CAREFULLY READ THIS ENTIRE PROXY STATEMENT, INCLUDING THE ANNEXES THAT ARE PART OF THIS PROXY STATEMENT.

Q:     WHOM SHOULD I CONTACT WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT?

A:     You may contact Central Coast Bancorp, 301 Main Street, Salinas, California 93901, Attention:  Ms. Jayme Fields, Corporate Secretary, at (831) 422-6642.  See also “Where You Can Find More Information” on Page 45.

Q:     WHAT AM I BEING ASKED TO VOTE ON?

A:     You are being asked to vote on a merger described in this proxy statement and the principal terms of the merger agreement attached as Annex A to this proxy statement which, when concluded, will result in the acquisition of Central Coast Bancorp and its subsidiary, Community Bank of Central California, through the merger of New CCB, Inc., a California corporation (referred to as “Newco” in Annex A and Exhibit A attached to this proxy statement) and a wholly-owned subsidiary of VIB Corp, with and into Central Coast Bancorp.  Immediately after the merger, Central Coast Bancorp will be merged with and into VIB Corp, with VIB Corp surviving.  Also, on a date to be determined by VIB Corp, following the merger Community Bank of Central California will be merged with and into Rabobank, N.A., the banking subsidiary of VIB Corp, with Rabobank, N.A. surviving.

Q:     WHAT WILL I RECEIVE IN THE MERGER?

A:     You will be entitled to receive $25.00 in cash, without interest, for each share of Central Coast Bancorp common stock that you own.

           If you hold an option granted by Central Coast Bancorp to acquire its common stock and such option has not been exercised, then immediately prior to the time of the merger you will no longer be permitted to exercise the stock option. Instead, for each share underlying your option, regardless of whether or not the options are currently exercisable, you will be paid a cash amount equal to $25.00 minus the option exercise price.

Q:     WHAT ARE THE TAX CONSEQUENCES TO ME?

A:     In general, the exchange of Central Coast Bancorp common stock for cash pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws.  We recommend that you read the discussion in the proxy statement regarding federal income tax consequences and consult your tax advisors to determine the specific tax consequences to you of the receipt of cash in connection with the merger.

Q:     WHY IS THE MERGER PROPOSED?

A:     The board of directors of Central Coast Bancorp believes that the merger is fair and in the best interests of the shareholders, as well as its employees and the communities served by Community Bank of Central California. Among other reasons, Central Coast Bancorp is proposing the merger because its board of directors has concluded that a cash offer of $25.00 per share represents a significant premium over the historical trading range of Central Coast Bancorp common stock. The board of directors is uncertain that, if Central Coast Bancorp remained independent, the anticipated value of Central Coast Bancorp common stock in the future, discounted to present value, would equal or exceed the cash amount that Central Coast Bancorp shareholders will receive upon completion of the merger. The board of directors also considered the factors which are discussed in this proxy statement under “The Merger—Reasons for the Merger and Recommendation of the Board of Directors.”

Q:     DOES CENTRAL COAST BANCORP RECOMMEND VOTING IN FAVOR OF THE MERGER?

A:     Yes.  The Central Coast Bancorp board of directors unanimously recommends that shareholders vote in favor of the merger.

Q:     HOW DO I VOTE?

A:     Simply indicate on your proxy card how you want to vote and then mark, sign, date, and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Central Coast Bancorp special meeting. You may also vote by attending the special meeting and voting in person.

Q:     IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:     Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote.  It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.  If you do not tell your broker how to vote your shares, the effect will be the same as a vote against the merger.  If you want to revoke your vote provided through your broker, you must follow your broker’s instructions.

Q:     CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:     Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name, you may do this in one of three ways. First, you may send a written notice stating that you revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Central Coast Bancorp at the address at the top of the notice of special meeting, directed to the attention of Ms. Jayme Fields, Corporate Secretary. Third, you may attend the special meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the Central Coast Bancorp special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker regarding the procedure you must follow in order to change your vote or to vote at the special meeting.

Q:     WHAT HAPPENS IF I DON’T VOTE, OR VOTE TO ABSTAIN, OR IF I RETURN A PROXY CARD WHICH IS SIGNED WITHOUT A VOTE INDICATED?

A:     If you fail to vote or if you vote and mark the box labeled “Abstain” on your proxy card, it will have the same effect as a vote “AGAINST” the merger.  If you sign and mail your proxy card without marking a box indicating how you want to vote, your proxy card will be counted as a vote “FOR” the merger.

Q:     SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:     No.  After the merger is completed, we will send you written instructions for surrendering your stock certificates.

Q:     WHEN DO YOU EXPECT THIS MERGER TO BE COMPLETED?

A:     We are working toward completing this merger as quickly as possible. We currently expect to complete this merger by the end of January 2006 or as soon as possible thereafter, assuming all conditions set forth in the merger agreement are satisfied or waived. However, if all regulatory approvals have not been received and all other conditions to the effectiveness of the merger have not been fulfilled, the merger may be delayed or may not be completed.  Subject to payments required in connection with termination of the merger agreement, either VIB Corp or Central Coast Bancorp may terminate the merger agreement if the merger has not occurred by May 31, 2006.

Q:     WHY HAVE YOU SENT ME THIS DOCUMENT?

A:     This proxy statement contains important information regarding this proposed merger, as well as information about Central Coast Bancorp. It also contains important information about what the Central Coast Bancorp board of directors and management considered in evaluating this proposed merger. We urge you to read this proxy statement carefully, including its annexes.  You may also want to review the documents listed under “Where You Can Find More Information” on page 45.

SUMMARY

          This summary, together with the “Questions and Answers” on the preceding pages, highlights important selected information from this proxy statement. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and its annexes. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.  See also “Where You Can Find More Information” on page 45.

Special Meeting (Page 8)

          The special meeting of Central Coast Bancorp shareholders will be held on Thursday, January 19, 2006, at 5:30 p.m., Pacific Time. The special meeting will be convened at the main branch banking office of Central Coast Bancorp’s subsidiary, Community Bank of Central California, 301 Main Street, Salinas, California 93901. Shareholders of record at the close of business on December 1, 2005 are entitled to vote at the special meeting. As of that record date, there were 14,105,595 shares of Central Coast Bancorp common stock outstanding.

The Companies

          VIB Corp

          VIB Corp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, was organized in 1997 with its headquarters in El Centro, California, to serve as the holding company for Valley Independent Bank, a California banking corporation.  In December 2002, VIB Corp was acquired by an indirect U.S. subsidiary of Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. Rabobank Nederland (“Rabobank Nederland”), and in early 2005 Valley Independent Bank converted from a state chartered bank to a national chartered bank and changed its name to Rabobank, N.A.

          New CCB, Inc., a California corporation (referred to as “Newco” in Annex A and Exhibit A attached to this proxy statement) and a wholly-owned subsidiary of VIB Corp, has been organized by VIB Corp for the sole purpose of facilitating the merger.  New CCB, Inc. will disappear upon consummation of the merger.

          Utrecht-America Holdings, Inc. is an indirect subsidiary of Rabobank Nederland, a cooperative banking association organized under the laws of The Netherlands.  As of June 30, 2005, Rabobank Nederland had consolidated assets of approximately 510 billion Euros.  In the United States, Rabobank Nederland currently operates a state-licensed branch in New York, and representative offices in California, Georgia, Illinois, Texas, and Washington, D.C.  Through these offices, Rabobank Nederland offers corporate banking services, primarily for the food and agriculture industry.  U.S. based subsidiaries of Rabobank Nederland offer leasing, agricultural and vendor financing, and a wide range of investment and advisory products.  Rabobank Nederland is represented internationally with over 245 locations in 38 countries and offers a broad range of financial, insurance and asset management services across retail, corporate and commercial sectors.  Rabobank Nederland is one of the largest banking organizations in The Netherlands and the largest mortgage lending and savings organization in The Netherlands by market share.  It is one of the 20 largest banking institutions in the world in terms of assets, and enjoys one of the highest credit ratings of any financial institution in the world.

          Originally organized in 1980 as a state-chartered bank, Rabobank, N.A. is a wholly owned subsidiary of VIB Corp.  Rabobank, N.A., headquartered in El Centro, California, serves customers in Imperial, Riverside, San Bernardino, and San Diego counties in Southern California, and Fresno, Kern, King, Placer and Tulare counties in California’s Central Valley, with 25 branches ranging from the Mexico-California border to Central California.  Rabobank, N.A. offers a wide range of commercial banking services including agricultural, commercial, U.S. Small Business Administration (“SBA”), real estate, construction, and consumer loans; checking, savings, NOW, money market and time deposits; and travelers’ checks, credit cards, and other customary non-deposit banking services.  Rabobank, N.A. acts as a merchant depository for cardholder drafts and also operates several loan production offices.  As of September 30, 2005, Rabobank, N.A. had assets of approximately $3 billion.

          Central Coast Bancorp

          Central Coast Bancorp is a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, organized in 1994 with its headquarters and executive offices in Salinas, California.  Central Coast Bancorp operates as a holding company for Community Bank of Central California, a California state-chartered bank, which is also headquartered in Salinas.  Community Bank of Central California (formerly named Bank of Salinas and organized in 1983) has fourteen branch offices located in: the Monterey County communities of Salinas (2), Monterey (2), Seaside, Marina, Castroville, Gonzales, Soledad and King City; the Santa Clara County community of Gilroy; the Santa Cruz County communities of Santa Cruz and Watsonville; and in the San Benito County community of Hollister.  Community Bank of Central California provides traditional deposit, lending, mortgage and commercial products and services to business and retail customers throughout the California Central Coast area and conducts online banking through its website at www.community-bnk.com.  As of September 30, 2005, Central Coast Bancorp had consolidated assets of approximately $1.2 billion.

Principal Terms Of The Merger (Page 35 and Annex A)

          The Agreement and Plan of Reorganization is attached as Annex A to this proxy statement. We refer to that document as the merger agreement and encourage you to read the merger agreement in its entirety because it is the legal document that governs the merger.

Effect Of The Merger (Page 14)

          New CCB, Inc., a California corporation (referred to as “Newco” in Annex A and Exhibit A attached to this proxy statement) and a wholly-owned subsidiary of VIB Corp, will merge with and into Central Coast Bancorp which will continue as the surviving corporation after the merger.  The merger will be effected by filing the Agreement and Plan of Merger (attached to this proxy statement as Exhibit A, immediately following Annex A) with the California Secretary of State.  All outstanding shares of Central Coast Bancorp common stock will be canceled and you will have the right to receive $25.00 in cash for each share of Central Coast Bancorp common stock you hold.

          If you hold an option granted by Central Coast Bancorp to acquire its common stock and have not exercised such option, then immediately prior to the time of the merger you will no longer be permitted to exercise your stock option. Instead, for each share underlying your option, regardless of whether or not the options are currently exercisable, you will be paid a cash amount equal to $25.00 minus the option exercise price.

Conditions To The Merger (Page 41)

          The parties will not complete the merger unless a number of conditions are met. These conditions include the following:

•	approval of the merger agreement by the shareholders of Central Coast Bancorp;

•	receipt of all required regulatory approvals and consents of third parties;

•	absence of any order or decree of any court or regulatory agency prohibiting the merger;

•	mutual performance of conditions as set forth in the merger agreement; and

•	absence of any material adverse effect with respect to Central Coast Bancorp.

Regulatory Approvals (Page 31)

          The merger requires the prior approval of the Federal Reserve Board and the California Department of Financial Institutions.

Certain Federal Income Tax Consequences (Page 32)

          In general, the exchange of Central Coast Bancorp common stock for cash pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws.  Because Central Coast Bancorp shareholders will receive cash upon completion of the merger, they will recognize gain or loss to the extent the cash received is greater or less than their tax basis in their shares of Central Coast Bancorp common stock. The gain or loss will generally be capital gain or loss, depending on an individual shareholder’s holding period and other factors.  We recommend that you read the discussion in the proxy statement regarding federal income tax consequences and consult your tax advisors to determine the specific tax consequences to you of the receipt of cash in connection with the merger.

Recommendation Of The Board (Page 17)

          The board of directors of Central Coast Bancorp unanimously recommends that you vote “FOR” the merger.

Reasons For The Merger (Page 17)

          The board of directors of Central Coast Bancorp believes that the merger is fair and in the best interests of the shareholders, as well as its employees and the communities served by Community Bank of Central California. In approving the merger, Central Coast Bancorp’s board of directors considered a number of factors, including the fact that:

•

the cash offer of $25.00 per share represented a significant premium over the historical trading range of Central Coast Bancorp common stock and, based on the available financial data as of June 30, 2005, the cash offer represents a multiple of 322% times tangible book value, a core deposit premium of 32.3%, and 24.8 times trailing earnings per share for the four quarters preceding the board’s approval of the merger;

•

the board of directors is uncertain that, if Central Coast Bancorp remained independent, the anticipated value of Central Coast Bancorp common stock in the future, discounted to present value, would equal or exceed the cash amount that Central Coast Bancorp shareholders will receive upon completion of the merger; and

•

Central Coast Bancorp’s financial adviser, Sandler O’Neill & Partners, L.P. rendered its opinion that the per share consideration to be received by Central Coast Bancorp’s shareholders under the merger agreement is fair from a financial point of view to the shareholders of Central Coast Bancorp.

Fairness Opinion Of Sandler O’Neill & Partners, L.P. (Page 18 and Annex B)

          Central Coast Bancorp’s financial adviser, Sandler O’Neill & Partners, L.P., has given an opinion to the Central Coast Bancorp board of directors that as of October 12, 2005 (the date the merger agreement was approved by our board of directors and executed), and subject to the assumptions, conditions, limitations and other matters set forth in the opinion, the per share consideration of $25.00 in cash to be paid to the holders of our common stock was fair from a financial point of view to the holders of our common stock.  The full text of Sandler O’Neill’s written opinion, updated to the date of this proxy statement, is attached to this proxy statement as Annex B.  We encourage you to read this opinion carefully and in its entirety.

Interests Of Certain Officers And Directors In The Merger (Page 25)

          In considering the recommendation of the board of directors of Central Coast Bancorp to approve the principal terms of the merger agreement including the merger, you should be aware that certain directors and officers of Central Coast Bancorp have certain interests in, and will receive benefits as a consequence of, the merger that are different from the benefits to Central Coast Bancorp shareholders generally.  These interests and benefits include the following:

•

Central Coast Bancorp’s directors and executive officers hold options to purchase 922,612 shares of its common stock and will receive for each option, cash in an amount equal to $25.00 minus the option exercise price for their options.  The weighted average exercise price for their options is $9.72 and the aggregate payment is anticipated to be approximately $14,097,507;

•

Central Coast Bancorp’s four executive officers and two other key officers have pre-existing employment agreements or separation pay agreements which provide severance payments upon the occurrence of certain events including events following a change in control.  The executive officers and key officers have entered into new (replacement) agreements signed with Community Bank of Central California on October 12, 2005, all of which are subject to consummation of the merger and become effective as of the time of the merger, which include provisions requiring payment of the amounts due under the pre-existing agreements, in addition to provisions that prohibit competition with Central Coast Bancorp, Community Bank of Central California, and their successors following the merger.  Under these agreements, subject to consummation of the merger, the executive officers and key officers will be entitled to receive one-time payments of varying amounts, which as a group (excluding the two most senior executive officers whose replacement consulting agreements and payments thereunder are discussed below) equal an aggregate of $942,485;

•

the three most senior executive officers have pre-existing salary continuation agreements which will provide future annual retirement benefit payments payable monthly over a fifteen year period following attainment of the specified retirement age.  Under these salary continuation agreements, which will remain in effect after consummation of the merger, the executive officers will be paid varying annual amounts, which as a group equal an aggregate of $255,000 per year during the fifteen year period;

•

the two most senior executive officers have entered into consulting agreements and consulting support agreements under which they will be paid an aggregate of $825,000 for consulting services and noncompetition commitments following the merger, among other matters;

•

under the terms of the merger agreement, after the merger, Central Coast Bancorp’s directors and officers will be provided indemnification for certain liabilities and extension of liability insurance coverages; and

•	Mr. Ventimiglia and Mr. Boutonnet will be added to the VIB Corp and Rabobank, N.A. boards of directors following the merger.

Vote Required To Approve The Merger

          In order for the merger to be approved, it must receive the affirmative vote of a majority of the shares of Central Coast Bancorp common stock outstanding on December 1, 2005, the record date for the special meeting, voting in person or by proxy.

Dissenters’ Rights Of Appraisal (Page 33 and Annex C)

          Shareholders who vote “AGAINST” the merger agreement, make written demand, and otherwise comply with the procedures set forth in Chapter 13 of the California Corporations Code, a copy of which is attached as Annex C to this proxy statement, may be entitled to dissenters’ rights of appraisal.

THE SPECIAL MEETING

Date, Time and Place

          This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Central Coast Bancorp for a special meeting of shareholders schedule to be convened on Thursday, January 19, 2006, at 5:30 p.m., Pacific Time, at the main branch banking office of Central Coast Bancorp’s subsidiary, Community Bank of Central California, 301 Main Street, Salinas, California 93901, and any adjournment or postponement thereof.  The purposes of the special meeting are set forth in the notice of special meeting of shareholders to which this proxy statement is attached.  The notice of special meeting of shareholders, this proxy statement, and the form of proxy are first being mailed to Central Coast Bancorp shareholders on or about December 14 , 2005.

Proxy Solicitation

          Central Coast Bancorp will pay the cost of this solicitation.  The solicitation of proxies will be made primarily via United States Postal Service. In addition, directors, officers and regular employees of Central Coast Bancorp may make solicitations by telephone, facsimile, other electronic communications, or personal interviews, and may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals, and obtain authorization for the execution and return of such proxies to management.  Central Coast Bancorp will reimburse such banks, brokers and fiduciaries for their out-of-pocket expenses incurred in connection therewith.  None of our directors, officers or employees will receive any extra compensation for soliciting proxies.

          A proxy for use at the special meeting is enclosed.  A shareholder may revoke any proxy given at any time before it is exercised by filing with the Corporate Secretary of Central Coast Bancorp a notice in writing revoking it or by duly executing a proxy bearing a later date.  Proxies may also be revoked by any shareholder present at the special meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to or at the time of the special meeting will be voted in accordance with the instructions on the proxy.  If no specification is made, proxies will be voted “FOR” approval of the merger agreement and the merger and “FOR” authorization to adjourn the special meeting, if necessary, to solicit additional proxies.  No other matters may be brought before the special meeting.

          Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote.  It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.  If you do not tell your broker how to vote your shares, the effect will be the same as a vote against the merger.  If you want to revoke your vote provided through your broker, you must follow your broker’s instructions.

Outstanding Shares and Voting

          There were issued and outstanding 14,105,595 shares of Central Coast Bancorp’s common stock, no par value, on December 1, 2005, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the special meeting.

          The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the special meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the effect of a vote “AGAINST” the merger. “Broker non-votes” are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because under applicable rules the broker cannot vote on the matter in the absence of instructions from the beneficial owner.

          In order for the merger to be approved, it must receive the affirmative vote of a majority of the shares of Central Coast Bancorp common stock outstanding on the record date for the special meeting, voting in person or by proxy.  Authorization to adjourn the special meeting to solicit additional proxies, if necessary, requires the affirmative vote of a majority of the shares of Central Coast Bancorp common stock voting in person or by proxy at the special meeting.

          On any matter submitted to a shareholder vote, each holder of the Central Coast Bancorp’s common stock will be entitled to one vote, in person or by proxy, for each share of the common stock outstanding in the shareholder’s name on the books of Central Coast Bancorp as of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          As of the record date, December 1, 2005, no individual known to Central Coast Bancorp owned more than five percent (5%) of the outstanding shares of its common stock except as described below.

Title of Class	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Common Stock, No Par Value	Robert L. Meyer	1,019,491	7.23%

(1)

The address for the person listed is P. O. Box 606, King City, California, 93930-0606.  Mr. Meyer and his spouse hold 980,617 shares as trustees of the Robert L. Meyer and Patricia J. Meyer Trust dated July 28, 1977.  The Meyer One Partnership holds 24,911 shares of which Mr. and Mrs. Meyer’s 1977 Trust owns 52%.  Geneva M. Jones holds 10,779 shares, as to which Patricia J. Meyer has a Power of Attorney for both Ms. Jones and her estate.  Robert L. Meyer’s son, Craig E. Meyer, holds 3,184 shares.

          The following table sets forth information as of the record date, December 1, 2005, concerning the equity ownership of Central Coast Bancorp’s directors and its executive officers, Nick Ventimiglia, Chairman and Chief Executive Officer, John F. McCarthy, President and Chief Operating Officer, Robert C. Blatter, Senior Vice President and Loan Administrator, and Jayme C. Fields, Senior Vice President and Chief Financial Officer, individually, and as a group.  Unless otherwise indicated in the notes to the table, each director and executive officer listed below possesses sole voting power and sole investment power for the shares of Central Coast Bancorp’s common stock listed below.  All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table.  Central Coast Bancorp has only one class of shares outstanding, common stock.

Title of Class	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (2)

Common Stock, No Par Value	Robert C. Blatter	62,991	(3)	0.4%
Common Stock, No Par Value	C. Edward Boutonnet	560,037	(4)	4.0%
Common Stock, No Par Value	Don Chapin	35,310	(5)	0.3%
Common Stock, No Par Value	Bradford G. Crandall	443,662	(6)	3.1%
Common Stock, No Par Value	Jayme C. Fields	40,578	(7)	0.3%
Common Stock, No Par Value	Michael T. Lapsys	273,082	(8)	1.9%
Common Stock, No Par Value	Duncan L. McCarter	184,025	(9)	1.3%
Common Stock, No Par Value	John F. McCarthy	136,572	(10)	1.0%
Common Stock, No Par Value	Robert M. Mraule	292,102	(11)	2.1%
Common Stock, No Par Value	Louis A. Souza	144,403	(12)	1.0%
Common Stock, No Par Value	Mose E. Thomas, Jr.	135,995	(13)	0.9%
Common Stock, No Par Value	Nick Ventimiglia	251,147	(14)	1.8%
Common Stock, No Par Value	F. Warren Wayland	47,301	(15)	0.3%
All directors and executive officers of Central Coast Bancorp as a group (13 persons)		2,607,205	(16)	18.5%

(1)	The address for all persons listed is c/o Central Coast Bancorp, 301 Main Street, Salinas,California, 93901.
(2)	Includes shares of common stock subject to stock options exercisable within 60 days of the record date.

(3)	Includes 4,097 shares of common stock held jointly with his spouse and 21,042 shares of common stock subject to stock options exercisable within 60 days of the record date.
(4)

Includes 150,622 shares of common stock held in a partnership, 7,945 shares as custodian for his grandchildren, 51,477 shares held by Mr. Boutonnet as trustee of the Charles E. Boutonnet Trust, 76,346 shares held by Mr. Boutonnet’s companies in the Boutonnet Farms, Inc. Profit Sharing Plan and Sea Mist Farms Deferred Compensation Plan, 220,350 shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan under which Central Coast Bancorp has sole power to direct the trustee as to investment and voting, and 53,297 shares subject to stock options exercisable within 60 days of the record date.

(5)	Includes 25,000 shares of common stock subject to stock options exercisable within 60 days of the record date.
(6)

Includes 170,749 shares of common stock held jointly with his spouse as trustees of the Bradford G. Crandall and Lynne O. Crandall Trust, 219,616 shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan under which Central Coast Bancorp has sole power to direct the trustee as to investment and voting, and 53,297 shares subject to stock options exercisable within 60 days of the record date.

(7)

Includes 40,578 shares subject to stock options exercisable within 60 days of the record date.  Ms. Fields assumed the position of Chief Financial Officer for Central Coast Bancorp on August 1, 2005, upon the retirement of former Chief Financial Officer, Robert M. Stanberry.

(8)

Includes 24 shares of common stock held jointly with his spouse, and 940 shares held as custodian, 175,928 shares held in the Kathy O. Lapsys and Michael T. Lapsys Trust, and 96,190 shares subject to stock options exercisable within 60 days of the record date.

(9)

Includes 3,950 shares of common stock held jointly with his spouse as trustees of the Duncan L. McCarter and Leslie P. McCarter Trust, 59,631 shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan under which Central Coast Bancorp has sole power to direct the trustee as to investment and voting, and 120,444 shares subject to stock options exercisable within 60 days of the record date.

(10)

Includes 50,876 shares of common stock held jointly with his spouse as trustees of the John F. McCarthy and Mary Ann McCarthy Trust and 85,696 shares subject to stock options exercisable within 60 days of the record date.

(11)

Includes 39,862 shares of common stock held by Dr. Mraule as trustee of Robert M. Mraule D.D.S., M.D., Inc. Money Purchase Pension Plan, 118,170 shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan under which Central Coast Bancorp has sole power to direct the trustee as to investment and voting, 10,000 shares held jointly with his spouse, and 124,070 shares subject to stock options exercisable within 60 days of the record date.

(12)

Includes 17,727 shares of common stock held jointly with his spouse, 10,158 shares held in the Louis A. Souza Trust, and 53,297 shares subject to stock options exercisable within 60 days of the record date.

(13)	Includes 103,495 shares of common stock held in the Mose E. Thomas, Jr. Trust and 32,500 shares subject to stock options exercisable within 60 days of the record date.
(14)	Includes 124,070 shares of common stock subject to stock options exercisable within 60 days of the record date.
(15)

Includes 5,637 shares of common stock held jointly with his spouse, 6,826 shares held directly and 10,312 shares held as Trustee in the Hayashi & Wayland 401(k) Profit Sharing Plan, 1,489 shares held as Trustee in the Lance Michael Turner Irrevocable Trust, and 18,750 shares of common stock subject to stock options exercisable within 60 days of the record date.

(16)

Includes 848,231 shares of common stock subject to stock options exercisable within 60 days of the record date and 617,767 shares held by the Central Coast Bancorp Nonqualified Deferred Compensation Plan under which Central Coast Bancorp has sole power to direct the trustee as to investment and voting .

DIRECTOR AND OFFICER AGREEMENTS TO VOTE CENTRAL COAST BANCORP
SHARES, NON-COMPETITION WITH VIB CORP AND NON-SOLICITATION
OF VIB CORP EMPLOYEES

          The directors of Central Coast Bancorp have unanimously approved the merger agreement and merger with VIB Corp and recommend that the shareholders vote in favor of the proposed transactions at the special meeting.

           The executive officers of Central Coast Bancorp are also in favor of the merger agreement and merger with VIB Corp and recommend that the shareholders vote in favor of the proposed transactions at the special meeting.

          The directors and executive officers of Central Coast Bancorp intend to vote all of their shares of Central Coast Bancorp common stock in favor of the proposed merger with VIB Corp.  As of the record date, December 1, 2005, the directors and executive officers of Central Coast Bancorp will vote in favor of the merger an aggregate of 1,044,175 shares of Central Coast Bancorp common stock, or approximately 7.4% of the total shares outstanding (excluding 848,231 shares subject to options exercisable currently or within 60 days of the record date).  As of the record date, none of the directors or executive officers of Central Coast Bancorp owned any shares of VIB Corp common stock (or shares of any company controlling, controlled by, or under common control with VIB Corp or its subsidiary, Rabobank, N.A.).

          The directors and executive officers of Central Coast Bancorp have certain interests in the merger in addition to their interests as shareholders of Central Coast Bancorp.  For a description of these interests, please see “The Merger – Interests of Certain Officers and Directors in the Merger.”  The board of directors of Central Coast Bancorp is aware of these interests and considered them, among other matters, in approving the merger agreement and recommending that shareholders vote in favor of the merger at the special meeting.

Voting Agreement and Irrevocable Proxy

          Simultaneous with the execution of the merger agreement between Central Coast Bancorp and VIB Corp, all ten of the Central Coast Bancorp directors (including Nick Ventimiglia, Chairman and Chief Executive Officer), all other executive officers (John McCarthy, President and Chief Operating Officer, Robert Blatter, Senior Vice President, Loan Administrator, and Jayme Fields, Senior Vice President and Chief Financial Officer), and two other key officers (Carol Franchi, Senior Vice President, Operations Administrator and Harry Wardwell, Senior Vice President, Branch Administrator) of Central Coast Bancorp signed a voting agreement and irrevocable proxy with Central Coast Bancorp and VIB Corp which provides as follows:

(a)

Each director, executive officer and key officer has agreed to vote all of his or her shares of Central Coast Bancorp common stock ( and will request that any shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan be voted ) in favor of the merger agreement and the merger at the special meeting of shareholders;

(b)

Each director, executive officer and key officer has appointed R. Daniel Woerner (Chief Executive Officer of VIB Corp) as his or her proxy and attorney-in-fact to vote in favor of the merger agreement and the merger at the special meeting of shareholders; and

(c)

Each director, executive officer and key officer has agreed that he or she will not, until the voting agreement and irrevocable proxy is terminated, without the prior consent of VIB Corp, sell, assign, transfer, hypothecate, or dispose of any of his or her shares of Central Coast Bancorp common stock or deposit such shares into another voting agreement or enter into any other contract, option or other arrangement with respect to such shares.

          On November 15, 2005, Mr. Woerner tendered his resignation as the Chief Executive Officer of VIB Corp.  Mr. Cor F. Broekhuyse, Chairman of VIB Corp, was appointed as the proxy and attorney-in-fact under the voting agreement and irrevocable proxy in substitution for Mr. Woerner.

Support Agreements

          Also, simultaneous with the execution of the merger agreement between Central Coast Bancorp and VIB Corp, each of the directors and five officers of Central Coast Bancorp signed support agreements with VIB Corp, as follows:

          Director Support Agreements

          Each of the nine directors of Central Coast Bancorp (excluding Nick Ventimiglia) signed a director support agreement with VIB Corp, pursuant to which each such director agreed to not compete with VIB Corp for a period of three years after the later of (i) the time of the merger or (ii) the termination of his or her relationship with VIB Corp for any reason.  Each such director also agreed to not solicit employees of VIB Corp (including Central Coast Bancorp and Community Bank of Central California) for a period of two years after the later of (i) the time of the merger or (ii) the termination of his or her relationship with VIB Corp for any reason, or to solicit clients of VIB Corp (including Central Coast Bancorp and Community Bank of Central California) to transact business with a competitive enterprise.

          Consultant Support Agreements

          Each of Nick Ventimiglia and John McCarthy signed a consultant support agreement with VIB Corp.  Mr. Ventimiglia agreed to not compete with Central Coast Bancorp, Community Bank of Central California, or their successors, commencing on the date the merger agreement was signed and continuing  for a period of three years after the later of (i) the time of the merger or (ii) the termination of his consulting agreement with Community Bank of Central California (or its successors).  Mr. Ventimiglia also agreed to not solicit employees of Central Coast Bancorp, Community Bank of Central California, or their successors, or to solicit clients of Central Coast Bancorp, Community Bank of Central California, or their successors to transact business with a competitive enterprise commencing on the date the merger agreement was signed and continuing for a period of two years after the later of (i) the time of the merger or (ii) the termination of his consulting agreement with Community Bank of Central California (or its successors).  Mr. McCarthy agreed to not compete with Central Coast Bancorp, Community Bank of Central California, or their successors, commencing on the date the merger agreement was signed and continuing for a period of two years after the time of the merger and to not solicit employees of Central Coast Bancorp, Community Bank of Central California, or their successors, or solicit clients of Central Coast Bancorp, Community Bank of Central California, or their successors, to transact business with a competitive enterprise, commencing on the date the merger agreement was signed and continuing for a period of two years after the time of the merger.  For additional information regarding the consultant support agreements and a summary of the terms and conditions of the consulting agreements signed by Nick Ventimiglia and John McCarthy, please see “The Merger – Interests of Certain Officers and Directors in the Merger.”

          Executive Support Agreements

           Each of Robert Blatter, Jayme Fields, Carol Franchi and Harry Wardwell signed an executive support agreement with VIB Corp.  Each of these officers agreed to non-compete and non-solicitation provisions generally equivalent to those contained in the director support agreements and the consultant support agreements, as described above, with certain exceptions.  Each officer agreed to not solicit employees of Central Coast Bancorp, Community Bank of Central California, or their successors, or to solicit clients of Central Coast Bancorp, Community Bank of Central California, or their successors, to transact business with a competitive enterprise commencing on the date the merger agreement was signed and continuing for a period of three years after the time of the merger.  Each officer also agreed to not compete with Central Coast Bancorp, Community Bank of Central California, or their successors, commencing on the date the merger agreement was signed and continuing for a period of (i) two years after the time of the merger, or (ii) twelve months after termination of each officer’s respective employment agreement with Community Bank of Central California (and its successors), without cause, whichever is later.  For additional information regarding the executive support agreements and a summary of the terms and conditions of the employment agreements signed by these four officers, please see “The Merger – Interests of Certain Officers and Directors in the Merger.”

          Confidentiality Provisions of Support Agreements

          The director support agreements, the consultant support agreements and the executive support agreements all contain provisions which acknowledge the value and confidentiality of proprietary information (trade secrets) owned by Central Coast Bancorp, and which would be acquired by VIB Corp as a result of the merger.  Each director and officer who signed a support agreement has agreed, whether or not he or she remains affiliated with VIB Corp, to use such confidential and proprietary information for the benefit of VIB Corp only, and to not, at any time, without the prior consent of VIB Corp, divulge, reveal or communicate any such information to any person or to use such information for his or her own benefit or for the benefit of any other person.

THE MERGER

Effect of the Merger

          The merger agreement provides that the following events will occur as a result of or in connection with the merger:

•

New CCB, Inc., a California corporation (referred to as “Newco” in Annex A and Exhibit A attached to this proxy statement) and a wholly-owned subsidiary of VIB Corp, will merge with and into Central Coast Bancorp, with the subsidiary disappearing and Central Coast Bancorp continuing as the surviving entity and a wholly-owned subsidiary of VIB Corp.  Upon consummation of the merger, the outstanding shares of Central Coast Bancorp common stock (except dissenting shares) will be canceled and converted into the right to receive $25.00 per share in cash from VIB Corp;

•

Immediately after the merger, Central Coast Bancorp will be merged with and into VIB Corp, with Central Coast Bancorp disappearing and VIB Corp continuing as the surviving entity, with Community Bank of Central California and Rabobank, N.A. as its wholly-owned subsidiary banks;

•

Subsequent to the merger of Central Coast Bancorp into VIB Corp, Community Bank of Central California will be merged with and into Rabobank, N.A., with Rabobank, N.A. surviving.  The parties have not yet determined the timing for the merger of the two banks and, therefore, Community Bank of Central California may continue to operate as a separate banking subsidiary of VIB Corp for a period of time after the merger.

          The merger is subject to the receipt of necessary regulatory approvals and the satisfaction of other conditions. See “The Merger – Conditions to Completion of the Merger.”

Background of the Merger

          In the normal course of its business and from time to time, Central Coast Bancorp has received unsolicited oral inquiries from various sources regarding possible interest in a business combination transaction.  The board of directors has determined generally not to respond to such unsolicited oral inquiries.  In addition, the board periodically evaluates strategic alternatives that would be in the best interests of shareholders, including remaining independent compared with business combination transactions, based on review of current and projected market conditions, reported business combination transactions and results of operations of Central Coast Bancorp and Community Bank of Central California.  Such reviews included the assistance of advisors from time to time.

          Henk Adams, President of VIB Corp and Senior Advisor to Rabobank, N.A., who met with representatives of Community Bank of Central California on earlier occasions to discuss business development, requested a meeting with representatives of Community Bank of Central California to introduce R. Daniel Woerner, then the President and Chief Executive Officer of Rabobank, N.A.  On April 12, 2005, they met with Nick Ventimiglia, Chairman and Chief Executive Officer, and John McCarthy, President and Chief Operating Officer.  Mr. Adams and Mr. Woerner described Rabobank, N.A.’s operations and the relationship of Rabobank, N.A. with the other affiliated companies of Rabobank Nederland, especially RaboAgriFinance, as an introduction to their desire to discuss the possibility of loan participation activities between Rabobank, N.A. and Community Bank of Central California.  No discussion of a possible merger transaction arose during the meeting.

          On April 18, 2005, Nick Ventimiglia and John McCarthy met with William Hickey, a principal of Sandler O’Neill & Partners, L.P., with whom the board and management had previously consulted as to strategic alternatives from time to time, to discuss the April 12, 2005 meeting with Mr. Adams and Mr. Woerner.  Thereafter, on May 3, 2005, Mr. Adams introduced Mr. Cor Broekhuyse, Executive Vice President and Regional Manager – Americas for Rabobank Nederland and Chairman of VIB Corp, Rabobank, N.A. and RaboAgriFinance, and Guillermo Bilbao, Deputy Regional Manager – Americas for Rabobank Nederland and board member of VIB Corp and Rabobank, N.A., to Nick Ventimiglia and certain directors of Central Coast Bancorp including Ed Boutonnet, President of Ocean Mist Farms in Castroville, California, to further introduce Rabobank, N.A. and evaluate loan participation and business opportunities with Rabobank, N.A., especially for the agricultural markets in the region.  No discussion of a possible merger transaction arose during the meeting.

          On June 6, 2005, Mr. Hickey met with members of the mergers and acquisitions committee of the board of directors and Mr. Ventimiglia to discuss whether the April 12 and May 3 meetings indicated an underlying interest in Central Coast Bancorp and Community Bank of Central California that might result in an unsolicited inquiry in the future and, if so, how to respond to any such future inquiry.  Mr. Hickey discussed certain analyses related to other merger transactions with members of the committee.  Subsequent to the June 6, 2005 meeting, Mr. Broekhuyse called Mr. Ventimiglia and requested another meeting with Mr. Ventimiglia.  On June 16, 2005, Mr. Broekhuyse and Mr. Bilbao met with Mr. Ventimiglia and Mr. Hickey.  At the meeting, Mr. Broekhuyse expressed interest in a possible merger transaction.  He then proposed a transaction on terms including a price range that Mr. Ventimiglia indicated would not be of interest to the board of directors of Central Coast Bancorp.  The meeting concluded with no indication by the parties of any intention to continue discussions.

          At its regularly scheduled meeting on June 27, 2005, the board of directors of Central Coast Bancorp discussed the June 16 unsolicited oral inquiry from Mr. Broekhuyse.  After review and analysis of financial factors and other information provided by Mr. Hickey, the board of directors unanimously voted not to pursue discussions regarding Mr. Broekhuyse’s unsolicited oral inquiry as conveyed during the June 16 meeting with Mr. Ventimiglia.  The board of directors directed Mr. Ventimiglia to advise Mr. Hickey regarding its decision and to request that Mr. Hickey communicate the decision of the board of directors to Mr. Broekhuyse.

          On July 1, 2005, Mr. Adams called Mr. Ventimiglia to discuss the decision of the board of directors not to pursue discussions and to determine whether a meeting between representatives of VIB Corp and Rabobank, N.A. and the mergers and acquisitions committee of the board of directors of Central Coast Bancorp might be possible.  On July 11, 2005, a meeting was held among Mr. Adams, Mr. Bilbao, Mr. Ventimiglia, and members of the Central Coast Bancorp mergers and acquisitions committee.  During the meeting, the parties exchanged opinions and views on possible terms of a transaction including pricing factors and Rabobank, N.A.’s corporate values and high standards of social responsibility.  Mr. Adams and Mr. Bilbao also mentioned the need for additional information regarding the operations of Central Coast Bancorp and Community Bank of Central California in order to evaluate the possibility of an improved merger proposal.  Subsequently, Mr. Broekhuyse called Mr. Ventimiglia and indicated that VIB Corp and Rabobank, N.A. might be able to offer a more attractive merger proposal if Central Coast Bancorp would permit VIB Corp and Rabobank, N.A. representatives to conduct a due diligence review of confidential information regarding Central Coast Bancorp operations.

          On July 26, 2005, Central Coast Bancorp and Rabobank, N.A. entered into a confidentiality letter agreement pursuant to which certain confidential Central Coast Bancorp information was made available to Rabobank, N.A. and VIB Corp.  Subsequently, during the month of August 2005, additional confidential information was requested by and provided to Rabobank, N.A. and VIB Corp under extensions of the July 26, 2005 confidentiality letter agreement and Rabobank, N.A. and VIB Corp conducted due diligence reviews of the information provided under the confidentiality letter agreement.  Mr. Broekhuyse subsequently advised Mr. Ventimiglia that, following the due diligence review, he would consult with the Rabobank Nederland executive committee regarding their interest in a proposed transaction with Central Coast Bancorp.  Mr. Broekhuyse indicated that the executive committee was scheduled to meet on September 1, 2005.  On August 24, 2005, Central Coast Bancorp formally engaged Sandler O’Neill & Partners, L.P. as its financial advisor to assist the board of directors in evaluating any proposal that might be received from Rabobank, N.A. and VIB Corp following their review of the confidential information and consultation with the executive committee on September 1, 2005.

          On September 2, 2005, Mr. Broekhuyse delivered a letter to Central Coast Bancorp expressing interest in a possible merger transaction at a tentative price of $25 per share, subject to the results of more extensive due diligence reviews of Central Coast Bancorp and Community Bank of Central California and negotiation of a definitive agreement which would include various agreements, covenants and conditions based in part on the results of such due diligence reviews.  Thereafter, Central Coast Bancorp agreed to permit VIB Corp and Rabobank, N.A. to conduct such additional due diligence reviews.  On September 8, 2005, VIB Corp and Rabobank, N.A. commenced a more extensive due diligence review of Central Coast Bancorp and Community Bank of Central California from a discrete location in Monterey.

          On September 8, 2005, Mr. Ventimiglia met with Mr. Broekhuyse and other VIB Corp and Rabobank, N.A. representatives to discuss the matters addressed in their September 2, 2005 expression of interest letter.  Mr. Ventimiglia, members of the mergers and acquisitions committee of the board of directors of Central Coast Bancorp and Mr. Broekhuyse then toured the agricultural areas within Monterey County to familiarize Mr. Broekhuyse with the Monterey County communities served by Central Coast Bancorp and Community Bank of Central California.  Thereafter, representatives of Rabobank, N.A., VIB Corp, and their advisors continued their due diligence reviews in connection with the preparation of a draft merger agreement.  An initial draft of the proposed merger agreement was provided to Central Coast Bancorp and its legal and financial advisors on September 16, 2005.

          On September 21, 2005, the Central Coast Bancorp board of directors met with its legal and financial advisors to review the initial draft of the proposed merger agreement received from VIB Corp and Rabobank, N.A. and considered the strategic alternatives of remaining independent compared with possible business transactions with other parties, including the proposal presented by VIB Corp and

Rabobank, N.A.  After review of strategic alternatives with its financial advisor, and review of the draft merger agreement with its legal and financial advisors, the board of directors determined that the draft merger agreement was not acceptable as presented.  The board of directors directed the legal and financial advisors to attempt to negotiate revisions to the proposed merger agreement, subject to further review by the board of directors.

          On September 23, 2005, the Central Coast Bancorp board of directors again met with its legal and financial advisors to continue review of the initial draft of the proposed merger agreement and to discuss the status of negotiations.  Central Coast Bancorp’s legal and financial advisors reported to the board of directors on the results of discussions with representatives of VIB Corp and Rabobank, N.A. regarding issues identified as problematic during the September 21, 2005 meeting of Central Coast Bancorp’s board of directors.  The board of directors instructed the legal and financial advisors to continue discussions with VIB Corp and Rabobank, N.A. representatives in an effort to revise the proposed merger agreement.

          On September 26, 2005, the Central Coast Bancorp board of directors met with its legal and financial advisors to review the latest revisions to the draft of the proposed merger agreement.  The board of directors determined that further revisions were necessary and directed its legal and financial advisors to continue the effort to revise the proposed merger agreement.  Discussions and revisions to the proposed merger agreement were continued throughout the balance of September and into October 2005.

          On October 12, 2005, the boards of directors of Central Coast Bancorp and Community Bank of Central California met in a joint special meeting to review the proposed final form of the proposed merger agreement with VIB Corp.  After an extensive review of the proposed merger agreement, related exhibits and certain amendments thereto, an updated review of the strategic alternatives available to Central Coast Bancorp and its financial results and projections, and evaluation of various factors relevant to the consummation of the merger, the boards of directors of Central Coast Bancorp and Community Bank of Central California voted unanimously to approve the merger agreement and to authorize its execution and delivery to VIB Corp.  Following the meeting, the merger agreement was signed.

          On October 13, 2005, prior to the opening of trading on the Nasdaq National Market, a form of joint press release announcing execution of the merger agreement between VIB Corp and Central Coast Bancorp was issued by Central Coast Bancorp and Rabobank Nederland, on behalf of its indirect subsidiary, VIB Corp.

Reasons for the Merger and Recommendation of the Board of Directors

          The board of directors of Central Coast Bancorp believes that the merger is fair and in the best interests of the shareholders, as well as its employees and the communities served by Community Bank of Central California. In reaching these conclusions, the board of directors considered the relative advantages and disadvantages of the alternatives of Central Coast Bancorp remaining independent and of entering into the merger. In approving the merger, the Central Coast Bancorp board of directors considered numerous factors, including the following:

•

the cash offer of $25.00 per share represented a significant premium over the historical trading range of Central Coast Bancorp common stock and, in the opinion of the board of directors, compares favorably with the prices paid for independent banks both nationally and in California in 2004 and 2005. Based on the financial data as of June 30, 2005, the cash offer represents a multiple of 322% times tangible book value, a core deposit premium of 32.3%, and 24.8 times trailing earnings per share for the four quarters preceding the approval of the merger by Central Coast Bancorp’s board of directors;

•

the board of directors was uncertain that, if Central Coast Bancorp remained independent, the anticipated value of its common stock in the future, discounted to present value, would equal or exceed the cash amount that its shareholders will receive upon completion of the merger;

•

the increased level of competition within the banking sector generally and within the market areas served by Central Coast Bancorp and Community Bank of Central California from other financial institutions and non-bank competitors;

•

the current operating environment for financial institutions generally and Central Coast Bancorp specifically including the impact of a flattening yield curve environment and the challenges of operating in that environment;

•

the effect upon customers and the communities served by Community Bank of Central California and the determination by the board of directors that a transaction with VIB Corp and Rabobank, N.A. would be in the best interests of those customers and communities in view of the financial strength and resources of Rabobank, N.A., its CRA performance and rating, and its familiarity with agricultural lending and other lending services which Community Bank of Central California provides to its customers;

•

the effect upon employees of Central Coast Bancorp and Community Bank of Central California including the prospect of continued employment and enhanced employment opportunities with a much larger and diversified financial organization;

•

Sandler O’Neill & Partners, L.P. rendered its opinion that the per share consideration to be received by Central Coast Bancorp’s shareholders under the merger agreement is fair from a financial point of view to the shareholders of Central Coast Bancorp; and

•

the board of directors believes that, in view of VIB Corp’s financial resources as a wholly-owned indirect subsidiary of Rabobank Nederland, a Dutch financial services organization with worldwide operations and experience in the financial services industry, there is a reasonable probability that the merger and the related transactions will be approved by the appropriate banking regulators.

          The foregoing discussion of the factors considered by the Central Coast Bancorp board of directors is not exhaustive, but Central Coast Bancorp believes it includes the material factors considered by the board of directors.  Each director reached the conclusion to approve the merger in light of the factors described above and based on such other factors as each director deemed appropriate.  The board of directors did not assign any specific or relative weight to these factors in making its determination and individual directors may have varied in their assessment of such factors.

          THE CENTRAL COAST BANCORP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PRINCIPAL TERMS OF THE MERGER AGREEMENT INCLUDING THE MERGER.

Opinion of Central Coast Bancorp’s Financial Advisor

          By letter dated August 24, 2005, Central Coast Bancorp retained Sandler O’Neill & Partners, L.P. to act as its financial advisor in connection with a possible business combination with a second party.  Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions.  In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

          Sandler O’Neill acted as financial advisor to Central Coast Bancorp in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement.  At the October 12, 2005 meeting at which Central Coast Bancorp’s board of directors considered and approved the merger agreement, Sandler O’Neill delivered to the board of directors its oral opinion, subsequently confirmed in writing that, as of such date, the merger consideration was fair to Central Coast Bancorp’s shareholders from a financial point of view.  Sandler O’Neill has confirmed its October 12, 2005 opinion by delivering to the board of directors of Central Coast Bancorp a written opinion dated the date of this proxy statement.  In rendering its updated opinion, Sandler O’Neill confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion by reviewing the assumptions upon which its analyses were based, performing procedures to update certain of its analyses and reviewing the other factors considered in rendering its opinion.  The full text of Sandler O’Neill’s updated opinion is attached as Annex B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion.  The description of the opinion set forth below is qualified in its entirety by reference to the opinion.  Sandler O’Neill urges Central Coast Bancorp shareholders to read the entire opinion carefully in connection with their consideration of the proposed merger.

          Sandler O’Neill’s opinion speaks only as of the date of the opinion.  The opinion was directed to the Central Coast Bancorp board of directors and is directed only to the fairness of the merger consideration to Central Coast Bancorp shareholders from a financial point of view.  It does not address the underlying business decision of Central Coast Bancorp to engage in the merger or any other aspect of the merger and is not a recommendation to any Central Coast Bancorp shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

          In connection with rendering its October 12, 2005 opinion, Sandler O’Neill reviewed and considered, among other things:

•	the merger agreement, together with exhibits and schedules thereto;

•

certain audited financial statements and other historical financial information of Central Coast Bancorp  and its subsidiary, Community Bank of Central California, that Sandler O’Neill deemed relevant and that was furnished to them by Central Coast Bancorp;

•

certain publicly available financial statements and other historical financial information of VIB Corp, Rabobank N.A. and Rabobank Nederland that Sandler O’Neill deemed relevant in determining VIB Corp’s financial capacity to undertake the merger;

•	internal financial projections for Central Coast Bancorp for the year ending December 31, 2005 furnished by and reviewed with senior management of Central Coast Bancorp;

•	to the extent publicly available, the financial terms of certain recent business combinations in the commercial banking industry;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

          Sandler O’Neill also discussed with certain members of senior management of Central Coast Bancorp the business, financial condition, results of operations and prospects of Central Coast Bancorp.

          In performing its reviews and analyses and in rendering its opinion, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided by Central Coast Bancorp and VIB Corp or their respective representatives, or that was otherwise reviewed by Sandler O’Neill and have assumed such accuracy and completeness for purposes of rendering the opinion.  Sandler O’Neill further relied on the assurances of management of Central Coast Bancorp and VIB Corp that they were not aware of any facts or circumstances that would make any of the information provided by Central Coast Bancorp and VIB Corp, respectively, inaccurate or misleading.  Sandler O’Neill has not been asked to undertake, and has not undertaken, an independent verification of any of such information and Sandler O’Neill does not assume any responsibility or liability for the accuracy or completeness thereof.  Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Central Coast Bancorp or VIB Corp or any of their subsidiaries, or the collectibility of any such assets, nor has Sandler O’Neill been furnished with any such evaluations or appraisals.  Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Central Coast Bancorp or VIB Corp nor has Sandler O’Neill reviewed any individual credit files relating to Central Coast Bancorp or VIB Corp.  Sandler O’Neill assumed, with Central Coast Bancorp’s consent, that the respective allowances for loan losses for both Central Coast Bancorp and VIB Corp are adequate to cover such losses.

          Sandler O’Neill’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.  Sandler O’Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived.  Sandler O’Neill also assumed, with Central Coast Bancorp’s consent, that there has been no material change in Central Coast Bancorp’s, VIB Corp’s, Rabobank N.A.’s and Rabobank Nederland’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them and that Central Coast Bancorp and VIB Corp will remain as going concerns for all periods relevant to its analyses.  Finally, with Central Coast Bancorp’s consent, Sandler O’Neill relied upon the advice received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger agreement and the other transactions contemplated by the merger agreement.

          In rendering its October 12, 2005 opinion, Sandler O’Neill performed a variety of financial analyses.  The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion.  The summary includes information presented in tabular format.  In order to fully understand the financial analyses, these tables must be read together with the accompanying text.  The tables alone do not constitute a complete description of the financial analyses.  The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description.  Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion.

Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Central Coast Bancorp and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Central Coast Bancorp or VIB Corp and the companies to which they are being compared.

          The internal budgets and other projections used and relied upon by Sandler O’Neill in its analyses for Central Coast Bancorp were reviewed with the board of directors and senior management of Central Coast Bancorp who confirmed to Sandler O’Neill that those budgets and projections reflected the best currently available estimates of the future financial performance of Central Coast Bancorp.  With respect to all budgets and projections used in its analyses, Sandler O’Neill assumed that financial performance reflected in those budgets and projections would be achieved.  Sandler O’Neill expressed no opinion as to such budgets or projections or the assumptions on which they were based.  These budgets and projections, as well as the other estimates used by Sandler O’Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

          In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Central Coast Bancorp, VIB Corp, Rabobank, N.A., Rabobank Nederland, and Sandler O’Neill.  The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.  Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Central Coast Bancorp board of directors at its October 12, 2005 meeting.  Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.  Such estimates are inherently subject to uncertainty and actual values may be materially different.  Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Central Coast Bancorp’s common stock or the price at which Central Coast Bancorp’s common stock may be sold at any time.

          Summary of the Merger

          Sandler O’Neill reviewed the financial terms of the merger agreement.  Using the $25.00 cash price for each share of Central Coast Bancorp common stock and based upon per-share financial information for Central Coast Bancorp for the twelve months ended June 30, 2005, Sandler O’Neill calculated the following ratios:

Transaction Ratios

Transaction value/Last 12 months’ EPS	24.8	x
Transaction value/Book value per share	321.8%
Transaction value/Tangible book value per share	321.8%
Tangible book premium/ Core deposits (1)	32.3%
Transaction value/Market value (2)	20.3%

(1) Assumes core deposits of $840.8 million.
(2) Based on Central Coast Bancorp’s closing stock price of $20.78 on October 7, 2005.

          For purposes of Sandler O’Neill’s analyses, earnings per share were based on fully diluted earnings per share.  The aggregate transaction value was approximately $371.4 million, based upon 14,098,523 shares of Central Coast Bancorp common stock outstanding at October 12, 2005, and including the intrinsic value of options to purchase 1,238,191 shares of Central Coast Bancorp common stock at a weighted average option exercise price of $9.72.

          Comparable Company Analysis

          Sandler O’Neill used publicly available information to compare selected financial and market trading information for Central Coast Bancorp with the following group of commercial banks located in California selected by Sandler O’Neill:

Capital Corp of the West	Mid-State Bancshares
Farmers & Merchants Bancorp	Pacific Capital Bancorp
Greater Bay Bancorp	TriCo Bancshares
Heritage Commerce Corp.	United Security Bancshares
Heritage Oaks Bancorp	Westamerica Bancorp

          The analysis compared publicly available financial and market trading information for Central Coast Bancorp and the peer group as of and for the twelve-month period ended June 30, 2005 with pricing data as of October 7, 2005.  The data are summarized in the table below.

 Comparable Group Analysis

	Central Coast Bancorp	Peer Group Median

Total Assets (in millions)	$1,248.6	$1,632.5
Tangible Equity/Tangible Assets	8.75%	7.23%
LTM Return on Average Assets	1.27%	1.39%%
LTM Return on Average Equity	14.23%	14.86%
Price/Tangible book value	267.44%	298.48%
Price/LTM Earnings Per Share	20.57x	16.93x
Price/Estimated 2005 Earnings Per Share	17.61x	15.57x
Market Capitalization (in millions)	$292.2	$362.7

          Stock Trading History

          Sandler O’Neill reviewed the history of the reported trading prices and volume of Central Coast Bancorp’s common stock for the one-year and three-year periods ended October 7, 2005.  Sandler O’Neill compared the relationship between the movements in the prices of Central Coast Bancorp’s common stock to movements in the prices of the NASDAQ Bank Index, the S&P 500 Index, the S&P Bank Index and the weighted average (by market capitalization) performance of the comparable peer group referenced above.

          In the three-year period ended October 7, 2005, Central Coast Bancorp generally outperformed the NASDAQ Bank Index, the S&P Bank Index and the S&P 500 Index and generally traded in-line with the Composite Peer Group.

Central Coast Bancorp’s Three-Year Stock Performance

	Beginning Index Value October 7, 2002	Ending Index Value October 7, 2005

Central Coast Bancorp	100.00%	175.59%
Composite Peer Group	100.00	171.19
NASDAQ Bank Index	100.00	152.29
S&P 500 Index	100.00	149.86
S&P Bank Index	100.00	145.62

          In the one-year period ended October 7, 2005, Central Coast Bancorp generally outperformed the NASDAQ Bank Index, the S&P Bank Index, the S&P 500 Index and the Composite Peer Group.

Central Coast Bancorp’s One-Year Stock Performance

	Beginning Index Value October 7, 2004	Ending Index Value October 7, 2005

Central Coast Bancorp	100.00%	119.65%
Composite Peer Group	100.00	105.77
NASDAQ Bank Index	100.00	99.06
S&P 500 Index	100.00	97.91
S&P Bank Index	100.00	94.21

          Present Value Analysis

          Sandler O’Neill performed an analysis that estimated the net present value per share through December 31, 2008 of Central Coast Bancorp common stock under various circumstances and assuming Central Coast Bancorp performs in accordance with management’s budget for 2005.  For years after 2005, Sandler O’Neill, in accordance with Central Coast Bancorp management’s guidance, assumed an annual growth rate of earnings per share of approximately 10-13%.  To approximate the terminal value of Central Coast Bancorp’s common stock at December 31, 2008, Sandler O’Neill applied price/earnings multiples ranging from 12.0x to 22.0x and multiples of tangible book value ranging from 200% to 325%.  The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 15.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Central Coast Bancorp common stock.  As illustrated in the following tables, this analysis indicated an imputed range of values per share for Central Coast Bancorp common stock of $12.34 to $27.66 when applying the price/earnings multiples and $16.06 to $31.90 when applying multiples of tangible book value.

Present Value Per Share – Based on Price/Earnings;
Net Present Value for Period Ending December 31, 2008

Discount Rate	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x

9.0%	$15.09	$17.60	$20.12	$22.63	$25.15	$27.66
10.0	14.58	17.01	19.44	21.87	24.30	26.73
11.0	14.09	16.44	18.79	21.14	23.49	25.84
12.0	13.63	15.90	18.17	20.44	22.71	24.98
13.0	13.18	15.38	17.57	19.77	21.97	24.16
14.0	12.75	14.88	17.00	19.13	21.25	23.38
15.0	12.34	14.40	16.45	18.51	20.57	22.62

Present Value Per Share – Based on Tangible Book Value;
Net Present Value for Period Ending December 31, 2008

Discount Rate	200%	225%	250%	275%	300%	325%

9.0%	$19.63	$22.09	$24.54	$26.99	$29.45	$31.90
10.0	18.97	21.34	23.71	26.09	28.46	30.83
11.0	18.34	20.63	22.92	25.22	27.51	29.80
12.0	17.73	19.95	22.17	24.38	26.60	28.81
13.0	17.15	19.29	21.44	23.58	25.73	27.87
14.0	16.59	18.67	20.74	22.82	24.89	26.96
15.0	16.06	18.07	20.07	22.08	24.09	26.10

          Analysis of Selected Merger Transactions

          Sandler O’Neill reviewed the 84 merger transactions announced in the United States (the “Nationwide Group”) from January 1, 2005 through October 7, 2005 involving commercial banks as acquired companies with announced transaction values greater than $15 million.  Sandler O’Neill also separately reviewed the 15 merger transactions announced from January 1, 2005 through October 7, 2005 involving commercial banks as targets in the Western United States (Alsaka, Arizona, California, Hawaii, Idaho, Montana, Nevada, Oregon, Washington and Wyoming) (the “Western Group”) with announced transaction values greater than $15 million.  Sandler O’Neill reviewed the following multiples:  transaction price at announcement to last twelve months’ earnings per share, transaction price to estimated 2005 earnings per share (Nationwide Group only), transaction price to book value per share, transaction price to tangible book value per share, tangible book value premium to core deposits, and premium to current market price.  Sandler O’Neill computed high, low, mean, and median multiples and premiums for the transactions.  The median multiples from the Nationwide Group and the median multiples for the Western Group were applied to Central Coast Bancorp’s financial information as of and for the twelve months ended September 30, 2005, based on preliminary results for the period ended September 30, 2005 provided to Sandler O’Neill by management of Central Coast Bancorp.

          As illustrated in the following table, Sandler O’Neill derived imputed ranges of values per share for Central Coast Bancorp’s common stock of $18.92 to $27.31 based upon the median multiples for the commercial banks in the Nationwide Group and $20.24 to $25.78 based upon the median multiples for commercial bank transactions in the Western Group.

Comparable Transaction Multiples

	Median Nationwide Group Multiple		Implied Value	Median Western Group Multiple		Implied Value

Transaction price/LTM EPS	22.90	x	$26.33	21.55	x	$24.78
Transaction price/Est. 2005 EPS (1)	20.63	x	$25.99	—		—
Transaction price/Book value	235.75%		$19.19	254.70%		$20.73
Transaction price/Tangible book value	249.47%		$20.31	254.70%		$20.73
Tangible book premium/Core deposits (2)	20.82%		$18.92	21.63%		$20.24
Market Premium (3)	31.44%		$27.31	24.07%		$25.78

(1)	Assumes management’s internal 2005 EPS estimate of $1.26.
(2)	Assumes Central Coast Bancorp’s total core deposits are $787.7 million as of 9/30/05.
(3)	Based on the closing price of Central Coast Bancorp’s common stock of $20.78 on October 7, 2005.

          Central Coast Bancorp has agreed to pay Sandler O’Neill a transaction fee in connection with the merger of approximately $3,713,826 (based on Central Coast Bancorp’s 14,098,523 common shares and 1,238,191 options outstanding as of October 12, 2005), of which $928,457 has been paid and the balance of which is contingent, and payable, upon closing of the merger.  Sandler O’Neill has also received a fee of $250,000 for rendering its opinion.  Sandler O’Neill has in the past provided certain investment banking services to VIB Corp and its affiliates and has received compensation for such services, and may provide additional investment banking services to VIB Corp and its affiliates in the future for which Sandler O’Neill may receive compensation. Central Coast Bancorp has also agreed to reimburse certain of Sandler O’Neill’s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

          In the ordinary course of their business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Central Coast Bancorp and VIB Corp and their affiliates.  Sandler O’Neill may also actively trade the debt and/or equity securities of Central Coast Bancorp or VIB Corp or their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Officers and Directors in the Merger

          Ownership of Central Coast Bancorp Common Stock

          At the record date, December 1, 2005, the directors and executive officers of Central Coast Bancorp owned an aggregate of 1,044,175 shares of Central Coast Bancorp common stock for which they will be entitled to receive payment upon consummation of the merger in the approximate aggregate amount of

$26,104,375 based on $25 per share. They also hold an aggregate of 922,612 outstanding options to acquire Central Coast Bancorp common stock (of which 848,231 options are exercisable within 60 days of the record date). The outstanding stock options represent the right to receive payment of cash in the approximate aggregate amount of $14,097,507, based on the payment of $25.00 minus the weighted average option exercise price of $9.72 for their outstanding options. The directors and executive officers will be entitled, along with all other optionees, to receive such payment for their options upon consummation of the merger.

          Indemnification

          For three years after the merger, the present and former officers, directors, employees and agents of Central Coast Bancorp will be indemnified by VIB Corp against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the merger. Also, Central Coast Bancorp is permitted to purchase extended reporting period insurance coverage for Central Coast Bancorp’s present and former directors and officers’ against liability in their capacities as directors and officers, subject to a limit of 250% of prior annual premium expense for such coverage.

          Central Coast Bancorp Employment and Supplemental Compensation Agreements

          Central Coast Bancorp’s four executive officers and two other key officers have pre-existing employment agreements or separation pay agreements which provide severance payments upon the occurrence of certain events including events following a change in control.  The executive officers and key officers have entered into new (replacement) agreements signed with Community Bank of Central California on October 12, 2005, all of which are subject to consummation of the merger and become effective as of the time of the merger, which include provisions requiring payments equal to the amounts due under the pre-existing agreements, in addition to provisions that prohibit competition with Central Coast Bancorp, Community Bank of Central California, and their successors following the merger, among other matters as described below.

          Employment Agreements

          Nick Ventimiglia, Chairman and Chief Executive Officer, John McCarthy, President and Chief Operating Officer, and Robert Blatter, Senior Vice President and Loan Administrator, each have existing employment agreements which were entered into in 1996.  The agreements provide for an original term of three years with automatic one-year extensions until the agreements are terminated as described below.  The agreements provide for a base salary, which is reviewed annually and is subject to adjustment at the discretion of the board of directors.  Additionally, the agreements provide for, among other things: (a) a discretionary annual bonus based upon the achievement of certain profitability, growth and asset quality standards as established by the board of directors; (b) payment of base salary in the event of disability, reduced by the amounts received from state disability insurance or workers’ compensation or other similar insurance benefits through policies provided by Community Bank of Central California; (c) stock option grants at the sole discretion of the board of directors; (d) four weeks annual paid vacation leave; (e) use of an automobile; and (f) reimbursement for ordinary and necessary expenses incurred in connection with employment.

          The employment agreements may be terminated with or without cause, but if the agreements are terminated without cause, the employee is entitled to receive severance compensation equal to six months of the existing base salary (twelve months in the case of Mr. Ventimiglia).  The agreements further provide that in the event of a “change in control” as defined therein and within a period of one and a half years (two years in the case of Mr. Ventimiglia) following consummation of such change in control (a) the employee’s employment is terminated, or (b) without the employee’s consent there occurs (i) any adverse change in the nature and scope of the employee’s position, responsibilities, duties, salary, benefits or location of employment, or (ii) any event which reasonably constitutes a demotion, significant diminution or constructive termination (by resignation or otherwise) of the employee’s employment, then the employee shall be entitled to receive severance pay in addition to any bonus or incentive compensation payments due to the employee.  Any such severance pay due to the employee shall be in an amount equal to one and one half times (two times for Mr. Ventimiglia) the employee’s average annual compensation for the five years immediately preceding the change in control.

          Salary Continuation Agreements

          Recognizing the importance of building and retaining a competent management team, additional agreements were entered into in 1996, to provide post-retirement benefits to Messrs. Ventimiglia, McCarthy and Blatter.  The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age.  The agreements generally provide for annual retirement benefit payments of $90,000 to Mr. Ventimiglia, $70,000 to Mr. McCarthy and $45,000 to Mr. Blatter; provided, however, that the board of directors has previously approved and adopted resolutions to increase the retirement benefit payments for Mr. Ventimiglia to $120,000 and for Mr. McCarthy to $90,000 either by amending their existing agreements or by providing additional new agreements, which in either case will occur prior to the time of the merger based on the requirements for compliance with Internal Revenue Code Section 409A. The annual retirement benefit amount is payable in equal monthly installments over a fifteen year period.  In the event of an employee’s death, all remaining amounts due are anticipated to be paid to the employee’s designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b) either termination of employment without cause or the occurrence of certain events in conjunction with, or by reason of, a “change in control” as defined therein, which result in a material change in the scope of the employee’s position, title, responsibilities, duties, salary, benefits, or location of employment following a change in control, or an event occurs which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of the employee’s employment after a change in control, then the employee is entitled to receive the full annual benefit payment in equal monthly installments for fifteen years beginning in the month following the termination or change in control. Generally, in those situations where the employee is terminated for cause, or where the employee voluntarily terminates his employment prior to retirement or other event triggering a right to payments under the agreement, the employee is not entitled to the payment of any benefits.

          Separation Pay Agreements

          Agreements were entered into in prior years with Jayme Fields (prior to her assumption of the position of Senior Vice President and Chief Financial Officer), key officers, Carol Franchi, Senior Vice President, Operations Administrator, and Harry Wardwell, Senior Vice President, Branch Administrator, as well as twelve other officers, which provide severance payments upon the occurrence of certain events, including events following a “change in control” as defined therein.  The agreements provide that in the event of a “change in control” and within a period of one and a half years in the case of Ms. Fields, Ms. Franchi and Mr. Wardwell, or one year in the case of some of the other twelve officers, following consummation of such a change in control (a) the employee’s employment is terminated, or (b) without the employee’s consent there occurs (i) any adverse change in the nature and scope of the employee’s position, responsibilities, duties, salary, benefits or location of employment, or (ii) any event which reasonably constitutes a demotion, significant diminution or constructive termination (by resignation or otherwise) of the employee’s employment, then the employee shall be entitled to receive severance pay in addition to any bonus or incentive compensation payments due to the employee.  Any such severance pay due to the employee shall be in an amount equal to one and one half times in the case of Ms. Fields, Ms. Franchi and Mr. Wardwell, or one times in the case of some of the other twelve officers, the employee’s average annual compensation for the five years immediately preceding the change in control.

          New Consulting, Employment and Other Agreements

          Effective immediately prior to the time of the merger, Messrs. Ventimiglia and McCarthy will cease to be employed under their existing employment agreements described above.  Messrs. Ventimiglia and McCarthy have signed consulting agreements which will become effective at the time of the merger.  In the event that the merger is not consummated, the existing employment agreements of Messrs. Ventimiglia and McCarthy will remain in effect unchanged.

          Mr. Ventimiglia’s consulting agreement has a one-year term commencing as of the time of the merger.  Mr. McCarthy’s consulting agreement has a three month-term commencing as of the time of the merger. Under the consulting agreements, Messrs. Ventimiglia and McCarthy are to provide transitional services for the combined bank as independent contractors.  Mr. Ventimiglia will receive a consulting fee of $125,000 and Mr. McCarthy will receive a consulting fee of $50,000 for services provided under their consulting agreements.  In addition, the combined bank will provide each consultant with access to medical (including prescription drug) and dental benefits for the consultant and the consultant’s dependents until the consultant attains age 65 at coverage levels in effect for the consultant immediately prior to the time of the merger; provided that at all times the consultant pays 100% of the cost of such coverage as invoiced to the consultant from time to time.

          Messrs. Ventimiglia and McCarthy have also each entered into a settlement agreement and general release with Community Bank of Central California under which they each will, after the time of the merger, receive a one-time payment equal to the change in control benefit provided under their existing employment agreements.  In addition, each settlement agreement provides that the executive salary continuation agreements of Messrs. Ventimiglia and McCarthy will be honored in accordance with their terms with the proposed merger being treated as a “change in control” thereunder.

          Messrs. Ventimiglia and McCarthy each signed a consultant support agreement with VIB Corp.  Mr. Ventimiglia agreed to not compete with Central Coast Bancorp, Community Bank of Central California, or their successors, commencing on the date the merger agreement was signed and continuing for a period of three years after the later of (i) the time of the merger or (ii) the termination of his consulting agreement with Community Bank of Central California (or its successors).  Mr. Ventimiglia also agreed to not solicit employees of Central Coast Bancorp, Community Bank of Central California, or their successors, or to solicit clients of Central Coast Bancorp, Community Bank of Central California, or their successors, to transact business with a competitive enterprise commencing on the date the merger agreement was signed and continuing for a period of two years after the later of (i) the time of the merger or (ii) the termination of his consulting agreement with Community Bank of Central California (or its successors).  Mr. McCarthy agreed to not compete with Central Coast Bancorp, Community Bank of Central California, or their successors, commencing on the date the merger agreement was signed and continuing for a period of two years after the time of the merger and to not solicit employees of Central Coast Bancorp, Community Bank of Central California, or their successors, or solicit clients of Central Coast Bancorp, Community Bank of Central California, or their successors, to transact business with a competitive enterprise, commencing on the date the merger agreement was signed and continuing for a period of two years after the time of the merger.  Mr. Ventimiglia will receive payments under his consultant support agreement in the amounts of $125,000, $100,000 and $75,000 on each of the first, second and third anniversaries of the time of the merger, respectively, provided, that Mr. Ventimiglia is in compliance with the terms and conditions of his consultant support agreement on such dates.  Mr. McCarthy will receive payments under his consultant support agreement in the amounts of $150,000 and $200,000 on the first and second anniversaries of the time of the merger, respectively, provided, that Mr. McCarthy is in compliance with the terms and conditions of his consultant support agreement on such dates.

           Executive officers, Robert Blatter and Jayme Fields, as well as key officers, Carol Franchi and Harry Wardwell, have entered into new employment agreements with Community Bank of Central California which are substantially identical in form and which all become effective as of the time of the merger.  The new employment agreements replace Mr. Blatter’s existing employment agreement (but not his salary continuation agreement which remains in effect with a deferral of the payments thereunder ) and the existing separation pay agreements for Ms. Fields, Ms. Franchi and Mr. Wardwell.  In the event that the merger is not consummated, Mr. Blatter’s existing employment agreement and the existing separation pay agreements for Ms. Fields, Ms. Franchi and Mr. Wardwell will remain in effect unchanged.

          Each new employment agreement has a two-year term commencing on the time of the merger.  Mr. Blatter will hold the initial position of Senior Vice President and Loan Administrator; Ms. Fields will hold the initial position of Senior Vice President and Regional Finance Director; Ms. Franchi will hold the initial position of Senior Vice President and Operations Manager; and Mr. Wardwell will hold the initial position of Senior Vice President and Marketing Manager.  Each new employment agreement provides the executive officer or key officer with a base salary of $160,000 (to be reviewed annually during the term of the agreement) and guaranteed annual bonus of 40% of base salary with the possibility of an additional annual bonus of up to 20% of base salary based upon the achievement of certain profitability and growth standards as determined by the board of directors after the time of the merger.  The guaranteed bonus has been granted, in part, as a result of the inability of VIB Corp or Rabobank, N.A. (as privately held companies) to grant stock options after the time of the merger, as was typically granted by Central Coast Bancorp in past years.

          The new employment agreements provide for one-time payments of $289,680, $202,865, $257,950, and $191,990 for Mr. Blatter, Ms. Fields, Ms. Franchi, and Mr. Wardwell, respectively, to be paid as soon as practicable after the time of the merger.  These one-time payments are equal to the change in control benefits provided under their superseded employment and separation pay agreements described above.

          The new employment agreements provide that Mr. Blatter, Ms. Fields, Ms. Franchi and Mr. Wardwell will be permitted to participate in all employee benefit plans maintained by Rabobank, N.A. and will be entitled to reimbursement for ordinary and necessary expenses incurred in connection with employment.  If the individual is terminated for cause (as defined therein) or he or she terminates his or her employment for other than good reason (as defined therein) during the term of the new employment agreements, then he or she is only entitled to accrued salary and vacation, as well as any reimbursements then owing, determined as of the date of termination.  If the individual’s employment is terminated as a result of death, his or her beneficiary is entitled to accrued salary and vacation, any reimbursements then owing and a pro rata portion of the bonus that would have otherwise been payable to the individual for the year of death.  If the individual is terminated for other than cause or he or she terminates employment for “good reason” (as defined therein) during the term of the new employment agreement, then he or she will be entitled to continue to receive his or her base salary until the end of the new employment agreement term or twelve months, whichever is longer, and the individual will be entitled to accrued salary, any vacation and any reimbursements then owing, and a pro rata portion of the bonus that would have otherwise been payable to the individual for the year of termination.

          Each of Mr. Blatter, Ms. Fields, Ms. Franchi and Mr. Wardwell has also entered into an executive support agreement with VIB Corp.  Each of the executive support agreements provides that the individual will not solicit clients or employees of Central Coast Bancorp, Community Bank of Central California, or their successors commencing on the date the merger agreement was signed and continuing for a period of three years after the time of the merger.  In addition, the executive support agreements provide that the individuals will not engage in any business which competes with Central Coast Bancorp, Community Bank of Central California, or their successors within the geographic area described in the executive support agreement commencing on the date the merger agreement was signed and continuing for a period of two years after the time of the merger.  If the individual’s employment under the new employment agreement is terminated for other than cause or the individual terminates employment for “good reason,” the non-compete obligations end on the later of twelve months from the date of such termination of the new employment agreement and the date which is the second anniversary of the time of the merger.   See “Director And Officer Agreements To Vote Central Coast Bancorp Shares, Non-Competition With VIB Corp And Non-Solicitation Of VIB Corp Employees” for additional information regarding the new consulting, employment, and other agreements.

          Nonqualified Deferred Compensation Plan

          Directors, Boutonnet, Crandall, Lapsys, McCarter, Mraule, and Thomas, and executive officers, Robert Blatter and Jayme Fields, and seven other key officers and former officers, participate in the Central Coast Bancorp Nonqualified Deferred Compensation Plan (the “NQDC Plan”).  The merger agreement requires that the NQDC Plan be frozen effective as of the time of the merger, so that no new participants can be added to the NQDC Plan after that date.  At the record date, December 1, 2005, the approximate value of cash deferrals and stock deferrals under the NQDC Plan by participating directors and officers as a group (15 persons) was $1,417,847 and $19,760,494 , respectively.  Current NQDC Plan participants can continue to defer compensation into the NQDC Plan up to and including the time of the merger, subject to obtaining a favorable opinion letter from tax counsel that such contributions will not be currently subject to federal income tax or withholding.  After the time of the merger, no future deferrals will be permitted under the NQDC Plan.  All benefits accrued under the NQDC Plan will be distributed to participants in accordance with the terms of the NQDC Plan and the individual participants’ elections; provided that the NQDC Plan shall not be terminated until all such distributions have been made to participants in accordance with participants’ elections, and the NQDC Plan shall be amended (i) to the extent necessary to comply with Internal Revenue Code Section 409A, (ii) to the extent necessary to reflect the fact that the Central Coast Bancorp common stock held in the NQDC Plan’s associated trust has been reduced to cash, and (iii) to provide that from and after the time of the merger, all NQDC Plan accounts shall only be credited with earnings equal to the rate of interest on the United States Treasury ten-year note, reset quarterly and that no other measure shall be used to determine earnings on NQDC Plan account balances.

Employee Benefit Plans

          Central Coast Bancorp 401(k) Plan

          In connection with completion of the merger, Central Coast Bancorp will terminate the Central Coast Bancorp 401(k) Plan immediately prior to the time of the merger.  All plan participants will be fully vested in their Central Coast Bancorp 401(k) Plan accounts.  As of the time of the merger, participants who continue employment with Community Bank of Central California or its successors, will commence participation in the Rabobank, N.A. 401(k) Plan, subject to its terms and conditions.  Upon obtaining a favorable determination letter from the Internal Revenue Service regarding the termination of the Central Coast Bancorp 401(k) Plan, the account balances will be distributed according to the instructions of the respective participants.  The Rabobank, N.A. 401(k) Plan will accept account balance rollovers for then current employees from the Central Coast Bancorp 401(k) following the receipt of the favorable determination letter.

          Welfare Benefit Plans

          Employees of Central Coast Bancorp or Community Bank of Central California who continue to be employed by Community Bank of Central California, VIB Corp or Rabobank, N.A. after consummation of the merger, and for a period of twelve months thereafter, shall be (i) allowed to participate in employee benefit plans providing, in the aggregate, welfare benefits similar, and at coverage levels and employee costs no less favorable, to those provided to such employees under the employee benefit plans of Central Coast Bancorp and Community Bank of Central California prior to consummation of the merger, and (ii) credited with their years of service with Central Coast Bancorp or Community Bank of Central California upon entering the employee benefit plans, except for purposes of accrual under any employee benefit plan to be qualified under Section 401(a) of the Internal Revenue Code.

Regulatory Approvals Required for the Merger to Occur

          The merger is subject to receipt of the following regulatory approvals:

•	The Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended; and

•	The California Department of Financial Institutions pursuant to Sections 701, et seq., of the California Financial Code.

          In addition, the subsequent bank merger (Community Bank of Central California with and into Rabobank, N.A.) is subject to receipt of the approval of the Office of the Comptroller of the Currency pursuant to the Bank Merger Act.

          VIB Corp and its corporate parents filed a joint application with the Federal Reserve Bank of New York on November 30 , 2005, and filed a joint application with the California Department of Financial Institutions on December 5 , 2005.  Rabobank, N.A. filed an application with the Office of the Comptroller of the Currency on November 10, 2005.  Such applications are currently pending.

          Under the Bank Holding Company Act of 1956, as amended, and the Bank Merger Act, the Federal Reserve Board and the Office of the Comptroller of the Currency must withhold approval of the merger or the bank merger, as the case may be, if it finds that the transaction would tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that any such anti-competitive effects of the merger or the bank merger, as the case may be, are clearly outweighed in the public interest by the probable effects of the merger or the bank merger in meeting the convenience and needs of the communities to be served. Also, the merger and the bank merger may not be completed for 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days.

          The commencement of an antitrust action by the Department of Justice would stay the effectiveness of Federal Reserve Board or Office of the Comptroller of the Currency approval of the merger or the bank merger, as the case may be, unless a court specifically ordered otherwise.

          In deciding whether to approve the merger or the bank merger, the Federal Reserve Board and the Office of the Comptroller of the Currency, as the case may be, will also take into consideration the financial and managerial resources and future prospects of the banking subsidiaries following the transactions. These two federal bank regulatory agencies have indicated that they will not approve a significant acquisition unless the resulting institution has sufficient capitalization, taking into account, among other things, asset quality. They will also take into consideration the effectiveness of each institution’s compliance program with the Bank Secrecy Act and other anti-money laundering laws and regulations.

          In addition, under the Community Reinvestment Act of 1977 (“CRA”), the Federal Reserve Board and the Office of the Comptroller of the Currency must take into account the record of performance of each insured depository institution in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each insured depository institution.  As part of the review process for the merger and the bank merger, the Federal Reserve Board and the Office of the Comptroller of the Currency will solicit public comments regarding the applications.  They frequently receive protests from community groups and others regarding various aspects of merger proposals and, in particular, the extent to which the applicants are complying with the CRA.  Rabobank, N.A. and Community Bank of Central California have both received CRA ratings of “Outstanding” in their most recent CRA examinations by their respective federal regulators.

          The merger will also be subject to the prior approval of the California Department of Financial Institutions. The factors that the California Department of Financial Institutions will consider in determining whether to grant its approval include the competitive effects of the merger and the bank merger, the principles of sound banking and the public interest and the needs of the communities served by the banks.

          Based on recent precedents, VIB Corp and Central Coast Bancorp believe that the merger will be approved by the appropriate regulatory agencies on a timely basis and will not be subject to challenge by the Department of Justice under the antitrust laws. However, no assurance can be provided that the regulatory agencies or the Department of Justice will concur in this assessment, including approval, the timing for final regulatory action, or that any approval by the regulatory agencies will not contain conditions which are materially burdensome to VIB Corp and Central Coast Bancorp.

Certain Federal Income Tax Consequences

          The following summary is a general discussion, based on current law, of certain of the expected federal income tax consequences applicable to shareholders of Central Coast Bancorp common stock who receive cash in exchange for their shares of Central Coast Bancorp common stock pursuant to the merger. This summary discusses only certain tax consequences to individuals and corporations who are citizens or residents of the United States and does not provide information about the tax consequences of the merger to other classes of taxpayers or under any state, local or foreign tax laws.

          The exchange of Central Coast Bancorp common stock for cash pursuant to the merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be a taxable transaction under applicable state, local and foreign tax laws. A shareholder whose shares are converted into cash pursuant to the merger will realize gain or loss equal to the difference between the purchase price received pursuant to the merger agreement and the tax basis in such shares.

          A shareholder who is not a dealer in securities will recognize capital gain or loss on the sale of his or her Central Coast Bancorp shares.  For federal income tax purposes, the highest statutory marginal tax rate for individuals on ordinary income and capital gains on stock held less than twelve months is 35%, compared to 15% for capital gains on assets held more than twelve months. The highest marginal tax rate for corporations for federal income tax purposes is 35% on ordinary income and capital gain. A shareholder who acquired Central Coast Bancorp’s common stock in two or more increments will have a separate holding period and tax basis for each increment of such common stock. Capital losses are treated differently than ordinary losses. Generally, a capital loss for any taxable year may be deducted by a corporation in that year only to the extent of capital gain, and by an individual in that year only to the extent of capital gain plus up to $3,000 of ordinary income. Capital losses not deductible in the year they occur may be carried forward indefinitely by individuals and may be carried back up to three years and forward up to five years by corporations.

          If a Central Coast Bancorp shareholder exercises statutory dissenters’ rights and receives cash for all of his or her Central Coast Bancorp common stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions of Section 302 of the Internal Revenue Code. A dissenting Central Coast Bancorp shareholder should consult his or her professional tax advisor for purposes of making the determination of the amount and character of gain or loss recognized.

          THE ABOVE DISCUSSION IS NOT INTENDED TO BE A COMPREHENSIVE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. FURTHER, A DISCUSSION OF STATE, LOCAL AND FOREIGN TAX CONSEQUENCES HAS NOT BEEN PROVIDED. SHAREHOLDERS SHOULD CONSULT THEIR OWN PROFESSIONAL TAX ADVISORS TO DETERMINE ALL TAX CONSEQUENCES.  EXPENSES INCURRED BY ANY SHAREHOLDER ARISING FROM DISPUTES WITH THE INTERNAL REVENUE SERVICE OR ANY STATE, LOCAL OR FOREIGN TAX AUTHORITY OVER THE TAX CONSEQUENCES OF THE MERGER WILL NOT BE BORNE BY VIB CORP, RABOBANK, N.A., CENTRAL COAST BANCORP OR COMMUNITY BANK OF CENTRAL CALIFORNIA.

Dissenters’ Rights of Appraisal

          If the merger agreement is approved by the required vote of shareholders and is not abandoned or terminated, shareholders who vote “AGAINST” the merger, make a written demand for purchase of the shareholder’s dissenting shares, and otherwise comply with Chapter 13 of the California Corporations Code, may be entitled to certain dissenters’ appraisal rights; provided, however, that dissenters’ rights will not be available to the Central Coast Bancorp shareholders unless the holders of five percent (5%) or more of Central Coast Bancorp common stock make a written demand upon Central Coast Bancorp for the purchase of dissenting shares in accordance with Chapter 13 of the California Corporations Code.

          The information set forth below is a general summary of dissenters’ rights as they apply to Central Coast Bancorp shareholders and is qualified in its entirety by reference to Chapter 13 of the California Corporations Code which is attached to this proxy statement as Annex C.

          THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS’ RIGHTS MAY BE LOST.

          Fair Market Value of Shares

          If the holders of five percent (5%) or more of Central Coast Bancorp common stock make a written demand upon Central Coast Bancorp for the purchase of dissenting shares in accordance with Chapter 13 of the California Corporations Code and the merger is consummated, Central Coast Bancorp shareholders who dissent from the merger by complying with the procedures set forth in Chapter 13 would be entitled to receive an amount equal to the fair market value of their shares as of the last business day before the public announcement of the merger. The board of directors of Central Coast Bancorp believes that the fair market value for dissenters’ rights purposes is $20.22 per share.

          Voting Procedure

          In order to be entitled to exercise dissenters’ rights, the shares of Central Coast Bancorp common stock which are outstanding and are entitled to be voted at the special meeting must have been voted by the holder of such shares “AGAINST” the merger. Thus, any Central Coast Bancorp shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes in person at the special meeting must vote “AGAINST” the merger.  If the shareholder returns a proxy without voting instructions or with instructions to vote “ABSTAIN” or “FOR” the merger, or votes in person or by proxy at the special meeting to “ABSTAIN” or “FOR” the merger, the shareholder will lose any dissenters’ rights.

          Written Demand

          Furthermore, in order to preserve his or her dissenters’ rights, a Central Coast Bancorp shareholder must make a written demand upon Central Coast Bancorp for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of October 12, 2005, the day before the first public announcement of the merger.  The demand must be addressed to Central Coast Bancorp, 301 Main Street, Salinas, California 93901; Attention: Ms. Jayme Fields, Corporate Secretary, and the demand must be received by Central Coast Bancorp not later than the date of the special meeting of shareholders to vote on the merger. A vote “AGAINST” the merger does not constitute the written demand.

          Notice of Approval

          If the merger is approved by the Central Coast Bancorp shareholders, Central Coast Bancorp will have 10 days after the approval to send to those shareholders who have timely submitted a written demand and voted “AGAINST” approval of the merger, a written notice of the approval accompanied by a copy of Sections 1300 through 1304 of the California Corporations Code, a statement of the price determined by Central Coast Bancorp to represent the fair market value of the dissenting shares as of October 12, 2005, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters’ rights.

          Surrender of Certificates

          Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to Central Coast Bancorp, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Central Coast Bancorp common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

          Agreement on Price and Payment

          If Central Coast Bancorp and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement.  Payment of the fair market value of the dissenting shares will be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefore, unless provided otherwise by agreement.

          Disagreement on Price and Court Determination

          If Central Coast Bancorp denies that the shares surrendered are dissenting shares, or Central Coast Bancorp and the dissenting shareholder fail to agree upon a fair market value of the shares of Central Coast Bancorp common stock, then the dissenting shareholder must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters’ rights are lost.  If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

          Withdrawal of Demand

          A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Central Coast Bancorp consents to the withdrawal.

THE MERGER AGREEMENT

Effectiveness of the Merger

          The merger agreement provides that the merger will be effective on the date that the Agreement and Plan of Merger (attached to this proxy statement as Exhibit A, immediately following Annex A) is filed with the California Secretary of State.  Although the parties have not adopted any formal timetable, we currently expect to complete this merger by the end of January 2006 or as soon as possible thereafter, assuming all conditions set forth in the merger agreement are satisfied or waived.  However, if all regulatory approvals have not been received and all other conditions to the effectiveness of the merger have not been fulfilled, the merger may be delayed or may not be completed.  Subject to payments required in connection with termination of the merger agreement, either VIB Corp or Central Coast Bancorp may terminate the merger agreement if the merger has not occurred by May 31, 2006.

Conversion of Shares of Central Coast Bancorp Common Stock

          At the time of the merger, all of the outstanding shares of Central Coast Bancorp common stock will be converted into the right to receive a payment in cash in the amount of $25.00 per share.

          After the merger, holders of certificates formerly representing Central Coast Bancorp shares will no longer have any rights with respect thereto other than the right to receive a payment in cash as described above or under any dissenters’ rights perfected pursuant to Chapter 13 of the California Corporations Code.

Surrender of Central Coast Bancorp Common Stock

          Before the merger is completed, VIB Corp will appoint a bank or trust company to act as the exchange agent and paying agent for the purpose of receiving certificates representing Central Coast Bancorp common stock and paying cash to Central Coast Bancorp shareholders.

          At the time of the merger, VIB Corp will deposit with the paying agent, in cash, the amount of approximately $371,615,523 to be paid to shareholders and option holders of Central Coast Bancorp in the merger. Shortly after the merger, the exchange agent will mail to each former Central Coast Bancorp shareholder of record a form letter of transmittal and instructions for use in surrendering Central Coast

Bancorp stock certificates in exchange for cash. After a shareholder properly delivers a Central Coast Bancorp stock certificate, a properly completed letter of transmittal and any other required documents to the exchange agent, he or she will be entitled to receive a check representing $25.00 per share.  No interest will be paid or accrued on the cash payable to holders of Central Coast Bancorp stock certificates. Central Coast Bancorp will notify the exchange agent of the names of and number of shares held by any dissenting shareholders.  The exchange agent will return to VIB Corp any funds remaining six months after the date of the merger.  Thereafter, any shareholders who have not exchanged their certificates will look to VIB Corp for payment.

          Central Coast Bancorp shareholders should not send their stock certificates for exchange until they have been notified that the merger has been completed and they have received a letter of transmittal.

Treatment of Stock Options

          If you hold an option granted by Central Coast Bancorp to acquire its common stock and have not exercised such option, then immediately prior to the time of the merger you will no longer be permitted to exercise your stock option. Instead, for each share underlying your option, regardless of whether or not the options are currently exercisable, you will be paid a cash amount equal to $25.00 minus the option exercise price.

Representations and Warranties of the Parties

          The merger agreement contains various customary representations and warranties about each party for the benefit of the other.  These representations and warranties relate to, among other things:

•	corporate organization and similar corporate matters;

•	authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

•	capital structure of Central Coast Bancorp, Community Bank of Central California and VIB Corp;

•	compliance with applicable laws and regulations including various banking and environmental laws;

•	litigation and liabilities; and

•	required regulatory and shareholder consents or approvals.

          The merger agreement contains additional representations and warranties about Central Coast Bancorp and Community Bank of Central California for the benefit of VIB Corp.  These representations and warranties relate to, among other things:

•	title to and condition of Central Coast Bancorp’s and Community Bank of Central California’s assets;

•	absence of certain material adverse events, changes, effects or undisclosed liabilities;

•	Central Coast Bancorp’s tax returns and audits;

•	absence of regulatory actions;

•	the accuracy of Central Coast Bancorp’s and Community Bank of Central California’s documents filed with the regulatory authorities and financial statements and the information furnished to VIB Corp;

•	labor matters; and

•	Central Coast Bancorp’s retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended.

          The merger agreement also contains VIB Corp’s representation and warranty that it will have sufficient funds to fulfill its obligations under the merger agreement.

          The representations and warranties of the parties terminate as of the time of the merger.

          The foregoing is a condensed summary of the types of representations and warranties contained in the merger agreement.  Shareholders should carefully review the entire merger agreement, and in particular Articles III and IV of the merger agreement, which contain the detailed representations and warranties of the parties.  Shareholders should be aware that the representations and warranties contained in Articles III and IV of the merger agreement are supplemented by the confidential schedules referenced in the merger agreement.

Covenants of the Parties; Conduct of Business Prior to the Merger

          The merger agreement provides restrictions on, and commitments with respect to, Central Coast Bancorp’s and VIB Corp’s conduct of business during the period from the date of the merger agreement through the consummation of the merger.  Central Coast Bancorp has agreed to make its books and records available for ongoing review by VIB Corp’s representatives and, in addition, Central Coast Bancorp has agreed to allow two designees of VIB Corp to attend the meetings of its board of directors and committees.  Both Central Coast Bancorp and VIB Corp have agreed to use their best efforts to fulfill all of their respective conditions and obligations contained in the merger agreement.  VIB Corp has also agreed to use its best efforts to prepare and file the necessary regulatory applications and to obtain the approvals from the various regulatory agencies as well as to work together with Central Coast Bancorp in obtaining the information necessary for the preparation of such applications.  Further, both Central Coast Bancorp and VIB Corp have agreed to use their best efforts to prevent any material changes in their representations and warranties set forth in the merger agreement.

          In addition, Central Coast Bancorp has agreed that, until the consummation of the merger, subject to certain exceptions including the prior approval of VIB Corp, Central Coast Bancorp will not take certain actions or otherwise conduct its business other than in the ordinary and usual course, including but not limited to the following:

•

make, commit, renew, extend the maturity of, or alter any of the material terms of any loan to any single borrower and his or her related interests in excess of the principal or commitment amounts of (i) $2,500,000 for new unsecured and $5,000,000 for renewals of unsecured, and (ii) $4,000,000 for new secured and $6,000,000 for renewals of secured, without providing VIB Corp with the opportunity to review the information relating to the making, renewal or alteration of such loan provided to the Central Coast Bancorp or Community Bank of Central California board of directors or loan committee thereof;

•

renew, extend the maturity of, or alter any of the material terms of any classified loan in excess of the principal amounts of (i) $2,500,000 for unsecured special mention, (ii) $5,000,000 for secured special mention, (iii) $500,000 for unsecured substandard, and (iv) $1,000,000 for secured substandard, without providing VIB Corp with the opportunity to review the information relating to the making, renewal or alteration of such classified loan provided to the Central Coast Bancorp or Community Bank of Central California board of directors or loan committee thereof; or make or commit (whether in writing or otherwise) to make any new loan to a borrower or his or her related interests if such borrower has a substandard or lower graded loan;

•

except for the issuance of shares of Central Coast Bancorp common stock upon exercise of outstanding stock options, issue, reserve for issuance, grant, sell or authorize the issuance of, or redeem, any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

•

accelerate the vesting of pension or other benefits in favor of employees of Central Coast Bancorp or Community Bank of Central California except according to the employee plans or as otherwise contemplated by the merger agreement;

•

except for the pledge of loans and investments as required by law or in the normal course of business consistent with past practices, mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (iv) pledges of assets to secure eligible obligations;

•

declare, set aside or make any payment of dividends or other distributions to its shareholders, declare or make any stock split, or declare, set aside or make any other distribution to its shareholders, including any stock dividend, dividends in kind or other distribution, whether in cash, stock or other property, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities, other than dividends paid by Community Bank of Central California to Central Coast Bancorp;

•	amend its Articles of Incorporation or Bylaws or its authorized capital stock;

•

make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, other than periodic increases in compensation consistent with past practices, and bonuses, commissions, and incentives consistent with past and normal Central Coast Bancorp or Community Bank of Central California practices; provided, however, aggregate bonuses shall not exceed $2,000,000; and provided further, subject to VIB Corp’s prior approval as to recipients, amounts, timing and conditions, Central Coast Bancorp may pay or commit to pay extra compensation in the form of retention bonuses not exceeding $500,000 in the aggregate;

•	except for improvements relating to properties, make any capital expenditures or capital additions in excess of an aggregate of $100,000;

•

enter into any new agreement or amend any existing contract with any officer, director or employee of Central Coast Bancorp or Community Bank of Central California, or allow such persons to acquire any assets from Central Coast Bancorp or Community Bank of Central California, except (i) in the form of wages, salaries, fees for services, reimbursement of expenses and benefits already granted or accrued under the employee plans, (ii) any deposit (in any amount) made by an officer, director or employee, (iii) any loan made to a director in the principal amount of less than $50,000, or any loan to an officer or employee consistent with past practices in the principal amount of less than $250,000, (iv) any agreement or amendment of an existing agreement made solely for the purpose of compliance with applicable law including, without limitation, Internal Revenue Code Section 409A, (v) any amendment of the existing salary continuation agreements for Nick Ventimiglia and John McCarthy solely to increase the benefit payments to each of them under their respective salary continuation agreements in the amounts previously approved by Central Coast Bancorp’s board of directors by resolution adopted on June 27, 2005, or (vi) any employment, consulting or settlement agreements contemplated by the merger agreement;

•

sell (but payment at maturity, prepayment by the underlying borrower, or call by the issuer are not sales) or purchase (other than purchases of obligations of the U.S. Treasury or obligations guaranteed by any agency of the U.S. Government or obligations with a AAA rating by at least one nationally recognized ratings agency, in both cases with a duration of 2 years or less) any investment securities; or

•	enter into any acquisitions or leases of real property, including new leases and lease extensions or renewals.

          Between the date of execution of the merger agreement and the consummation of the merger, Central Coast Bancorp will and, as applicable, will cause Community Bank of Central California to, unless otherwise permitted in writing by VIB Corp:

•

except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees, and to maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

•

perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as Central Coast Bancorp may in good faith reasonably dispute;

•

duly call, give notice of, convene and hold, on a date mutually selected by Central Coast Bancorp and VIB Corp, a meeting of the shareholders, in accordance with the California Corporations Code, for the purpose of obtaining the approval of the shareholders to the merger agreement and the merger, which meeting will be held as soon as reasonably practicable after the date of the merger agreement.  Central Coast Bancorp will use its reasonable best efforts, subject to the reasonable cooperation of VIB Corp, to cause preliminary proxy solicitation materials to be prepared and filed with the Securities and Exchange Commission on or before November 30, 2005 for use in soliciting the approval of Central Coast Bancorp shareholders at the special meeting; provided, however that any failure by Central Coast Bancorp to file such preliminary proxy solicitation materials by November 30, 2005, shall not constitute a breach of the merger agreement or any covenant, condition, agreement, obligation or provision hereof if the failure to file on or before such date is due to any delay or event beyond the reasonable control of Central Coast Bancorp;

•	maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion; and

•

timely file, subject to extensions, all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings.

          VIB has agreed that it will use its reasonable best efforts to perform and fulfill, and to cause Rabobank, N.A. and New CCB, Inc., a California corporation (referred to as “Newco” in Annex A and Exhibit A attached to this proxy statement) and a wholly-owned subsidiary of VIB Corp, newly formed to facilitate the merger, to perform and fulfill, all conditions and obligations on their part to be performed of fulfilled under the merger agreement and to cause the completion of the transactions contemplated hereby in accordance with the terms and conditions of the merger agreement, including but not limited to the taking of the following actions:

•	incorporating and organizing New CCB, Inc. and causing New CCB, Inc. to enter into the merger agreement;

•

subject to VIB Corp’s right to delay the bank merger, VIB Corp and New CCB, Inc., with the reasonable cooperation of Central Coast Bancorp, will promptly but in no event later than November 30, 2005, file or cause to be filed applications for all regulatory approvals required to be obtained by VIB Corp, Rabobank, N.A. or New CCB, Inc. in connection with the merger agreement and the transactions contemplated thereby; provided, however, that any failure by VIB Corp to file such applications by November 30, 2005, shall not constitute a breach of the merger agreement or any covenant, condition, agreement, obligation or provision hereof if the failure to file on or before such date is due to any delay or event beyond the reasonable control of VIB Corp.  VIB Corp will use its reasonable best efforts to obtain, or to cause Rabobank, N.A. and New CCB, Inc. to obtain, all such regulatory approvals at the earliest practicable time; and

•

VIB Corp will promptly, but not later than 10 business days after receipt of a written request by Central Coast Bancorp, furnish and cause Rabobank, N.A. and New CCB, Inc. to furnish, to Central Coast Bancorp all information, data, financial statements and documents concerning VIB Corp, Rabobank, N.A. and New CCB, Inc., required for inclusion in this proxy statement or any application or statement to be made by Central Coast Bancorp to, or filed by Central Coast Bancorp with, any governmental authority in connection with the transactions contemplated by the merger agreement, or in connection with any other transactions during the pendency of the merger agreement, and VIB Corp represents and warrants that all information so furnished for such statements and applications will be true and correct in all material respects and will not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.  VIB Corp will, and will cause Rabobank, N.A. and New CCB, Inc. to, otherwise fully cooperate with Central Coast Bancorp in the filing of any applications or other documents necessary to complete the transactions contemplated by the merger agreement.

          VIB Corp will promptly notify Central Coast Bancorp in writing if any change or development has occurred or, to the knowledge of VIB Corp, been threatened (or any development has occurred or been threatened involving a prospective change) which (a) is reasonably likely to have, individually or in the aggregate, a material adverse effect, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the completion of the transactions contemplated by the merger agreement, or (c) would cause the representations and warranties to be untrue or compliance with the covenants and agreements of the merger agreement not to occur.

          The foregoing is a condensed summary of the negative and affirmative covenants of the merger agreement.  Shareholders are encouraged to review the terms of the merger agreement, including the specific covenants contained in Articles V and VI of the merger agreement.

Conditions to Completion of the Merger

          The obligations of Central Coast Bancorp and VIB Corp to consummate the merger are subject to certain mutual conditions, including but not limited to the following:

•

the merger agreement and the merger having been approved and adopted by the requisite vote of the holders of the outstanding shares of Central Coast Bancorp stock as and to the extent required by the California Corporations Code and the merger agreement having been approved and adopted by the sole shareholder of New CCB, Inc.;

•

receipt of the regulatory approvals required in connection with the merger (the parties have agreed that the approvals must not be challenged by any third party, or federal or state governmental authority in a legal proceeding);

•

no action having been taken, and no statute, rule, regulation or order having been issued, enacted, entered, enforced or deemed applicable to the merger agreement, the merger, or the transactions contemplated thereby by any Federal, state or foreign government or governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would: (i) make the merger agreement or any other agreement contemplated thereby, including the merger agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (ii) require the divestiture of a material portion of the assets of VIB Corp, Central Coast Bancorp or Community Bank of Central California, (iii) impose material limits in the ability of any party to the merger agreement to complete the transactions contemplated by the merger agreement or any other agreement contemplated thereby, or the transactions contemplated thereby, (iv) otherwise result in a material adverse effect, or (v) if the merger agreement or any other agreement contemplated thereby or the transactions contemplated thereby are completed, subject VIB Corp or Central Coast Bancorp or subject any officer, director, shareholder or employee of VIB Corp or Central Coast Bancorp to criminal or civil liability.  Further, no action or proceeding before any court or governmental authority, by any government or governmental authority or by any other person is threatened in writing, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) above; and

•

employees of Central Coast Bancorp or Community Bank of Central California who continue to be employed by Community Bank of Central California, VIB Corp or Rabobank, N.A. after consummation of the merger, and for a period of twelve months thereafter, shall be (i) allowed to participate in employee benefit plans providing, in the aggregate, welfare benefits similar, and at coverage levels and employee costs no less favorable, to those provided to such employees under the employee benefit plans of Central Coast Bancorp and Community Bank of Central California prior to consummation of the merger, and (ii) credited with their years of service with Central Coast Bancorp or Community Bank of Central California upon entering the employee benefit plans, except for purposes of accrual under any employee benefit plan to be qualified under Section 401(a) of the Internal Revenue Code.

          The obligation of VIB Corp to consummate the merger is also subject to the fulfillment or waiver by VIB Corp of certain conditions, including but not limited to the following:

•

all of the representations and warranties made by Central Coast Bancorp in the merger agreement being true and correct as of the date of the merger agreement and being true and correct in all material respects as of the consummation of the merger (except to the extent any such representation or warranty expressly speaks as of an earlier date);

•

Central Coast Bancorp or Community Bank of Central California having performed in all material respects all obligations and having complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them prior to or at the consummation of the merger;

•	the absence of an event since June 30, 2005, which has had or is likely to have a material adverse effect on Central Coast Bancorp;

•	no more than 15% of the issued and outstanding shares of Central Coast Bancorp stock dissent to the merger; and

•	receipt of an opinion from Dodd•Mason•George LLP, regarding certain legal matters.

          In addition, the obligation of Central Coast Bancorp to consummate the merger is also subject to the fulfillment or waiver by Central Coast Bancorp of certain conditions, including but not limited to the following:

•

all of the representations and warranties made by VIB Corp in the merger agreement being true and correct as of the date of the merger agreement and being true and correct in all material respects as of the consummation of the merger as though made on and as of the consummation of the merger (except to the extent any such representation or warranty expressly speaks as of an earlier date);

•

VIB, Rabobank, N.A. and New CCB, Inc. having performed in all material respects all of their respective obligations and their having complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it prior to or at the consummation of the merger; and

•	delivery of sufficient funds to the paying agent as required by the merger agreement.

          The foregoing is a summary of the conditions of the merger agreement.  Shareholders are encouraged to review the terms of the merger agreement, including the specific provisions contained in Articles VII and VIII of the merger agreement.

Termination and Liquidated Damages

          The merger agreement may be terminated, and the merger abandoned, prior to the consummation of the merger, as summarized below.  In addition, a non-breaching party is entitled, without terminating the merger agreement, to specifically enforce the terms of the merger agreement against a breaching party.

The payment of liquidated damages under certain circumstances, as discussed below, will be the sole and exclusive remedy of the relevant party.

•	by mutual written agreement between VIB Corp and Central Coast Bancorp, if the board of directors of each party so determines by vote of a majority of the members of its entire Board;

•

by either of Central Coast Bancorp or VIB Corp, if the merger is not consummated by the close of business on May 31, 2006, or such later date as may be mutually agreed to by VIB Corp and Central Coast Bancorp;

•

by VIB Corp or Central Coast Bancorp, if a material breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement or in any confidential schedule or document required to be delivered pursuant thereto, which breach would result in the failure to satisfy the closing conditions of the merger agreement (except a material adverse effect with respect to Central Coast Bancorp since June 30, 2005) and which breach cannot be cured or is not cured within 20 days after written notice of such breach is given by the non-breaching party to the party committing such breach.  In the event the merger agreement and the merger are terminated pursuant to this provision, the breaching party shall pay the non-breaching party liquidated damages of $5,000,000, subject to receipt of a waiver and release;

•

by either VIB Corp or Central Coast Bancorp, upon the expiration of 30 days after (i) the transactions contemplated by the merger agreement are denied or refused approval by the necessary regulatory authorities, unless within such 30 day period after such denial or refusal of approval, the parties agree to appeal such denial or refusal of approval or agree to amend and resubmit the applicable application, or (ii) any court issues an order, decree or ruling or takes any other action restraining, enjoining, invalidating or otherwise prohibiting the transactions contemplated in the merger agreement and such order, decree or ruling or other action has become final and nonappealable, but neither party will have the right to terminate the merger agreement and abandon the merger pursuant to clause (i) or (ii) above in the event that clause (i) or (ii) above was principally caused by a material breach by such party of any representation, warranty, covenant or agreement contained in the merger agreement or in any confidential schedule or document required to be delivered pursuant thereto, and such breach cannot be cured or is not cured within 20 days after written notice of such breach is given to such party by the other party;

•

by VIB if (i) Central Coast Bancorp’s board of directors does not convene the special meeting of shareholders, Central Coast Bancorp’s board of directors fails to recommend adoption of the merger agreement or the merger to Central Coast Bancorp’s shareholders or adversely alters or modifies or withdraws its favorable recommendation of the merger agreement and the merger other than in connection with a third party transaction which Central Coast Bancorp’s board of directors has determined (after advice from its legal counsel and financial advisors) to be superior to the merger, (ii) the merger agreement and the merger are not approved by the shareholders, and (iii) VIB Corp is not in material breach of the merger agreement.  In the event the merger agreement and the merger are terminated pursuant to this provision, Central Coast Bancorp shall pay VIB Corp liquidated damages of $5,000,000, subject to receipt of a waiver and release;

•

by Central Coast Bancorp, if Central Coast Bancorp’s board of directors authorizes Central Coast Bancorp (after advice from its legal counsel and financial advisors) to enter into a binding written agreement with a third party it determines to be superior to the merger, after providing VIB Corp with written notice and VIB Corp’s failure to deliver to Central Coast Bancorp a written proposal or offer in response within 5 business days of receipt of said written notice, or VIB Corp’s written proposal or offer is determined by Central Coast Bancorp’s board of directors within 5 business days after receipt, to be no less favorable from a legal and financial point of view, to the shareholders, than the third party proposal.  In the event the merger agreement and the merger are terminated pursuant to this provision, Central Coast Bancorp shall pay VIB Corp liquidated damages of $9,000,000, subject to receipt of a waiver and release;

•

by VIB Corp if (i) before the special shareholders’ meeting, a bona fide acquisition proposal by a third party is made to Central Coast Bancorp or any person publicly announces the intent to make a bona fide acquisition proposal to Central Coast Bancorp, (ii) the merger agreement and the merger are not approved by the shareholders, and (iii) VIB Corp is not in material breach of the merger agreement.  In the event the merger agreement and the merger are terminated pursuant to this provision and within twelve months after such termination, Central Coast Bancorp enters into a definitive agreement in which control of Central Coast Bancorp or Community Bank of Central California is to be acquired by a third party or control of Central Coast Bancorp or Community Bank of Central California is acquired by a third party, Central Coast Bancorp shall pay VIB Corp liquidated damages of $9,000,000, subject to receipt of a waiver and release;

•

by VIB Corp or Central Coast Bancorp, if the merger agreement and the merger are not approved by the required vote of the holders of the outstanding shares of Central Coast Bancorp stock in accordance with the California Corporations Code; and

•

by VIB Corp, if there has been a material adverse effect with respect to Central Coast Bancorp since June 30, 2005, which cannot be cured or is not cured within 20 days after written notice specifying the nature of the material adverse effect is given by VIB Corp to Central Coast Bancorp.  In the event the merger agreement and the merger are terminated pursuant to this provision, Central Coast Bancorp shall pay VIB Corp liquidated damages of $5,000,000, subject to receipt of a waiver and release.

          The foregoing is a condensed summary of the termination and liquidated damages provisions of the merger agreement.  Shareholders are encouraged to review the terms of the merger agreement, including the specific provisions contained in Article IX of the merger agreement.

Amendment of the Merger Agreement; Waiver of Terms

          The merger agreement may be amended by the parties at any time before or after approval by the shareholders of Central Coast Bancorp. However, after receipt of shareholder approval, no amendment may be made which changes the form of consideration or the value of the consideration to be received by the shareholders of Central Coast Bancorp without their approval. The parties may make technical changes to the merger agreement, as may be required for regulatory approval or as needed to make any governmental filings.  Other than the requirement of shareholder approval, the parties to the merger agreement may waive any term, provision or condition of the merger agreement.  The parties may change the structure of the merger if appropriate provided the change will cause no delay in completion of the merger.

Expenses

          VIB Corp and Central Coast Bancorp have agreed to pay their own expenses in connection with the preparation of the merger agreement and the completion of the merger.

OTHER MATTERS

          The only business to be conducted at the special meeting will be the approval of the principal terms of the merger agreement including the merger.  No other business may be presented at the special meeting, other than adjournment, if necessary, to solicit additional proxies.

WHERE YOU CAN FIND MORE INFORMATION

          Central Coast Bancorp files periodic reports on Forms 10-K, 10-Q and 8-K, insider ownership reports on Forms 3, 4 and 5, proxy statements and other information with the Securities and Exchange Commission.  You may obtain copies of or inspect such reports, proxy statements and other information that Central Coast Bancorp has filed with the Commission and will file with the Commission between the date of this proxy statement and the date of the special meeting of Central Coast Bancorp shareholders, as follows:

•

at the Commission’s internet website www.sec.gov, without charge, by first selecting “Search for Company Filings,” then select “Companies & Other Filers,” and then insert Central Coast Bancorp in the box “Company Name” and “CA” in the box “State,” then select “Find Companies” to view or download copies of such reports, proxy statements, insider reports on Forms 3, 4 and 5, and other information;

•

at the Central Coast Bancorp and Community Bank of Central California internet website www.community-bnk.com, without charge, through a link to the Commission website.  To access Central Coast Bancorp filings, first select the “Central Coast Bancorp” menu item on the website, then select “Corporate Profile,” followed by selecting either “Central Coast Bancorp SEC Filings” to view or download copies of such reports, proxy statements and other information, or select “Central Coast Bancorp SEC Section 16 Reports” to view or download reports on Forms 3, 4 or 5 of insider transactions in Central Coast Bancorp securities;

•

at the Commission’s public reference room in Washington, D.C., 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may contact the public reference room at (202) 942-8090 or call the Securities and Exchange Commission at (800) SEC-0330 for further information regarding the public reference room.  Copies of documents may also be obtained from the public reference room at prescribed rates by delivery of a request for copies by fax at (202) 777-1027 or by email at www.publicinfo@sec.gov;

•	at the offices of The National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006; and

•

copies of these reports, proxy statements and other information may be obtained, without charge, by contacting Central Coast Bancorp, 301 Main Street, Salinas, California 93901, Attention: Ms. Jayme Fields, Corporate Secretary.

          VIB Corp does not file periodic reports with the Securities and Exchange Commission.  Information regarding VIB Corp, Rabobank, N.A., and other operations of Rabobank in the United States and internationally can be obtained through internet websites maintained by Rabobank including those at www.rabobankamerica.com and www.rabobank.com.

          Central Coast Bancorp has supplied all information contained in this proxy statement relating to Central Coast Bancorp and Community Bank of Central California, and VIB Corp has supplied all such information relating to VIB Corp, Rabobank, N.A., and their affiliates.  In deciding how to vote on the transactions contemplated by the merger agreement, including the merger, you should rely only on the information contained in this proxy statement.

          Neither Central Coast Bancorp nor VIB Corp has authorized any person to provide you with any information that is different from what is contained in this proxy statement. This proxy statement is dated December 12, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing to you of this proxy statement will not create any implication to the contrary.  This proxy statement does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

IMPORTANT NOTICES

IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON AND ARE A SHAREHOLDER OF RECORD, BRING WITH YOU A FORM OF GOVERNMENT-ISSUED PERSONAL IDENTIFICATION BEARING YOUR RECENT PHOTOGRAPH (SUCH AS A DRIVER’S LICENSE, STATE-ISSUED IDENTIFICATION CARD OR PASSPORT) TO THE SPECIAL MEETING.

IF YOU OWN STOCK THROUGH A BANK, BROKER OR OTHER NOMINEE YOU WILL NEED PROOF OF OWNERSHIP AS OF THE RECORD DATE SUCH AS A BANK OR BROKERAGE STATEMENT TO ATTEND THE SPECIAL MEETING (WHICH YOU MUST ASK THEM OR THEIR AGENT TO PROVIDE TO YOU).

NO CAMERAS, RECORDING EQUIPMENT OR OTHER ELECTRONIC DEVICES WILL BE ALLOWED IN THE MEETING ROOM.  IF YOU DO NOT PROVIDE PHOTO IDENTIFICATION OR COMPLY WITH THE OTHER PROCEDURES OUTLINED ABOVE UPON REQUEST, YOU MAY NOT BE ADMITTED TO THE SPECIAL MEETING.

By Order of the Board of Directors,

/s/ JAYME C. FIELDS

Jayme C. Fields
Corporate Secretary

Salinas, California
December 12, 2005

ANNEX A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND BETWEEN

VIB CORP

AND

CENTRAL COAST BANCORP

Dated as of October 12, 2005

ANNEX A

i

ANNEX A

ANNEX A

ANNEX A

ANNEX A

EXHIBITS

Exhibit “A”	-	Form of Agreement and Plan of Merger

Exhibit “B”	-	Opinion Matters of Counsel to CCB

Exhibit “C”	-	Forms of Estoppel Certificates

Exhibit “D”	-	Form of Voting Agreement and Irrevocable Proxy

Exhibit “E”	-	Form of Director Support Agreement

Exhibit “F”	-	Forms of Employment Agreements

Exhibit “G”	-	Form of Executive Support Agreement

Exhibit “H”	-	Forms of Consulting Agreements

Exhibit “I”	-	Forms of Consultant Support Agreements

Exhibit “J”	-	Forms of Settlement Agreements

v

ANNEX A

CONFIDENTIAL SCHEDULES

Schedule 3.01(d)	-	Articles and Bylaws
Schedule 3.01(e)	-	Other Equity Investments
Schedule 3.03(a)	-	Options and Warrants
Schedule 3.04(a)	-	Compliance
Schedule 3.04(b)	-	Performance
Schedule 3.05(a)	-	Financial Statement Matters
Schedule 3.05(b)	-	Securitizations and Off-Balance Sheet Arrangements
Schedule 3.05(c)	-	Non-Audit Service Performed
Schedule 3.06	-	Undisclosed Liabilities
Schedule 3.07	-	Litigation
Schedule 3.08	-	Consents and Approvals
Schedule 3.09	-	Title to Assets
Schedule 3.10	-	Certain Changes or Events
Schedule 3.11	-	Leases, Contracts and Agreements
Schedule 3.12	-	Tax Matters
Schedule 3.13	-	Insurance Matters
Schedule 3.15	-	Proprietary Rights
Schedule 3.16	-	Transactions with Insiders
Schedule 3.17	-	Criticized Assets
Schedule 3.19	-	Environmental Compliance
Schedule 3.27	-	Labor Agreements
Schedule 3.28(a)	-	Employee Plans
Schedule 3.28(d)	-	Employee Plans Holding Securities and Providing Benefits After Termination
Schedule 3.28(g)	-	Employee Plan Changes or Events
Schedule 3.28(h)	-	Accelerated Payments
Schedule 3.28(i)	-	Nonqualified Deferred Compensation Plan
Schedule 3.28(j)	-	SERP
Schedule 3.31	-	Internal Controls
Schedule 3.37	-	Offices and ATMs
Schedule 3.38	-	Operating Losses
Schedule 3.39	-	Indemnification

ANNEX A

Schedule 4.05	-	VIB Consents and Approvals
Schedule 4.10	-	Funding Guarantee
Schedule 5.08(c)	-	Loans to Directors
Schedule 5.21(a)	-	Persons to Sign Voting Agreement and Irrevocable Proxy
Schedule 5.21(b)	-	Persons to Sign Director Support Agreements
Schedule 5.23(a)	-	Persons to Sign Employment Agreements and Executive Support Agreements
Schedule 5.23(b)	-	Persons to Sign Consulting Agreements and Consultant Support Agreements
Schedule 5.24	-	Persons to Sign Settlement Agreements
Schedule 6.16	-	Severance Pay
Schedule 12.01(a)	-	VIB Brokers, Finders, Etc.
Schedule 12.01(b)	-	CCB Brokers, Finders, Etc.

ANNEX A

AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of the 12th day of October, 2005, by and between VIB Corp, a California corporation with its principal offices in El Centro, California (“VIB”), and Central Coast Bancorp, a California corporation with its principal offices in Salinas, California (“CCB”), with reference to the following:

RECITALS

          WHEREAS, CCB owns all of the stock of Community Bank of Central California, a California banking corporation (the “Bank”);

          WHEREAS, VIB owns all of the stock of Rabobank, National Association, a national banking association (the “Rabo”);

          WHEREAS, VIB desires to acquire all of the issued and outstanding shares of CCB’s voting common stock, no par value (the “CCB Stock”), in exchange for cash through the merger of a wholly-owned direct or indirect subsidiary of VIB (“Newco”) with and into CCB, with CCB surviving the merger (the “Merger”);

          WHEREAS, VIB and CCB believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of VIB, CCB and their respective shareholders;

          WHEREAS, VIB and CCB desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

          WHEREAS, the respective boards of directors of VIB and CCB have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, VIB and CCB undertake, promise, covenant and agree with each other as follows:

AGREEMENT

ARTICLE I.
VIB’S ACQUISITION OF CCB

          Section 1.01      Merger of Newco with and into CCB. Subject to the terms and conditions of this Agreement and an Agreement and Plan of Merger (the “Merger Agreement”) by and between Newco and CCB, the form of which is attached as Exhibit “A,” at the Effective Time

ANNEX A

(as defined in Section 2.01), VIB will cause Newco to merge with and into CCB according to Chapter 11 of the California Corporations Code (the “CCC”). CCB will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue its corporate existence under the CCC. At the Effective Time, the separate corporate existence of Newco will cease.

          Section 1.02      Effects of the Merger. The Merger will have the effects set forth in Section 1107 of the CCC. The name of the Surviving Corporation will be “Central Coast Bancorp.” The existing offices and facilities of CCB immediately preceding the Effective Time will be the principal offices and facilities of the Surviving Corporation following the Effective Time.

          Section 1.03      Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of CCB, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.04      Directors and Officers. The directors and officers, respectively, of Newco at the Effective Time will become the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

          Section 1.05      Effect on Capital Stock. At the Effective Time by virtue of this Agreement and without any further action on the part of VIB, CCB, Newco, or any holder of CCB Stock:

           (a)           Each share of CCB Stock issued and outstanding immediately before the Effective Time (other than shares of CCB Stock that are (A) owned, directly or indirectly, by CCB, VIB or any of their Subsidiaries (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.05(c)) or (B) held by holders of the CCB Stock who perfect their appraisal rights under Chapter 13 of the CCC (herein referred to as “Dissenting Shares”), will be converted into the right to receive $25.00 in cash (the “Per Share Consideration”). The aggregate amount of the Per Share Consideration to be paid to all holders of the CCB Stock is referred to herein as the “Merger Consideration.” All of the shares of CCB Stock converted into the Per Share Consideration will no longer be outstanding and will automatically be canceled and retired and will cease to exist as of the Effective Time, and each certificate (each, a “Certificate”) previously representing any such shares of CCB Stock will thereafter represent the right to receive the Per Share Consideration as set forth in this Section 1.05(a). Certificates previously representing shares of CCB Stock will be exchanged for the Per Share Consideration upon the surrender of such Certificates according to Section 1.06, without any interest thereon.

           (b)           Dissenting Shares will not be converted as described in Section 1.05(a), but from and after the Effective Time will represent only the right to receive such value as may be determined under Chapter 13 of the CCC.

ANNEX A

           (c)           All shares of CCB Stock that are owned, directly or indirectly, by CCB or VIB or any of their Subsidiaries (other than (i) shares of CCB Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (collectively, the “Trust Account Shares”) and (ii) shares of CCB Stock held in respect of a debt previously contracted (collectively, the “DPC Shares”) will be canceled and will cease to exist and no other consideration will be delivered in exchange therefore.

(d) At the Effective Time, the stock transfer books of CCB will be closed, and no transfer of CCB Stock theretofore outstanding will thereafter be made.

           (e)           Each share of common stock, no par value, of Newco, issued and outstanding immediately before the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          Section 1.06      Exchange Procedures; Surrender of Certificates.

           (a)           American Stock Transfer & Trust Company, New York, New York, or any other institution appointed by VIB and reasonably acceptable to CCB will act as the Paying Agent in the Merger (the “Paying Agent”).

           (b)           As soon as practicable after the Effective Time, but not later than 5 business days thereafter, the Paying Agent will mail to each holder of record of one or more Certificates as of the Effective Time (as indicated on the shareholders’ list to be delivered to Paying Agent under Section 2.02(g), each a “CCB Shareholder”), a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Consideration into which the shares of CCB Stock represented by such Certificate or Certificates will have been converted under this Agreement and the Merger Agreement (the “Transmittal Materials”).

                 (i)      Upon proper surrender of a Certificate for exchange and cancellation to the Paying Agent, together with such properly completed and executed Transmittal Materials, the holder of such Certificate will be entitled to receive from the Paying Agent in exchange therefore the Per Share Consideration, in the amount set forth in Section 1.05(a) and the Certificate so surrendered will forthwith be canceled. Promptly following receipt of the Transmittal Materials, the Paying Agent will forward the Per Share Consideration to each CCB Shareholder who has properly surrendered the Transmittal Materials to the Paying Agent. Until so surrendered, each Certificate will be deemed for all purposes, subject only to Chapter 13 of the CCC, to evidence solely the right to receive the Per Share Consideration from VIB as described in Section 1.05(a).

(ii) The holders of CCB Stock (the “Shareholders”) will be entitled to receive their Per Share Consideration only following receipt by the Paying Agent of properly completed Transmittal Materials. If the Transmittal Materials contain

ANNEX A

an error, are incomplete or are not accompanied by all appropriate Certificates, then the Paying Agent will notify such CCB Shareholder promptly of the need for further information.

           (c)           If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the CCB Shareholder claiming such Certificate to be lost, stolen or destroyed and, if required by VIB in its sole discretion, the posting by such person of a bond in such amount as VIB may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Consideration deliverable in respect thereof under this Agreement.

           (d)           Neither the Paying Agent nor any other party to this Agreement will be liable to any holder of any Certificates for any amount paid to a public official under any applicable abandoned property, escheat or similar laws.

           (e)           VIB and the Paying Agent are entitled to rely upon the stock transfer books of CCB to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books will be conclusive with respect thereto. If a dispute arises with respect to ownership of stock represented by any Certificate, VIB and the Paying Agent may deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          Section 1.07      Paying Agent.

           (a)           Before the Closing Date, VIB will deposit in trust with the Paying Agent, amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payment of the Per Share Consideration to Shareholders under Section 1.05(a) hereof and payment of the Option Spread (as defined in Section 1.08) to the holders of vested and unvested CCB stock options under Section 1.08 hereof. VIB will deliver or will cause the Paying Agent to deliver to CCB written confirmation of this deposit, and this deposit is referred to as the “Payment Fund.”

           (b)           Before the Effective Time, VIB and CCB will enter into an agreement (the “Payment Agreement”) with the Paying Agent. The Payment Agreement will provide, among other things, that (i) the Paying Agent will maintain the Payment Fund as a separate fund to be held for the benefit of the Shareholders, (ii) any portion of the Payment Fund that has not been paid to the Shareholders under Section 1.06 before the date that is 6 months after the Effective Time will be paid to VIB (which funds may be commingled with VIB’s general corporate funds), and any Shareholders who will not have theretofore complied with Section 1.06 will thereafter look only to VIB for payment of the Per Share Consideration to which they are entitled under this Agreement, (iii) the Payment Fund will not be used for any other purpose that is not provided for herein, (iv) the Paying Agent may invest, if so directed by VIB, the Payment Fund in obligations of the United States government or any agency or instrumentality thereof, in obligations that are guaranteed or insured by the United States government or any agency or instrumentality thereof or in deposits of any federally-insured depository institution

ANNEX A

having total deposits of $1 billion or more (any net profit resulting from, or interest or income produced by, such investments will be payable to VIB on demand), and (v) all expenses of the Paying Agent will be paid directly by VIB. Any income earned in the Payment Fund will be for the benefit of VIB, to the extent that it is not necessary to pay the Merger Consideration, and any losses to the Payment Fund will be borne by VIB.

Section 1.08 CCB Stock Options.

          Prior to the Effective Time and in accordance with the provisions of CCB’s Stock Option Plans, each outstanding CCB stock option, whether vested or unvested immediately prior to the Effective Time, will be cancelled and terminated by CCB in exchange for the right to receive an amount of cash, without interest, equal to the number of shares of CCB Stock covered by such CCB stock option, multiplied by the Option Spread, less applicable Taxes (as defined in Section 3.12(k)) required to be withheld with respect to such payment (the “Option Consideration”). The “Option Spread” for a CCB stock option will be equal to $25.00 less the exercise price of the stock option.

ARTICLE II.
 THE CLOSING AND THE CLOSING DATE

          Section 2.01      CCB Time and Place of the Closing Date and Effective Time.

           (a)           On a date mutually agreeable to CCB and VIB after January 1, 2006, which is at least 10 days but not more than 31 days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (herein called the “Closing Date”), a meeting (the “Closing”) will take place, unless otherwise mutually agreeable to CCB and VIB. At the Closing, the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If none of the foregoing conditions then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties will execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement. The Merger will become effective at the time the Merger Agreement and officers’ certificates prescribed by Section 1103 of the CCC are duly filed with the California Secretary of State (the “California Secretary”), or at a later date or time as VIB and CCB agree and specify in the Merger Agreement (such time being referred to herein as the “Effective Time”). The parties will use their reasonable best efforts to cause the Effective Time to occur on the same date as the Closing Date.

(b) The Closing will take place at the offices of VIB, 1498 Main Street, El Centro, California, on the Closing Date, or at such other place to which the parties may mutually agree.

          Section 2.02      Actions to be Taken at the Closing by CCB. At the Closing, CCB will execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and

ANNEX A

deliver to VIB such documents and certificates contemplated to be delivered by this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the following (all of such actions constituting conditions precedent to VIB’s obligations to close hereunder):

(a) True, correct and complete copies of the Articles of Incorporation of CCB and the Bank, including all amendments thereto, duly certified as of a recent date by the California Secretary.

(b) Certificates of status, each dated as of a recent date, issued by the California Secretary, duly certifying as to the good legal standing of CCB and the Bank under the laws of the State of California.

           (c)           A certificate, dated as of a recent date, issued by the California Department of Financial Institutions (the “CDFI”), duly certifying as to the organization of the Bank under the laws of the State of California and authorization to conduct commercial banking business within the State of California.

(d) Certificates of good standing, each dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of CCB and the Bank in the State of California.

           (e)           A letter, dated as of a recent date, from the Federal Reserve Bank of San Francisco, to the effect that CCB is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).

           (f)           A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the “FDIC”), duly certifying that the deposits of the Bank are insured by the FDIC under the Federal Deposit Insurance Act (the “FDIA”).

           (g)           A certificate, dated as of the Closing Date, executed by the Corporate Secretary or other appropriate executive officer of CCB, in which that officer will certify: (i) the due adoption by the CCB’s Board of Directors of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including the Merger Agreement, and the taking of all actions contemplated hereby and thereby; (ii) the due adoption and approval by the Shareholders of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, (iii) the incumbency and true signatures of those officers of CCB duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and the Merger Agreement and other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby on behalf of CCB; (iv) that the copy of the Bylaws of CCB attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy; and (v) a true and correct copy of the list of the Shareholders as of the latest practicable date prior to the Closing Date.

ANNEX A

           (h)           A certificate, dated as of the Closing Date, executed by the Corporate Secretary or other appropriate executive officer of the Bank, in which that officer will certify: (i) the incumbency and true signatures of those officers of the Bank duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver such agreements and documents contemplated hereby and the taking of all actions contemplated hereby on behalf of the Bank; and (ii) that the copy of the Bylaws of the Bank attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

           (i)           A certificate, dated as of the Closing Date, executed by an executive officer of CCB in which CCB will certify, to the Knowledge of such executive officer, that CCB has satisfied the conditions set forth in Section 8.01, Section 8.02 and Section 8.08 of this Agreement.

(j) An opinion of CCB’s counsel, addressing each of the matters identified in Exhibit “B” attached hereto.

           (k)           Lessor Estoppel Certificates, substantially in the form attached hereto as Exhibit “C-1” where the Bank is the lessee and substantially in the form attached hereto as Exhibit “C-2” where CCB is the lessee, relative to each of the Leased Properties identified in Section 3.11 and dated as of a date within one week of the Closing Date, accompanied by the requisite Lender’s Consents and Subordination, Nondisturbance and Attornment Agreements.

           (l)           Duly executed lease assignments providing for: (i) the assignment to the Bank of all leases for Leased Properties, where CCB is the lessee, and thereafter, (ii) the assignment of all such leases to Rabo. The forms of assignments shall be reasonably satisfactory to VIB or its counsel.

(m) Duly executed consent and approval providing for the assignment of the Trust under the CCB Nonqualified Deferred Compensation Plan, dated July 26, 1999, from CCB to Rabo.

           (n)           All consents and approvals required to be obtained by CCB from third parties to complete the transactions contemplated by this Agreement, as specified on Confidential Schedule 3.08 (other than those specified on Confidential Schedule 4.05) without the imposition of any changes in terms or financial penalties.

(o) All other documents required to be delivered to VIB by CCB under this Agreement, and all other documents, certificates and instruments as are reasonably requested by VIB or its counsel.

          Section 2.03      Actions to be Taken at the Closing by VIB. At the Closing, VIB will execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to, or cause to be delivered to, CCB such documents and certificates contemplated to be delivered by this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the following (all of such actions constituting conditions precedent to CCB’s obligations to close hereunder):

ANNEX A

(a) True, correct and complete copies of the Articles of Incorporation of each of VIB and Newco, including all amendments thereto, duly certified as of a recent date by the California Secretary.

           (b)           Certificates of status, each dated as of a recent date, issued by the California Secretary, duly certifying as to the good legal standing of each of VIB and Newco under the laws of the State of California.

           (c)           Certificates of good standing, each dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of each of VIB and Newco in the State of California.

           (d)           A certificate, dated as of the Closing Date, executed by the Secretary or other appropriate executive officer of VIB in which that officer will certify: (i) the due adoption by VIB’s Board of Directors of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including the Merger Agreement and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of VIB duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement, the Merger Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of VIB, and (iii) that the copy of the Bylaws of VIB attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

           (e)           A certificate, dated as of the Closing Date, executed by the Secretary or other appropriate executive officer of Newco in which that officer will certify: (i) the due adoption by Newco’s Board of Directors of corporate resolutions attached to such certificate authorizing the execution and delivery of the Merger Agreement and the other agreements and documents contemplated thereby and by this Agreement and the taking of all actions contemplated thereby; (ii) the due adoption and approval by the shareholder of Newco of the Merger Agreement and the transactions contemplated thereby; (iii) the incumbency and true signatures of those officers of Newco duly authorized to act on its behalf in connection with the transactions contemplated by the Merger Agreement and this Agreement and to execute and deliver the Merger Agreement and other agreements and documents contemplated thereby and by this Agreement and the taking of all actions contemplated by the Merger Agreement and this Agreement on behalf of Newco; and (iv) that the copy of the Bylaws of Newco attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

           (f)           A certificate, dated as of the Closing Date, executed by a duly authorized executive officer of VIB, in which VIB will certify, to the Knowledge of such executive officer, that VIB has satisfied the conditions set forth in Section 7.01 and Section 7.02 of this Agreement.

ANNEX A

(g) All consents and approvals required to be obtained by VIB from third parties to complete the transactions contemplated by this Agreement, as specified on Confidential Schedule 4.05.

(h) A certificate, dated as of or before the Closing Date, executed by a duly authorized officer of the Paying Agent, certifying the deposit of funds as required by Section 1.07(a).

(i) All other documents required to be delivered to CCB by VIB under this Agreement, and all other documents, certificates and instruments as are reasonably requested by CCB or its counsel.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF CCB

          CCB hereby makes the representations and warranties set forth in this Article III to VIB.

          Section 3.01      Organization and Qualification.

           (a)           CCB is a corporation duly organized, validly existing and in good standing under the laws of the State of California. CCB is a bank holding company registered under the BHCA. CCB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement and the Merger Agreement. CCB does not own or control, directly or indirectly, any Subsidiary (as defined in Section 12.08(i)) nor any Affiliate (as defined in Section 12.08(a)) other than the Bank.

           (b)           The Bank is a California banking corporation duly organized, validly existing and in good standing under all laws, rules, and regulations applicable to banking corporations organized under California law. The Bank is an insured bank as defined in the FDIA. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, and to own, lease and operate its properties and assets, including as now owned, leased or operated.

           (c)           All of the issued and outstanding shares of capital stock of the Bank are owned by CCB free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, and all such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights of any person. There are no options, warrants or rights outstanding to acquire any capital stock of the Bank, and no person or entity has any other right to purchase or acquire any unissued shares of stock of the Bank.

(d) True and complete copies of the Articles of Incorporation and Bylaws of CCB and the Bank, as amended to date, are included in Confidential Schedule 3.01(d).

ANNEX A

           (e)           The nature of the business of CCB and the Bank does not require either of them to be licensed or qualified to do business in any jurisdiction other than California. Except as disclosed on Confidential Schedule 3.01(e), neither CCB nor the Bank have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies, in a fiduciary capacity or as a secured creditor.

          Section 3.02      Execution and Delivery. CCB has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including the Merger Agreement, have been or at the Closing will be, duly executed by CCB. Assuming the due execution and delivery of this Agreement and the other agreements and documents contemplated hereby by VIB and Newco, this Agreement constitutes and such other agreements and documents will constitute the legal, valid and binding obligations of CCB, enforceable according to their respective terms and conditions, subject to the Bankruptcy Exception (as defined in Section 12.08(b)).

          Section 3.03      Capitalization.

           (a)           As of the date of this Agreement, the entire authorized capital stock of CCB consists of 1,000,000 shares of preferred stock, of which no shares are issued and outstanding, and 39,062,500 shares of CCB Stock, of which 14,098,523 shares are fully paid, validly issued, nonassessable and outstanding. As of the date of this Agreement, there are 962,691 options outstanding pursuant to CCB’s 1994 Amended and Restated Stock Option Plan and there are 275,500 options outstanding pursuant to CCB’s 2004 Stock Option Plan, all of which were duly authorized by CCB’s Board of Directors or a duly authorized committee thereof, and granted in accordance with the terms of the 1994 Stock Option Plan or the 2004 Stock Option Plan, as appropriate. Confidential Schedule 3.03(a) provides a list of optionees and the date of grant, the expiration date, the number of outstanding options and the exercise price for each outstanding stock option. Except as listed on Confidential Schedule 3.03(a), there are no (a) other outstanding equity securities of any kind or character, (b) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, CCB to purchase or otherwise acquire any security of or equity interest in CCB, or (c) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating CCB to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of CCB Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of CCB Stock have been issued in compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of CCB Stock, except under applicable law, and all dividends declared before the date of this Agreement have been paid.

ANNEX A

           (b)           As of the date of this Agreement, the entire authorized capital stock of the Bank consists of 1,000,000 shares of preferred stock, of which no shares are issued and outstanding, and 6,000,000 shares of common stock, of which 50 shares are fully paid, validly issued, nonassessable and outstanding. There are no (a) other outstanding equity securities of any kind or character, (b) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to purchase or otherwise acquire any security of or equity interest in the Bank, or (c) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating the Bank to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of the Bank’s common stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of the Bank’s common stock have been issued in compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of the Bank’s common stock, except under applicable law, and all dividends declared before the date of this Agreement have been paid.

          Section 3.04      Compliance with Laws, Permits and Instruments.

           (a)           Except as set forth in Confidential Schedule 3.04(a), each of CCB and the Bank is in compliance with, and is not in default (or with the giving of notice or the passage of time will not be in default) under, or in violation of, (i) the Articles of Incorporation or Bylaws of CCB or the Bank (collectively and individually the “Constituent Document”), (ii) any material provision of any loan agreement, security or pledge agreement, mortgage, indenture, lease, contract, agreement or other instrument applicable to CCB or the Bank or their respective assets, operations, properties or businesses now conducted or conducted in the last 3 years, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, or to CCB’s Knowledge, any statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to CCB or the Bank or their respective assets, operations, properties or businesses now conducted or heretofore conducted, which noncompliance, default or violation described in (i), (ii) or (iii) above, would, individually or in the aggregate, reasonably be anticipated to result in a Material Adverse Effect.

           (b)           Except as set forth in Confidential Schedule 3.04(b), the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and the completion of the transactions contemplated hereby and thereby, by CCB, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) the Constituent Documents, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to CCB or the Bank or their assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, or, to the Knowledge of

ANNEX A

CCB, any statute, law, ordinance, rule or regulation applicable to CCB or the Bank or their assets, operations, properties or businesses.

          Section 3.05      Financial Statements.

           (a)           CCB has furnished to VIB true and complete copies of (i) the audited consolidated balance sheets of CCB as of December 31, 2003 and 2004, the audited consolidated statements of income and changes in shareholders’ equity for the years ended December 31, 2002, 2003, and 2004, statements of cash flows for the years ended December 31, 2003, and 2004, and related footnotes, (ii) an unaudited consolidated balance sheet of CCB as of June 30, 2005, and the related unaudited consolidated statement of income for the six months ended June 30, 2005 (such balance sheets and the related statements of income, changes in shareholders’ equity and cash flows and footnotes are collectively referred to herein as the “CCB Financial Statements”). The CCB Financial Statements and CCB’s Financial Statements filed with the Securities and Exchange Commission (the “SEC”) on CCB’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q since January 1, 2003, complied as to form, as of their respective dates, in all material respects with applicable accounting requirements, have been prepared according to generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), fairly present the consolidated financial condition of CCB and the Bank at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not material in amount or effect), and the accounting records underlying the CCB Financial Statements accurately and fairly reflect in all material respects the transactions of CCB. Except as set forth on Confidential Schedule 3.05(a), the CCB Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

           (b)           Confidential Schedule 3.05(b) lists, and CCB has delivered to VIB copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a) of SEC Regulation S-K) effected by CCB.

           (c)           Deloitte & Touche LLP, which has expressed its opinion with respect to the audited CCB Financial Statements for the periods from January 1, 2002 to December 31, 2004, and Perry-Smith LLP, which has served as CCB’s independent registered public accountants since June 16, 2005 (collectively, the “CCB Auditors”), are and have been throughout the periods covered by those CCB Financial Statements (i) registered public accounting firms (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (“SOX”)), (ii) “independent” with respect to CCB within the meaning of Regulation S-X issued by the SEC, and (iii) in compliance with subsections (g) through (l) of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board. Confidential Schedule 3.05(c) sets forth all non-audit services performed, and the

ANNEX A

aggregate fees billed in each year, by the CCB Auditors for CCB or the Bank since December 31, 2002.

           (d)           CCB has furnished, or has caused the Bank to furnish, to VIB, true and complete copies (including all amendments thereto) of the Reports of Condition and Income (“Call Reports”) for the Bank for the quarterly periods ended December 31, 2002 to June 30, 2005. Such Call Reports fairly present, in all material respects, the financial position of the Bank and the results of its operations at the dates and for the periods indicated in conformity with the Instructions for the Preparation of Call Reports as issued by applicable regulatory authorities. The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. CCB and the Bank have calculated their allowance for loa n losses according to GAAP, which includes regulatory accounting principles (“RAP”) where applicable, as applied to banking institutions, and according to applicable law. To the Knowledge of CCB, the consolidated allowance for loan losses account for CCB and the Bank is adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of CCB and the Bank.

           (e)           As of the respective dates, since December 31, 2002, CCB has timely filed all SEC reports on Forms 10-K, 10-Q and 8-K required to be filed by it and none of the reports contained at the time of filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Section 3.06      Undisclosed Liabilities. CCB and the Bank do not have any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due, that is not reflected in or disclosed in the CCB Financial Statements, except (a) those liabilities and expenses incurred in the ordinary course of business and consistent with past business practices since the date of the CCB Financial Statements, (b) as disclosed on Confidential Schedule 3.06 or (c) those incurred in connection with the transactions contemplated by this Agreement and the Merger Agreement.

          Section 3.07      Litigation. Except as set forth on Confidential Schedule 3.07, there are no actions, claims, suits, investigations, third-party summons (except third-party summons limited solely to customer account information), reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending, or to the Knowledge of CCB threatened against or affecting CCB or the Bank or any of their respective current or former officers and directors (while acting in such capacity) or any of their properties, at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality that in any manner involves CCB or the Bank or any of their current or former officers or directors (while acting in such capacity) or any of their properties or capital stock. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending, or to the Knowledge of CCB threatened against CCB or the Bank that questions the validity of this Agreement or the agreements contemplated hereby, including the Merger Agreement, or any actions taken or to be taken by CCB pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

ANNEX A

          Section 3.08      Consents and Approvals. CCB’s Board of Directors (at a meeting called and duly held) has resolved, subject to its fiduciary duties to the Shareholders, to recommend approval and adoption by the Shareholders of the Merger, this Agreement and the Merger Agreement. Except for shareholder and regulatory approvals and except as disclosed on Confidential Schedule 3.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of CCB or the Bank in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including the Merger Agreement, or the completion by CCB of the transactions contemplated hereby or thereby.

          Section 3.09      Title to Assets. Each of CCB and the Bank has good and indefeasible title to all of its respective assets and properties including all personal and intangible properties reflected in the CCB Financial Statements or acquired thereafter, subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (a) as described in Confidential Schedule 3.09, (b) as noted in the CCB Financial Statements, or as set forth in the documents delivered to VIB pursuant to this Section 3.09, (c) statutory liens not yet delinquent, (d) consensual landlord liens, (e) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (f) pledges of assets in the ordinary course of business to secure public fund deposits, Federal Home Loan Bank or Federal Reserve Bank obligations, funds of the State of California, borrowings under securities sold under agreements to repurchase (collectively, “Eligible Obligations”) and (g) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the CCB Financial Statements. Confidential Schedule 3.09 identifies all securities held by CCB and the Bank as of August 31, 2005, including the principal amount, book value, coupon rate and maturity date. Except for leasehold interests disclosed in Confidential Schedule 3.11, Confidential Schedule 3.09 identifies all real property owned by CCB or the Bank, including any real property collateral acquired by foreclosure.

          Section 3.10      Absence of Certain Changes or Events. Except as disclosed on Confidential Schedule 3.10, since June 30, 2005, each of CCB and the Bank has conducted its business only in the ordinary course and has not:

(a) Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, which individually or in the aggregate, has resulted in a Material Adverse Effect;

           (b)           Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

           (c)           Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities, except dividends paid by the Bank to CCB;

ANNEX A

           (d)           Issued, reserved for issuance, sold or authorized the issuance of any shares of its capital stock, or issued, reserved for issuance, granted, sold or authorized the issuance of any other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to its capital stock;

           (e)           Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

           (f)           Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in Confidential Schedule 3.09, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure Eligible Obligations;

           (g)           Sold, transferred, leased to others or otherwise disposed of any of its assets (other than securities) other than in the ordinary course of business and consistent with past practices and safe and sound banking practices, or canceled or compromised any debt or claim, or waived or released any right or claim of a value in excess of $100,000;

           (h)           Terminated, canceled or surrendered, or received any notice or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, would result in a Material Adverse Effect;

           (i)           Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right (as defined in Section 3.15 hereof) or modified any existing rights with respect thereto;

           (j)           Except as reflected on Confidential Schedule 3.28, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, phantom stock, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except periodic increases in compensation consistent with past practices;

ANNEX A

(k) Except for improvements relating to Properties made any capital expenditures or capital additions in excess of an aggregate of $100,000;

           (l)           Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(m) Made any, or acquiesced with any, change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

           (n)           Since August 31, 2005, sold (but payment at maturity is not a sale) any investment securities in a single transaction involving a book gain or loss of more than $100,000 on such sale or purchased any investment securities, other than purchases of obligations of the U.S. Treasury (or any agency of the U.S. Government) with a duration of 2 years or less and a AAA rating by at least one nationally recognized ratings agency;

           (o)           Made, to the Knowledge of CCB committed to make (whether in writing or otherwise), renewed, extended the maturity of, or altered any of the material terms of any loan in the principal amount of $1,500,000 or more; or

(p) Renewed, extended the maturity of, or altered any of the material terms of any “classified loan” (as defined in Section 5.08(r)) in the principal amount of $250,000 or more.

          Section 3.11      Leases, Contracts and Agreements. Confidential Schedule 3.11 sets forth a complete listing, as of August 31, 2005 of all leases, subleases, licenses, contracts and agreements to which either CCB or the Bank is a party (the “Contracts”), and which (a) relate to real property used by CCB or the Bank in its respective operations (such Contracts being referred to herein as the “Leases”), or (b) involve payments to or by CCB or the Bank in excess of $100,000 during any calendar year. True and correct copies of all such Contracts, and all amendments thereto, have been made available to VIB. For the purposes of this Agreement, the term “Contracts” will not be deemed to include (i) loans made by, (ii) unfunded loan commitments of $5,000,000 or less each made by, (iii) letters of credit issued by, (iv) loan participations of, (v) Federal funds sold or purchased by, (vi) repurchase agreements made by, (vii) spot foreign exchange transactions of, (viii) bankers acceptances of, (ix) Federal Home Loan Bank advances, or (x) deposit liabilities of, the Bank. Except as set forth in Confidential Schedule 3.11, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of CCB. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable according to their terms, subject to the Bankruptcy Exception. Except as described in Confidential Schedule 3.11, all rent and other payments by CCB or the Bank under the Contracts are current, there are no existing defaults by CCB or the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. Each of CCB and the Bank, respectively, has a good and indefeasible leasehold interest in each of the properties

ANNEX A

subject to the Leases, free and clear of all mortgages, pledges, liens, encumbrances and security interests, but subject to all matters of record.

          Section 3.12      Taxes.

           (a)           Each of CCB and the Bank has duly and timely filed all Tax Returns that they were required to file under applicable laws and regulations with the appropriate Federal, state, local or foreign governmental agencies. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All material Taxes due and owing by CCB or the Bank (whether or not shown on any Tax Return) have been paid. None of CCB or the Bank currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where CCB or the Bank does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of CCB or the Bank.

           (b)           Each of CCB and the Bank has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

           (c)           There is no material dispute or claim concerning any Tax liability of CCB or the Bank either (i) claimed or raised by any authority in writing, or (ii) as to which any director or officer (or employee responsible for Tax matters) of CCB or the Bank has Knowledge based upon personal contact with any agent of such authority. Within the past 3 years, neither the Internal Revenue Service (the “IRS”) nor the California Franchise Tax Board (the “FTB”) has challenged the interest deduction on any of CCB’s debt on the basis that such debt constitutes equity for federal or state income tax purposes.

           (d)           Confidential Schedule 3.12 lists all federal, state, local, and foreign Tax Returns filed with respect to CCB or the Bank for taxable periods ended on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. True and complete copies of the Federal and California income Tax Returns of CCB, as filed with the IRS or the FTB for the years ended December 31, 2002, 2003, and 2004 have been delivered to VIB. None of CCB or the Bank has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (e)           None of CCB or the Bank has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code (the “Code”) during the applicable period specified in Code § 897(c)(1)(A)(ii) or similar provisions of California law. None of CCB or the Bank is a party to or bound by any tax allocation or sharing agreement, other than those to which only CCB or the Bank are parties.

ANNEX A

           (f)           None of CCB or the Bank (i) has been a member of an Affiliated Group filing a consolidated federal income tax return (other than a group the common parent of which was CCB) or (ii) has any liability for the Taxes of any person other than CCB or the Bank) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(g) Taxes payable or receivable as set forth in CCB’s Financial Statements are in accordance, and will be in accordance as of the Closing Date, with GAAP.

           (h)           Other than as provided in Confidential Schedule 3.12, CCB and the Bank are not required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or before the Closing Date; (ii) “closing agreement” as described in Code § 7121 (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or before the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code § 1502 (or any corresponding or similar provision of state, local, or foreign Tax law); (iv) installment sale or open transaction d isposition made on or before the Closing Date; or (v) prepaid amount received on or before the Closing Date. Other than as provided in Confidential Schedule 3.12, none of CCB or the Bank is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Code § 162(m) (or any corresponding provision of California Tax law or Tax laws issued by jurisdictions within the State of California).

(i) None of CCB or the Bank has been a party to any “listed transaction” as such term is defined in Treasury Regulation § 1.6011-4(b)(2).

           (j)           None of CCB or the Bank has distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code § 355 or § 361.

           (k)           For purposes of this Agreement, “Tax” or “Taxes” means (i) any federal, state, local, or foreign income, payroll, employment, windfall profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, alternative or add-on minimum, or estimated taxes, or (ii) any of the following taxes to the extent material to the operations of CCB or the Bank: gross receipts, license, excise, severance, stamp, occupation, premium, environmental (including taxes under Code § 59A), customs, duties, capital stock, franchise, profits, transfer, registration, or value added, or other tax of any kind whatsoever, including any interest, penalty, or addition to taxes described in (i) and (ii) above, whether disputed or not. For purposes of this Agreement, “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Section 3.13      Insurance. Confidential Schedule 3.13 sets forth an accurate and complete list of all policies of insurance, including fidelity and bond insurance, of CCB and the Bank. All

ANNEX A

such policies (a) are valid, outstanding and enforceable according to their terms, subject to the Bankruptcy Exception, and (b) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. CCB and the Bank are not in default with respect to any such policy and have not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Confidential Schedule 3.13, none of CCB or the Bank has been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which any of CCB or the Bank has applied for any such insurance within the last 3 years. Each Property of CCB and the Bank is insured for the benefit of CCB in amounts deemed adequate by CCB’s management against risks customarily insured against. Except as set forth in Confidential Schedule 3.13, there have been no claims under any fidelity bonds of CCB or the Bank within the last 3 years, and CCB has no Knowledge of any facts that would form the basis of a claim under such bonds.

          Section 3.14      No Adverse Effect. Except as disclosed in the Confidential Schedules to this Agreement or in the representations and warranties made in this Article III, there has not been any Material Adverse Effect since June 30, 2005, nor has any event or condition occurred that has resulted in, or to the Knowledge of CCB would be reasonably likely to result in, a Material Adverse Effect.

          Section 3.15      Proprietary Rights. Except as disclosed in Confidential Schedule 3.15, neither CCB nor the Bank own (nor to CCB’s Knowledge do CCB or the Bank require the use of) any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (“Proprietary Rights”) for their respective businesses or operations, except for licensed computer software. To the Knowledge of CCB, neither CCB nor the Bank is infringing upon or otherwise acting adversely to any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or, to the Knowledge of CCB, threatened, with respect thereto.

          Section 3.16      Transactions with Certain Persons and Entities. Except as disclosed in Confidential Schedule 3.16 and, excluding deposit liabilities, there are no outstanding amounts payable to or receivable from, or advances by CCB or the Bank to, and neither CCB nor the Bank is otherwise a creditor to any director or executive officer of CCB or the Bank nor is CCB or the Bank a debtor to any such person other than as part of the normal and customary terms of such person’s employment or service as a director with CCB or the Bank. Except as set forth on Confidential Schedule 3.16, neither CCB nor the Bank uses any asset owned by any shareholder or any present or former director or officer of CCB or the Bank, or any Affiliate thereof, in the operations (other than personal belongings of such officers and directors located in the Bank’s premises, the removal of which would not have a Material Adverse Effect), nor do any of such persons own or have the right to use real property that is adjacent to property on which the Bank’s facilities are located. Except as disclosed in Confidential Schedule 3.16 or Confidential Schedule 3.28(a), neither CCB nor the Bank is a party to any transaction or agreement with any director or executive officer of CCB or the Bank, and neither CCB nor the Bank are parties to any intercompany transactions or transactions with affiliates that do not comply with Federal Reserve Act Sections 23A or 23B and Federal Reserve Regulation W, as applicable.

ANNEX A

          Section 3.17      Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of CCB or the Bank on the CCB Financial Statements are legal, valid and binding obligations of the respective obligors thereof, enforceable according to their respective terms, subject to the Bankruptcy Exception, and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against CCB, the Bank or the present holder thereof. The credit files of CCB and the Bank contain sufficient material information (excluding general, local or national industry, economic or similar conditions) to CCB’s Knowledge that is reasonably required to evaluate, according to generally prevailing practices in the banking industry, the collectibility of the loan portfolio of the Bank and/or CCB (including loans that would be outstanding if either of them advances funds they are obligated to advance). Except as set forth in Confidential Schedule 3.17, CCB has disclosed all of the substandard, doubtful, loss, restructured, nonperforming or loans identified as problem loans on the internal watch list of CCB or the Bank, a copy of which as of August 31, 2005, has been provided to VIB. CCB has no Knowledge of any notice of, any past or present conditions, events, activities, practices or incidents that are likely to result in a violation of any Environmental Laws (as defined in Section 12.08(c) hereof) with respect to any real property securing any indebtedness reflected as an asset of CCB or the Bank. With respect to any loan or other evidence of indebtedness all or a portion of which has been sold to or guaranteed by any governmental authority, including the Small Business Administration, each of such loans was made, in all material respects, in compliance and conformity with all relevant laws, rules, regulations and procedu res such that such governmental authority’s guaranty of such loan is effective during the term of such loan.

          Section 3.18      Condition of Assets. All tangible assets used by CCB or the Bank are in good operating condition, ordinary wear and tear excepted, and conform in all material respects with all applicable ordinances, regulations, zoning and other laws, whether Federal, state or local. Neither CCB’s nor the Bank’s premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

          Section 3.19      Environmental Compliance. Except as set forth in Confidential Schedule 3.19:

           (a)           CCB has no Knowledge of any past or present material violations of Environmental Laws (as defined in Section 12.08 (c)) that may interfere with or prevent CCB’s compliance, in all material respects, with all Environmental Laws.

(b) CCB and the Bank have obtained all material permits, licenses and authorizations that are required under Environmental Laws.

           (c)           CCB has no Knowledge that any Hazardous Material (as defined in Section 12.08(d)) exists on, about, or within any of the Properties, nor that any Hazardous Material previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties in material violation of Environmental Laws. The use that CCB or the Bank makes of the Properties does not, to CCB’s Knowledge, result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from the Properties in material violation of Environmental Laws.

ANNEX A

           (d)           There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to CCB’s Knowledge, threatened against CCB or the Bank relating in any way to Environmental Laws. To CCB’s Knowledge, neither CCB nor the Bank has any liability for remedial action under Environmental Laws. CCB has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has CCB received any notice of any kind from any governmental authority with respect to any violation of or claimed or potential liability of any kind under Environmental Laws (including any letter, notice or inquiry from any governmental authority informing CCB tha t it is or may be liable in any way under Environmental Laws, or requesting information to enable such a determination to be made).

          Section 3.20      Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by CCB or the Bank during the last 2 years with any federal or state regulatory authority, including the SEC, the NASD, the Federal Reserve, the CDFI, the FDIC, the IRS and the FTB, have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects. Neither CCB nor the Bank are subject to any memorandum of understanding, cease and desist order, written agreement or other formal administrative action with any such regulatory bodies. CCB has no Knowledge that any such regulatory body has any present intent to place CCB or the Bank under any administrative action. There are no actions or proceedings pending or, to the Knowledge of CCB, threatened against CCB or the Bank by or before any such regulatory body or any or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Section 3.21      Absence of Certain Business Practices. None of CCB, the Bank, or to the Knowledge of CCB, any officer, employee or agent of CCB or the Bank, has, directly or indirectly, within the past 5 years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of CCB as a whole (or assist CCB in connection with any actual or proposed transaction) that (a) would subject CCB or the Bank to any material damage or penalty in any civil or criminal proceeding, (b) if not given in the past, would have resulted in a Material Adverse Effect with respect to CCB, or (c) if not continued in the future would result in a Material Adverse Effect with respect to CCB or would subject CCB to suit or penalty in any civil or criminal proceeding.

          Section 3.22      Dissenting Shareholders. As of the date of this Agreement, CCB has no Knowledge of any plan or intention on the part of any of the Shareholders to make written demand for payment of the fair value of their shares of CCB Stock in the manner provided by Chapter 13 of the CCC.

          Section 3.23      Books and Records. The minute books, stock certificate books and stock transfer ledgers of CCB and the Bank, to the extent maintained by CCB or the Bank (and to the Knowledge of CCB, to the extent maintained by the transfer agent of CCB): (a) have been kept accurately in the ordinary course of business, (b) are complete and correct in all material respects, (c) reflect transactions representing bona fide transactions, and (d) do not fail to reflect

ANNEX A

transactions involving the business of CCB or the Bank that were required to have been set forth therein and that have not been accurately so set forth.

          Section 3.24      Fiduciary Responsibilities. Neither CCB nor the Bank serves as an escrow agent.

          Section 3.25      Guaranties. None of the obligations or liabilities of CCB or the Bank are guaranteed by any other person, firm or corporation, nor is any outstanding obligation or liability of any other person, firm or corporation guaranteed by CCB or the Bank, except in the ordinary course of business and consistent with past practices or as disclosed in CCB’s Financial Statements.

          Section 3.26      Voting Trust or Buy-Sell Agreements. CCB has no Knowledge of any agreement between or among any Shareholders relating to a right of first refusal with respect to the purchase or sale by any such Shareholders of CCB Stock or any voting agreement or voting trust with respect to shares of CCB Stock.

          Section 3.27      Employee Relations. To the Knowledge of CCB, each of CCB and the Bank (including their respective officers (first vice presidents and above) and directors while acting in such capacities) has complied in all material respects with all applicable laws relating to its relations with its employees. To the Knowledge of CCB, the relations between each of CCB and the Bank (including its respective officers (vice president and above) and directors while acting in such capacities), and its employees are good. To the Knowledge of CCB, no executive officer or any group of employees of CCB or the Bank has any present plans to terminate their employment with CCB or the Bank. Except as set forth in Confidential Schedule 3.27, neither CCB nor the Bank is a party to any written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment beyond that required by law. There are no unfair labor practice complaints pending, or to the Knowledge of CCB threatened against CCB or the Bank before the National Labor Relations Board and no employment or labor claims pending, or to the Knowledge of CCB threatened before any state, local or federal agency. There are no employment-related government proceedings at the local, state, or federal level pending, or to the knowledge of CCB threatened against CCB. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of CCB or the Bank, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. CCB and the Bank are in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither CCB nor the Bank is engaged in any material unfair labor practice.

          Section 3.28      Employee Benefit Plans.

           (a)           Set forth on Confidential Schedule 3.28(a) is a complete and correct list of all “employee benefit plans” (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all specified fringe benefit plans as defined in

ANNEX A

Code § 6039D, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, phantom stock, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, change in control, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) are maintained or contributed to by CCB or the Bank, or with respect to which CCB or the Bank has had any liability during the last 5 years, and (ii) provide benefits, or describe policies or procedures applicable to, or for the welfare of, any officer, director, indepe ndent contractor, employee, service provider, former officer or former employee of CCB or the Bank, or the dependents or spouses of any such person, regardless of whether funded (the “Employee Plans”).

           (b)           CCB has delivered to VIB (i) all documents that set forth the terms of each Employee Plan, and of any related trust, including all summary plan descriptions, summaries and descriptions furnished to participants and beneficiaries, (ii) all personnel, payroll and employment manuals and policies, (iii) a written description of any Employee Plan that is not otherwise in writing, (iv) all material registration statements filed with respect to any Employee Plan which are currently in effect, (v) all insurance policies purchased by or to provide benefits under any Employee Plan which are currently in effect, (vi) all material reports submitted since December 31, 2001, by third-party administrators, actuaries, investment managers, trustees, consultants or other independent accountants with respe ct to any Employee Plan, (viii) all material notices that were given by CCB or the Bank, any ERISA Affiliate or any Employee Plan to the IRS or any participant or beneficiary, with respect to any Employee Plan pursuant to statute, since December 31, 2001, including notices that are expressly mentioned elsewhere in this Section 3.28, (ix) all notices that were given by the IRS or the Department of Labor to CCB, the Bank or any ERISA Affiliate or any Employee Plan since December 31, 2001, and (x) with respect to Employee Plans that are intended to be tax-qualified under Code ss. 401(a), the most recent determination letter or opinion letter, for each such plan opining that each such plan, in form, satisfies the requirements for qualification as amended by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

           (c)           None of CCB, the Bank or any ERISA Affiliate has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any plan that is subject to Title IV of ERISA. None of CCB, the Bank or any ERISA Affiliate has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any multiemployer plan (as defined in ERISA § 3(37)). CCB, the Bank and each ERISA Affiliate have materially complied with the provisions of ERISA § 601 et seq. and Code § 4980B, the provisions of ERISA § 701 et seq. and subtitle K of the Code, §§ 1171 through 1179 of the Social Security Act (relating generally to privacy, security and electronic transfer of health

ANNEX A

information) and the provisions of the Health Insurance Portability and Accountability Act of 1996. Neither CCB nor the Bank ever established or contributed to, or had an obligation to contribute to, any VEBA, any organization or trust described in Code § 501(c)(17) or Code § 501(c)(20), or any welfare benefit fund as defined in Code § Section 419(e).

           (d)           Except as set forth on Confidential Schedule 3.28(d), no transaction prohibited by ERISA § 406 and no “prohibited transaction” under Code § 4975(c) has occurred with respect to any Employee Plan. There have been no breaches of fiduciary duty or any other material breaches or material violations of any law applicable to the Employee Plans that would subject VIB, CCB, the Bank or any Employee Plan to any taxes, penalties, or other liabilities. Each Employee Plan that is intended to be qualified under Code § 401(a) has received a favorable determination letter or opinion letter from the IRS that it is qualified under Code § 401(a) as to form and that its related trust is exempt from federal income tax under Code § 501(a). Each such Plan materially c omplies in form and in operation with the requirements of the Code and meets the requirements of a “qualified plan” under § 401(a) of the Code. To the knowledge of CCB, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax exempt status of any such plan or trust. Except as disclosed on Confidential Schedule 3.28(d), no Employee Plan holds any stock or other securities of CCB or the Bank. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the Knowledge of CCB, none are threatened. Except as disclosed on Confidential Schedule 3.28(d), none of CCB, the Bank or any Employee Plan provides (or is obligated to provide) benefits to any employee or dependent of such employee after the employee terminates employment other than as required by law. To the knowledge of CCB, except as disclosed on Confidential Schedule 3.28(d) , no written or oral r epresentations have been made to any employee or former employee of CCB or the Bank promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage or any other welfare benefit (as defined in ERISA § 3(1)) for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code § 4980B). Compliance with Statements of Financial Accounting Standards 87, 106, 132 and 132 (Revised) would not create any material change to the CCB Financial Statements. The completion of the transactions contemplated by this Agreement will not cause a termination or partial termination, or otherwise accelerate the time of payment, exercise, or vesting, or increase the amount of compensation due to any employee, officer, former employee or former officer of CCB or the Bank except (i) as required in connection with qualified plan amendments required by tax law changes, or (ii) except as identified on Confidential Sc hedule 3.28(d). There are no surrender charges, penalties, or other costs or fees that would be imposed by any person against CCB, the Bank, an Employee Plan, or any other person, including an Employee Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any Employee Plan.

(e) To the knowledge of CCB, no participant or beneficiary or non-participating employee has been denied any benefit due or to become due under any

ANNEX A

Employee Plan, and neither CCB nor the Bank has misled any person as to his or her rights under any Employee Plan. All obligations required to be performed by CCB or the Bank under any Employee Plan have been performed by them in all material respects and they are not in default under or in violation of any provision of any Employee Plan. To the Knowledge of CCB, no event has occurred that would constitute grounds for an enforcement action by any party against CCB or the Bank under part 5 of Title I of ERISA under any Employee Plan. CCB and the Bank, with respect to all Employee Plans are, and each Employee Plan is, in material compliance with ERISA, the Code, and other applicable laws including the provisions of such laws expressly mentioned in this Section 3.28. All contributions and payments made or accrued with respect to all Employee Plans are deductible under Code § 162 or § 404, except as set forth on Confidential Schedule 3.28(h).

           (f)           For purposes of this Agreement, the term “ERISA Affiliate” means any other Person that, together with CCB, would be treated as a single employer under Code § 414 an the term “Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

           (g)           Except as set forth on Confidential Schedule 3.28(g), all Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in all material respects, have been timely filed with the IRS and or the Department of Labor or distributed to participants and beneficiaries.

           (h)           Except as set forth on Confidential Schedule 3.28(h), no payment that is owed or may become due to any director, officer, employee, or agent of CCB or the Bank will be non-deductible to CCB or the Bank under Code § 280G or subject to tax under Code § 4999; nor will CCB or the Bank be required to “gross up” or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

           (i)           Confidential Schedule 3.28(i) lists the participants, assets and liabilities of CCB’s Nonqualified Deferred Compensation Plan and related trust. Except as set forth on Confidential Schedule 3.28(i), no Employee Plan is invested in or provides the opportunity for the purchase of any employer security (within the meaning of ERISA § 407(d)).

           (j)           Confidential Schedule 3.28(j) lists all individuals, benefits and liabilities associated with Separation Pay Agreements and Salary Continuation Agreements with CCB or the Bank, including a written description of all severance or change in control benefits that may arise under the Separation Pay Agreements maintained between CCB or the Bank and the persons listed on Confidential Schedule 3.28(j) (in particular, describing the benefits payable and intended relationship, if any, between sections 10(d) and 10(e) of each such Separation Pay Agreement after the Closing Date).

ANNEX A

           (k)           The CCB Employee Stock Ownership Plan & Trust has been properly and effectively terminated as of August 28, 2000 and all assets of such plan have been distributed and all benefit obligations under such plan have been satisfied all in accordance with the terms of such plan, ERISA, the Code and all applicable laws.

          Section 3.29      Obligations to Employees. All accrued obligations and liabilities of and all payments by CCB and the Bank, and all Employee Plans, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds, to any government agency or authority or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) have been and are being paid to the extent required by applicable law or by the plan, trust, contract or past custom or practice, and adequate accounting and actuarial accruals and reserves for such obligations, liabilities and payments have been and are being made by CCB and the Bank according to GAAP and applicable law applied on a consistent basis and actuarial methods with respect to: (a) withholding taxes, unemployment compensation or social secu rity benefits; (b) all Employee Plans; (c) all employment, consulting, early retirement, reimbursement, or collective bargaining plans and agreements; and (d) all executive and other incentive compensation plans, programs, or agreements. All obligations and liabilities of CCB or the Bank for all other forms of compensation that are or may be payable to their current or former directors, officers, employees or agents, or pursuant to any Employee Plan, have been and are being paid to the extent required by applicable law or by the plan or contract, and adequate actuarial accruals and reserves for payment therefore have been and are being made by CCB or the Bank according to GAAP and generally accepted actuarial principles applied on a consistent basis. All accruals and reserves referred to in this Section are correctly and accurately reflected and accounted for in all material respects in the CCB Financial Statements and the books, statements and records of CCB or the Bank.

          Section 3.30      Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of CCB or the Bank or for the account of a customer of CCB or the Bank, were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of CCB or the Bank, enforceable according to their terms, subject to the Bankruptcy Exception. CCB and the Bank have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to CCB’s Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          Section 3.31      Internal Controls. Each of CCB and the Bank maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Securities Exchange Act Rules 13a-15(f) and 15d-15(f)) that provide assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of CCB and to maintain accountability for CCB’s consolidated assets; (c) access to CCB’s assets is permitted only in accordance with management’s authorization; (d) the reporting of CCB’s assets is compared with existing assets at regular intervals; and (e) extensions

ANNEX A

of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth in Confidential Schedule 3.31, none of CCB’s or the Bank’s systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of CCB or the Bank or their accountants, except as would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described in the preceding sentence.

          Section 3.32      Community Reinvestment Act. The Bank is in material compliance with the Community Reinvestment Act (12 U.S.C. § 2901 et seq. ) (the “CRA”) and all regulations issued thereunder, and the Bank has supplied VIB with copies of the Bank’s current CRA Statement, all letters and written comments received by the Bank since January 1, 2000, pertaining thereto and any responses by the Bank to those letters and comments. The Bank has a rating of not less than “satisfactory” as of its most recent CRA compliance examination and CCB has no Knowledge of any reason why the Bank would not receive a rating of “satisfactory” or better in its next CRA compliance examination or why the FDIC or any other governmental authority may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of the Bank under the CRA.

          Section 3.33      Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. The Bank is in material compliance with the Fair Housing Act (42 U.S.C. § 3601 et seq. ), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq. ) and the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq. ) and all regulations issued thereunder. The Bank has not received any notice of any violation of those acts or any of the regulations issued thereunder, and the Bank has not received any notice of, nor has any Knowledge of, any administrative inquiry, proceeding or investigation threatened with respect to the Bank’s non-compliance with such acts.

          Section 3.34      Consumer Compliance Laws. All loans of CCB and the Bank have been made in material compliance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including Regulation Z (12 C.F.R. § 226 et seq. ), the Fair Debt Collection Practices Act (15 U.S.C. § 1601 et seq. ), and all statutes governing the operation of California banking corporations. Each loan on the books of the Bank was made in the ordinary course of its business.

          Section 3.35      Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. The Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1818(s), 1829(b) and 1951-1959), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations issued thereunder, and the Bank has properly certified foreign deposit accounts and has made necessary tax withholdings on its deposit accounts; furthermore, the Bank has timely and properly filed and maintained requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. The Bank has filed Suspicious Activity Reports with the Financial Institutions - Financial Crimes Enforcement Network (U.S. Department of the

ANNEX A

Treasury) as required to be filed by it under the laws and regulations referenced in this Section 3.35.

          Section 3.36      Trust Business. The Bank is not licensed to engage in the trust business and does not serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor for any fiduciary accounts, it being understood that the Bank accepting deposits in individual retirement accounts in the normal course of business is not a violation of this representation and warranty.

          Section 3.37      Offices and ATMs. Confidential Schedule 3.37 sets forth a list of CCB’s and the Bank’s main office (identified as such) and each of the offices and automated teller machines (“ATMs”) maintained and operated (or to be maintained and operated) by the Bank (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth in Confidential Schedule 3.37, the Bank maintains no other office or ATM and conducts business at no other location, has not applied for nor received permission to open any additional branch nor operate any other location. Each ATM maintained and operated by the Bank is triple DES compliant.

          Section 3.38      Operating Losses. Confidential Schedule 3.38 sets forth any Operating Loss which has occurred at the Bank during the period after December 31, 2004. To the Knowledge of CCB, no action has been taken or omitted to be taken by an employee of CCB or the Bank that has resulted in a CCB or Bank Operating Loss or that, net of any insurance proceeds payable in respect thereof, might reasonably be expected to result in an Operating Loss after December 31, 2004. “Operating Loss” means any loss equal to or greater than $10,000 resulting from cash shortage, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, robberies, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines or other similar acts or occurrences.

          Section 3.39      Indemnification. Except as set forth in Confidential Schedule 3.39, neither CCB nor the Bank are a party to any written indemnification agreement with any of their past or present officers, directors, employees, agents or other persons who serve or served in any capacity with any other enterprise at the request of CCB or the Bank.

          Section 3.40      Representations Not Misleading. To CCB’s Knowledge, all material facts relating to the business operations, Properties, assets, liabilities (contingent or otherwise) and financial condition of CCB and the Bank have been disclosed to VIB in or in connection with this Agreement. No representation or warranty by CCB contained in this Agreement, nor any exhibit or Confidential Schedule furnished to VIB by CCB under, in anticipation of or in connection with, this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was made, not misleading. Except as disclosed herein, there is no matter that materially adversely affects CCB or CCB’s ability to perform the transactions contemplated by this Agreement or the Merger Agreements contemplated hereby, or to the Knowledge of CCB, will in the future result in a Material Adverse Effect with respect to CCB.

ANNEX A

ARTICLE IV.
 REPRESENTATIONS AND WARRANTIES OF VIB

          VIB hereby makes the representations and warranties set forth in this Article IV to CCB.

          Section 4.01      Organization and Qualification.

           (a)           VIB is a corporation, duly organized, validly existing and in good standing under the laws of the State of California. VIB is a bank holding company registered under the BHCA. VIB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including as now owned, leased or operated and to enter into and carry out its obligations under this Agreement and the Merger Agreement. VIB owns 100% of the outstanding capital stock of Rabo.

           (b)           Rabo is a national banking association duly organized, validly existing under the laws of the United States of America, and in good standing under all laws, rules and regulations applicable to national banking associations located in the State of California. Rabo has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including as now owned, leased or operated. Rabo is an insured bank as defined in the FDIA, a member bank of the Federal Reserve System, and a wholly-owned subsidiary of VIB.

           (c)           When organized, Newco will be a corporation, duly organized, validly existing and in good standing under the laws of the State of California. Newco will have all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business, to own, lease and operate its properties and assets, and to enter into and carry out its obligations under the Merger Agreement.

          Section 4.02      Execution and Delivery.

           (a)           VIB has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including the Merger Agreement, have been or at the Closing will be, duly executed by VIB. Assuming the due execution and delivery of this Agreement and the other agreements and documents contemplated hereby by CCB, each constitutes or will constitute the valid and binding obligation of VIB, enforceable in accordance with their respective terms and conditions, subject to the Bankruptcy Exception.

(b) When organized, Newco will take all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder

ANNEX A

approvals are obtained) performance of the Merger Agreement and the other agreements and documents contemplated thereby to which it is a party. At or before the Closing, the Merger Agreement will be duly executed by Newco. Assuming due execution and delivery by CCB, each will constitute the valid and binding obligation of Newco, enforceable in accordance with its terms and conditions, subject to the Bankruptcy Exception.

          Section 4.03      Compliance with Laws, Permits and Instruments.

           (a)           The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and the completion of the transactions contemplated hereby and thereby by VIB, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of VIB, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to VIB, or its assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or, to the Knowledge of VIB, any statute, law, ordinance, rule or regulation applicable to VIB, or its assets, operations, properties or businesses.

           (b)           The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of the Merger Agreement and completion of the transactions contemplated thereby by Newco, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of Newco, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Newco or its assets, operations, properties or business, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or, to the Knowledge of VIB, any statute, law, ordinance, rule or regulation applicable to Newco or its assets, operations, properties or business.

          Section 4.04      Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending, or to the Knowledge of VIB threatened against VIB or any Subsidiary of VIB that questions the validity of this Agreement or the agreements contemplated hereby, including the Merger Agreement, or any actions taken or to be taken by VIB or Newco pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

          Section 4.05      Consents and Approvals. VIB’s Board of Directors (at a meeting called and duly held) approved and adopted this Agreement and approved the filings of all required regulatory applications for the transactions contemplated by this Agreement and the Merger Agreement. Except as disclosed on Confidential Schedule 4.05, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of VIB or Newco in connection with the execution, delivery or

ANNEX A

performance of this Agreement or the agreements contemplated hereby, including the Merger Agreement, or the completion by VIB and Newco of the transactions contemplated hereby or thereby.

          Section 4.06      Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by VIB and the Subsidiaries of VIB during the last 2 years with any federal or state regulatory authority including, the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency, the CDFI, the California Secretary, the IRS and the FTB have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. VIB and the Subsidiaries of VIB are not subject to any memorandum of understanding, cease and desist order, written agreement or other formal administrative action with any such regulatory bodies. VIB has no Knowledge that any such regulatory bodies have any present intent to place VIB or any Subsidiary of VIB under any new administrative action. There are no actions or proceedings pending, or to the Knowledge of VIB threatened against VIB or any Subsidiary of VIB by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Section 4.07      Community Reinvestment Act. Rabo is in material compliance with the CRA and all regulations issued thereunder, and VIB has made available to CCB copies of current CRA Statements for Rabo, all letters and written comments received by Rabo since January 1, 2000, pertaining thereto and any responses by Rabo to those letters and comments. Rabo had a rating of “satisfactory” or better as of its most recent CRA compliance examination and VIB has no Knowledge of any reason why Rabo would not receive a rating of “satisfactory” or better at its next CRA compliance examination or why any governmental entity may seek to restrain, delay or prohibit the transactions contemplated by this Agreement as a result of any act or omission of Rabo under the CRA.

          Section 4.08      Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Rabo is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1818(s), 1829(b) and 1951-1959), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations issued thereunder, and Rabo has properly certified foreign deposit accounts and has made necessary tax withholdings on its deposit accounts; furthermore, Rabo has timely and properly filed and maintained requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. Rabo has filed Suspicious Activity Reports with the Financial Institutions — Financial Crimes Enforcement Network (U.S. Department of the Treasury) as required to be filed by it under the laws and regulations referenced in this Section 4.08.

          Section 4.09      Completion of Transaction. VIB has no Knowledge of any fact or circumstances relating to or affecting VIB or its Subsidiaries that it reasonably believes would prevent VIB or Newco from fulfilling their obligations under this Agreement and the Merger Agreement and completing the transactions contemplated hereby and thereby.

ANNEX A

          Section 4.10      Closing Funds. At the Closing Date, VIB will have sufficient funds available to permit it to perform its obligations under Sections 1.05(a) and 1.07(a) hereof. Confidential Schedule 4.10 contains the written guarantee of VIB’s corporate parent and funding source to provide VIB sufficient funds to perform its obligations under Sections 1.05(a) and 1.07(a) hereof.

          Section 4.11      Representations Not Misleading. No representation or warranty by VIB contained in this Agreement nor any Confidential Schedule attached hereto or referred to in this Article IV contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was made, not misleading. Except as disclosed herein, there is no matter that materially adversely affects VIB, Rabo or Newco or VIB’s or Newco’s ability to perform the transactions contemplated by this Agreement or the Merger Agreement.

          Section 4.12      Due Diligence by VIB. VIB acknowledges and agrees that it has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, and prospects of CCB and the Bank, which investigation, review and analysis was done by VIB and, to the extent VIB deemed appropriate, by VIB’s representatives. VIB acknowledges that, should the Closing occur, VIB will acquire CCB and the Bank and their properties, assets and liabilities without any representation or warranty of any kind, express or implied, from CCB or the Bank except such representations and warranties expressly set forth in Article III of this Agreement and the Confidential Schedules hereto, subject to Article X hereof.

ARTICLE V.
 COVENANTS OF CCB

          CCB hereby makes the covenants set forth in this Article V to VIB:

          Section 5.01      Reasonable Best Efforts. CCB will use its reasonable best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the completion of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

          Section 5.02      Merger Agreement. CCB will duly authorize and, prior to the Closing Date, enter into the Merger Agreement, the form of which is attached hereto as Exhibit “A,” and perform all of its obligations thereunder.

          Section 5.03      Affiliate Mergers. CCB will cooperate with VIB and its Subsidiaries to cause: (a) CCB to merge with and into VIB immediately after the Effective Time; and (b) the Bank to merge with and into Rabo as soon as practicable after the Effective Time (the “Bank Merger”) (collectively, the “Affiliate Mergers”). CCB will cooperate, and will cause the Bank to cooperate, and join in with VIB and its Subsidiaries in the preparation, execution and processing of all applications and all director, shareholder and regulatory approvals of VIB, its Subsidiaries, CCB and the Bank necessary or appropriate to obtain regulatory, corporate and other approvals of the Affiliate Mergers in a timely manner; provided, however, at VIB’s sole discretion, the Bank Merger may be delayed.

ANNEX A

          Section 5.04       Submission of Merger to Shareholders. CCB, acting through its Board of Directors, in accordance with applicable law, will:

           (a)           Duly call, give notice of, convene and hold, on a date mutually selected by CCB and VIB, a meeting of the Shareholders (the “Shareholders’ Meeting”), in accordance with the CCC, for the purpose of obtaining the approval of the Shareholders to this Agreement and the Merger Agreement, which meeting will be held as soon as reasonably practicable after the date of this Agreement. CCB will use its reasonable best efforts, subject to the reasonable cooperation of VIB, to cause preliminary proxy solicitation materials described in Section 5.04(c) below to be prepared and filed with the Securities and Exchange Commission on or before November 30, 2005 for use in soliciting the approval of CCB Shareholders at the Shareholders’ Meeting; provided, however, that any failure by CCB to file such preliminary proxy solicitation materials by November 30, 2005 shall not constitute a breach of this Agreement or any covenant, condition, agreement, obligation or provision hereof if the failure to file on or before such date is due to any delay or event beyond the reasonable control of CCB;

           (b)           Not impose a requirement that the holders of more than the minimum required percentage (as set forth in Section 152 of the CCC) of the CCB Stock entitled to vote on the Merger and the Merger Agreement approve the Merger and the Merger Agreement;

           (c)           Prepare a proxy statement, conforming to the requirements of applicable law, for use by CCB’s Board of Directors, including a letter to shareholders, notice of special meeting and form of proxy (collectively, the “Proxy Statement”) and the Proxy Statement or similar materials distributed to the Shareholders in connection with the Merger, including any amendments or supplements thereto, will comply in all material respects with applicable federal securities laws and the rules and regulations thereunder, and will disclose CCB’s Board of Director’s determination, in accordance with Chapter 13 of the CCC, that the fair market value of CCB Stock for dissenters’ rights purposes as being $20.22 per share, and the Proxy Statement will not, at the time that it or any amendment or supplement thereto is mailed to the Shareholders or at the time of the Shareholders’ Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by CCB with respect to information supplied by VIB that is included in the Proxy Statement;

           (d)           Subject to fiduciary duties under applicable law, (i) include in the Proxy Statement the recommendation of CCB’s Board of Directors that the Shareholders vote in favor of the approval and adoption of the Merger and the Merger Agreement and the transactions contemplated hereby and thereby, and (ii) use its reasonable best efforts to obtain such Shareholder approval of the Merger and the Merger Agreement; and

(e) Cause the Proxy Statement to be mailed to the Shareholders as soon as reasonably practicable, but at least 30 days prior to the date of the Shareholders’ Meeting.

ANNEX A

          Section 5.05      Information for Applications and Statements. CCB will promptly, but not later than 10 business days after receipt of a written request by VIB, furnish to VIB all information, data, financial statements and documents concerning CCB, required for inclusion in any application or statement to be made by VIB to, or filed by VIB with, any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any other transactions during the pendency of this Agreement, and CCB represents and warrants that all information so furnished for such statements and applications will be true and correct in all material respects and will not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. CCB will otherwise fully cooperate with VIB in the filing of any applications or other documents necessary to complete the transactions contemplated by this Agreement, including the Merger and the Affiliate Mergers.

          Section 5.06      Filings with Regulatory and Governmental Agencies. All documents that CCB is responsible for filing with any regulatory or governmental agency in connection with the Merger and the Affiliate Mergers will comply, in all material respects, with applicable law.

          Section 5.07      Required Acts of CCB. Between the date of this Agreement and the Closing, CCB will and, as applicable, will cause the Bank to, unless otherwise permitted in writing by VIB:

(a) Operate only in the ordinary course of business and consistent with past practices;

           (b)           Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees, and to maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

           (c)           Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as CCB may in good faith reasonably dispute;

(d) Maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion;

           (e)           Timely file, subject to extensions, all reports required to be filed with governmental and regulatory authorities and observe and conform, in all material respects, to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

           (f)           Timely file, subject to extensions, all Tax Returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

ANNEX A

           (g)           Withhold from each payment made to each of its employees the amount of all taxes (including federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

           (h)           Account for all transactions and prepare all financial statements of CCB in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP); and

           (i)           Promptly classify and charge off loans and make appropriate adjustments to loss reserves in accordance with the Call Report Instructions and applicable FDIC, FFIEC and SEC pronouncements, including the FDIC’s Uniform Retail Credit Classification and Account Management Policy, FIL-40-2000.

          Section 5.08      Prohibited Acts of CCB. Between the date of this Agreement and Closing, each of CCB and the Bank will not, without the prior written consent of VIB:

           (a)           Take or fail to take any action that would cause the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude CCB from making such representations and warranties at the time of the Closing;

(b) Amend its Articles of Incorporation or Bylaws or its authorized capital stock;

           (c)           Except as set forth on Confidential Schedule 5.08(c) or as explicitly permitted hereunder or in accordance with applicable law and regulation or pursuant to a Contract existing as of the date of this Agreement, enter into any new agreement or amend any existing Contract with any officer, director or employee of CCB or the Bank, or allow such persons to acquire any assets from CCB or the Bank, except (i) in the form of wages, salaries, fees for services, reimbursement of expenses and benefits already granted or accrued under the Employee Plans, (ii) any deposit (in any amount) made by an officer, director or employee, (iii) any loan made to a director in the principal amount of less than $50,000, or any loan to an officer or employee consistent with past practices in the principal amount of less than $250,000, (iv) any agreement or amendment of an existing agreement made solely for the purpose of compliance with applicable law including, without limitation, Code § 409A, (v) any amendment of the existing Salary Continuation Agreements for Nick Ventimiglia and John McCarthy solely to increase the benefit payments to each of them under their respective Salary Continuation Agreements in the amounts previously approved by CCB’s Board of Directors by resolution adopted on June 27, 2005, or (vi) any agreements contemplated by Section 5.23 and Section 5.24 of this Agreement;

           (d)           Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with past practices and except for liabilities incurred in connection with the transactions contemplated hereby;

ANNEX A

            (e)           Declare, set aside or make any payment of dividends or other distributions to its shareholders, declare or make any stock split, or declare, set aside or make any other distribution to its Shareholders, including any stock dividend, dividends in kind or other distribution, whether in cash, stock or other property, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities, other than dividends paid by the Bank to CCB;

           (f)           Except for the issuance of shares of CCB Stock upon exercise of outstanding stock options, issue, reserve for issuance, grant, sell or authorize the issuance of, or redeem, any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(g) Accelerate the vesting of pension or other benefits in favor of employees of CCB or the Bank except according to the Employee Plans or as otherwise contemplated by this Agreement;

           (h)           Except for FHLB stock as required by the FHLB to comply with membership requirements or in connection with exercise of a CCB stock option, acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

           (i)           Except for the pledge of loans and investments as required by law or in the normal course of business consistent with past practices, mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (iv) pledges of assets to secure Eligible Obligations;

           (j)           Sell, transfer, lease to others or otherwise dispose of any of its assets (except any sales of securities or sales of loans in the ordinary course of business consistent with past practices) or cancel or compromise any debt or claim, or waive or release any right or claim of a value in excess of $25,000;

           (k)           Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance (except as provided in Section 6.16) or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, other than periodic increases in compensation consistent with past practices, and bonuses, commissions, and incentives consistent with past and normal CCB or Bank practices to CCB or Bank employees and officers; provided, however, aggregate bonuses shall not exceed $2,000,000; and provided further, subject to VIB’s prior approval as to recipients, amounts, timing and

ANNEX A

conditions, CCB may pay or commit to pay extra compensation in the form of retention bonuses not exceeding $500,000 in the aggregate;

           (l)           Except as set forth in Section 5.08(c)(iv) and as deemed necessary by CCB solely to comply with applicable law including, without limitation, Code § 409A and as set forth in Section 5.08(c)(v), enter into, amend or extend the term of any employment, change in control, indemnification or consulting contract (other than as contemplated by the terms of the Employee Plans or this Agreement) or other agreement with any director, officer or employee; or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, phantom stock, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees; or permit any new deferrals into or new contribution into any deferred compensation plans;

(m) Except for improvements relating to Properties, make any capital expenditures or capital additions in excess of an aggregate of $100,000;

(n) Hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $130,000 or hire or employ any person for any newly created position;

           (o)           Sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

           (p)           Make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, including loan loss reserves, (ii) asset liability management techniques, or (iii) accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by CCB’s independent auditors, or as required by any applicable regulatory authority;

           (q)           Sell (but payment at maturity, prepayment by the underlying borrower, or call by the issuer are not sales) or purchase (other than purchases of obligations of the U.S. Treasury (or obligations guaranteed by any agency of the U.S. Government) or obligations with a AAA rating by at least one nationally recognized ratings agency, in both cases with a duration of 2 years or less) any investment securities;

           (r)           Make, commit (whether in writing or otherwise) to make, renew, extend the maturity of, or alter any of the material terms of any loan (other than loans classified special mention, substandard or doubtful by CCB or Bank’s state or federal regulators in its most recent examination, referred to herein as “classified loans” and which are addressed by Section 5.08(s)), to any single borrower and his or her related interests in

ANNEX A

excess of the principal or commitment amounts of (i) $2,500,000 for new unsecured and $5,000,000 for renewals of unsecured, and (ii) $4,000,000 for new secured and $6,000,000 for renewals of secured ; but VIB will be deemed to have given its consent under this Section 5.08(r) unless VIB objects in writing to such transaction no later than 3 days (weekends and bank holidays excluded) after actual receipt by VIB of the same information relating to the making, renewal or alteration of such loan as is provided to the CCB or Bank Board of Directors or Loan Committee thereof;

           (s)           Renew, extend the maturity of, or alter any of the material terms of any classified loan in excess of the principal amounts of (i) $2,500,000 for unsecured special mention, (ii) $5,000,000 for secured special mention, (iii) $500,000 for unsecured substandard, and (iv) $1,000,000 for secured substandard; but VIB will be deemed to have given its consent under this Section 5.08(s) unless VIB objects in writing to such transaction no later than 3 days (weekends and bank holidays excluded) after actual receipt by VIB of the same information relating to the renewal or alteration of any classified loan as is provided to the CCB or Bank Board of Directors or Loan Committee thereof; or make or commit (whether in writing or otherwise) to make any new loan to a borrower or his or her related interests if such borrower has a substandard or lower graded loan;

           (t)           Make, commit to make, renew, extend the maturity of, or alter any of the material terms of any borrowing, other than in the ordinary course of business; provided, however, brokered CD’s shall not be deemed in the ordinary course;

           (u)           Incur any indebtedness for borrowed money (other than deposits in the ordinary course of business, Fed Funds borrowed and short-term State of California Time Deposits (not to exceed 90 days)), including trust preferred secured securities, Federal Home Loan Bank (“FHLB”) advances, and subordinated debt, or redeem any FHLB stock (unless mandated by the FHLB);

           (v)           Enter into, renew, extend or terminate, or make any payment not then required under, any contract or agreement that calls for aggregate annual payments of $50,000 or more and which is not terminable at will or with 30 days or less notice without payment of any premium or penalty (other than loans in the ordinary course of business);

(w) Enter into any acquisitions or leases of real property, including new leases and lease extensions or renewals; or

           (x)           Take any action that would cause CCB or the Bank to have any liabilities or obligations under the Workers Adjustment, Retraining and Notification Act, 29 U.S.C. ss. 2101, et seq., or any similar state or local law.

          Section 5.09      Access; Pre-Closing Investigation. Subject to Article XI to this Agreement, CCB will afford the officers, directors, employees, attorneys, accountants and authorized representatives of VIB full access during normal business hours to the Properties, books, contracts and records of CCB and the Bank, permit VIB to make such inspections

ANNEX A

(including with regard to Properties, physical inspection of the surface and subsurface thereof and any structure thereon) as they may reasonably require and furnish to VIB during such period all such information concerning CCB and the Bank and its affairs as VIB may reasonably request, in order that VIB may have full opportunity to make such reasonable investigation as it may desire to make of the affairs of CCB and the Bank, including access sufficient to verify the absence of any Material Adverse Effect with respect to CCB, the accuracy of the representations and warranties made by CCB in this Agreement, the value of the assets and the liabilities of CCB and the satisfaction of the conditions precedent to VIB’s obligations described in Article VIII of this Agreement. VIB will use its best efforts not to disrupt the normal business operations of CCB and the Bank. CCB will, from time to time, furnish to VIB as soon as practicable, any additional information that VIB may reasonably request. Between the date of this Agreement and the Closing Date, CCB will permit VIB’s officers and authorized representatives to meet with the directors, officers, employees, agents, accountants and authorized representatives of CCB and the Bank to discuss such matters as VIB may deem reasonably necessary or appropriate.

          Section 5.10      Director and Committee Meetings. CCB will give notice to two designees of VIB and will invite, or cause the Bank to invite, those persons to attend all regular and special meetings of the Board of Directors of CCB and the Bank and all regular and special meetings of any board or senior management committee of CCB and the Bank; but CCB and the Bank reserve the right to exclude those invitees from any portion of any such meeting specifically relating to the transactions contemplated by this Agreement or which, upon the advice of legal counsel, are otherwise privileged. In addition, CCB and the Bank will provide VIB with copies of the minutes of all regular and special meetings of the Board of Directors of CCB and the Bank and minutes of all regular and special meetings of any board or senior management committee of CCB and the Bank held on or after the date of this Agreement (except portions of such minutes that are devoted to the discussion of this Agreement or the Merger or that, upon the advise of legal counsel, are otherwise privileged). CCB will provide copies of those minutes to VIB within 15 business days following the date of that meeting, and VIB will keep those minutes confidential in accordance with Article XI .

          Section 5.11      Additional Financial Statements. CCB will promptly furnish VIB with true and complete copies of (a) Call Reports of the Bank and all Federal Reserve Reports on Form FR Y-9C of CCB for the period ended September 30, 2005, and each calendar quarter thereafter until the Effective Time, (b) audited financial statements and footnotes as of and for the period ended December 31, 2005, reflecting a non-qualified audit opinion and no material internal control weaknesses, to be furnished to VIB as soon as available, but not later than February 28, 2006, provided that the Effective Time has not occurred prior thereto, (c) monthly directors’ reports of CCB and the Bank, (d) unaudited month-end financial statements of CCB and the Bank, and (e) CCB’s annual report on Form FR Y6 filed with the Federal Reserve.

          Section 5.12      Litigation and Claims. CCB will promptly notify VIB in writing of any litigation, or of any claim, controversy or contingent liability that is expected to become the subject of litigation, against CCB or the Bank or affecting any of their respective Properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a liability of $100,000 or more, and CCB will promptly notify VIB of any legal action, third-party

ANNEX A

summons, suit or proceeding or judicial, administrative or governmental inquiry or investigation, pending, or to the Knowledge of CCB threatened against CCB or the Bank.

          Section 5.13      Adverse Changes. CCB will promptly notify VIB in writing if any change or development has occurred, or to the Knowledge of CCB been threatened (or any development has occurred or been threatened involving a prospective change) which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the completion of the transactions contemplated by this Agreement, or (c) would cause the conditions in Section 8.01 and Section 8.02 not to occur.

          Section 5.14      No Negotiation with Others.

           (a)           Neither CCB nor the Bank will (i) solicit, initiate, participate in discussions or negotiations of, or encourage or take any other action to facilitate (including disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any Acquisition Proposal (as defined below) with respect to CCB or the Bank, or (ii) enter into any agreement, arrangement or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to complete the transactions contemplated by this Agreement, under any of the instances described in this Section 5.14. CCB will immediately instruct and otherwise use its reasonable best efforts to cause its directors, officers, employees, agents, advisors (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with these prohibitions. Notwithstanding the foregoing, CCB may provide information at the request of or enter into discussions or negotiations with a third party with respect to an Acquisition Proposal or provide a recommendation to the Shareholders regarding an Acquisition Proposal if CCB’s Board of Directors determines in good faith (after consultation with legal counsel) that the failure to do so is, or would be reasonably likely to be, inconsistent with its fiduciary duties under applicable law. CCB will promptly notify VIB orally and in writing if it receives any such inquiry or proposal and will provide reasonable detail of all relevant facts relating to such inquiries. This Section will not prohibit accurate disclosure by CCB in any document (including the Proxy Statement) or other disclosure under applicable law if in the opinion of CCB’s Board of Directors, disclosure is required under applicable law.

           (b)           “Acquisition Proposal” means, with respect to CCB or the Bank, any of the following (other than the Merger or the Affiliate Mergers): (i) a merger or consolidation or any similar transaction of any company with CCB or the Bank, (ii) a purchase, lease or other acquisition of a material portion of all the assets of CCB or the Bank, (iii) a purchase or other acquisition of “beneficial ownership” by any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) that would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either CCB or the Bank or (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of CCB.

ANNEX A

          Section 5.15      Consents and Approvals. CCB will use its reasonable best efforts to obtain at the earliest practicable time all consents and approvals from third parties necessary to complete the transactions contemplated by this Agreement.

          Section 5.16      401(k) Plan. CCB and VIB agree (and CCB shall cause the Bank to agree) that before the Effective Time, CCB and the Bank shall make contributions to CCB’s 401(k) Profit Sharing Plan & Trust (the “401(k) Plan”) sufficient to comply with the existing terms of such plan as to participant elective deferral contributions, the employer’s matching contributions and any other employer contributions to be made for compensation received through the Effective Time; provided, however, any matching contributions may be made only in accordance with past practices and no discretionary contributions shall be made by CCB or the Bank. CCB will take all action necessary to terminate the 401(k) Plan and effect the repayment or refinancing of all 401(k) Plan loans effective no later than immediately before the Effective Time. As of the Effective Time, all contributions to the 401(k) Plan, including elective salary deferrals and matching contributions, will cease.  All participants will be fully vested in their 401(k) Plan balances at the time the 401(k) Plan is terminated. CCB will not permit the trustees of the 401(k) Plan to make any distributions under the 401(k) Plan, except with respect to any participant whose employment has terminated, until the earlier of (a) receipt of a favorable IRS determination letter as to termination of the 401(k) Plan or (b) the last day on which the trustees are required to make that distribution under the terms of the 401(k) Plan.

          Section 5.17      Employee Welfare Benefit Plans. CCB agrees (and CCB shall cause the Bank to agree) that the Employee Plans which are employee welfare benefit plans, as defined in ERISA § 3(1), may be terminated, modified or merged into Rabo’s employee welfare benefit plans on or after the Effective Time, as determined by VIB in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce or adversely change any benefits already accrued thereunder, if any.

          Section 5.18      Additional Accruals and Reserves. At VIB’s request, CCB will establish such additional accruals and reserves as may be necessary to conform CCB’s accounting and credit loss reserve practices and methods to those of VIB and VIB’s plans with respect to the conduct of CCB’s business following the Merger; but no such additional accruals or reserves need be (a) made before the last business day of the month immediately preceding the Closing Date (which date will be at least 10 business days before the Closing Date). VIB acknowledges that establishing such accruals and reserves will not (a) be deemed to cause the CCB Financial Statements to have been prepared other than in accordance with GAAP, (b) constitute or result in a Material Adverse Effect with respect to CCB, (c) constitute a breach of any provision of this Agreement by CCB, or (d) affect CCB’s obligation pursuant to Section 8.10 of this Agreement.

          Section 5.19      Disclosure Confidential Schedules. At or before the Closing, CCB will provide VIB with supplemental Confidential Schedules to be delivered by CCB pursuant to this Agreement, reflecting any material changes thereto between the date of this Agreement and the Closing Date.

          Section 5.20      Employee Matters. CCB will give prompt notice to VIB, if, to the Knowledge of CCB (but in determining that Knowledge, excluding the exclusive knowledge of the person planning to terminate), a director or officer (vice president or higher) of CCB or the

ANNEX A

Bank terminates or communicates an intention to terminate his or her directorship or employment relationship with CCB or the Bank prior to the Closing Date. Prior to Closing, CCB will cause (or will cause the Bank to cause) all CCB employees to become employees of the Bank on terms and conditions of employment (including compensation and job position) identical to those in effect for such employees immediately prior to their transfer of employment to the Bank such that at the Effective Time, CCB will have no employees.

          Section 5.21      Voting and Director Support Agreements. Simultaneously with the execution of this Agreement, (a) each of the Shareholders listed on Confidential Schedule 5.21(a) will execute and deliver to VIB the Voting Agreement and Irrevocable Proxy in the form of Exhibit “D” attached hereto, and (b) each of the CCB directors listed on Confidential Schedule 5.21(b) will execute and deliver to VIB a Director Support Agreement in the form of Exhibit “E” attached hereto.

          Section 5.22      Nasdaq Listing. CCB will take all actions reasonably necessary to delist the CCB Stock from trading on the Nasdaq National Market System effective as of the Effective Time.

          Section 5.23      Employment and Consulting Agreements. Simultaneously with the execution of this Agreement, (a) each of the persons identified on Confidential Schedule 5.23(a) will enter into an Employment Agreement with the Bank in the form attached hereto as Exhibit “F-1,” Exhibit “F-2,” Exhibit “F-3,” or Exhibit “F-4,” as applicable, and each such person shall enter into an Executive Support Agreement with VIB in the form attached hereto as Exhibit “G,” and (b) each of the persons identified on Confidential Schedule 5.23(b) will enter into a Consulting Agreement with the Bank in the form attached hereto as Exhibit “H-1” or Exhibit “H-2,” as applicable, and each such person shall enter into a Consultant Support Agreement with VIB in the form attached hereto as Exhibit “I-1” or Exhibit “I-2,” as applicable.

          Section 5.24      Settlement Agreements. Simultaneously with the execution of this Agreement, each of the persons identified on Confidential Schedule 5.24 will enter into a Settlement Agreement and General Release with the Bank in the form attached hereto as Exhibit “J-1,” or Exhibit “J-2,” as applicable.

          Section 5.25      Separation Pay Agreements. Prior to the Closing, CCB will use its best efforts to obtain (i) a written acknowledgement from each party listed on Confidential Schedule 3.28(j) (other than those parties listed on Confidential Schedule 5.23(a)) that any transfer of their employment to CCB from the Bank (or vice versa) or from CCB or the Bank to Rabo will not give rise to any right to any severance or change in control benefit under each such party’s Separation Pay Agreement, and (ii) a written consent from each party listed on Confidential Schedule 3.28(j) (other than those parties listed on Confidential Schedule 5.23(a)) consenting to the transfer or assignment of such party’s Separation Pay Agreement to CCB from the Bank (or vice versa) or from CCB or the Bank to Rabo in connection with any such party’s transfer of employment. Notwithstanding any other provision of this Agreement to the contrary, a decision by any one or more of the persons identified on Confidential Schedule 5.25 to not execute a written acknowledgement or a written consent shall not constitute a breach by CCB of this Section 5.25 or any other provision of this Agreement, nor constitute a failure of a condition to the obligations of VIB set forth in Article VIII of this Agreement.

ANNEX A

          Section 5.26      Nonqualified Deferred Compensation Plan. CCB and/or the Bank will take all action necessary to freeze the CCB Nonqualified Deferred Compensation Plan as of the Effective Time, such that there shall be no distribution elections, deferrals or contributions after the Effective Time. From and after the date hereof, no new participants shall be permitted to make deferrals or contributions to the CCB Nonqualified Deferred Compensation Plan. Any additional deferrals or contributions made by current CCB Nonqualified Deferred Compensation Plan participants prior to the Effective Time shall be subject to opinion of tax/employee benefits counsel that such deferrals or contributions are not subject to federal income tax or income tax withholding at the time of contribution.

ARTICLE VI.
COVENANTS OF VIB

          VIB hereby makes the covenants set forth in this Article VI to CCB.

          Section 6.01      Reasonable Best Efforts. VIB will use its reasonable best efforts to perform and fulfill, and to cause Rabo and Newco to perform and fulfill, all conditions and obligations on their part to be performed of fulfilled under this Agreement and to cause the completion of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

          Section 6.02      Incorporation and Organization of Newco. Prior to the Closing Date, VIB will incorporate, or will cause the incorporation of, Newco under the laws of the State of California.

          Section 6.03      Merger Agreement.

           (a)           VIB will, and will cause Rabo and Newco to, duly adopt and approve and execute and deliver the Merger Agreement and complete the transactions contemplated hereby and thereby. VIB will cause Rabo to approve the filings of all required regulatory applications for the transactions contemplated by this Agreement and the Merger Agreement, including the Affiliate Mergers, immediately after completing the Merger.

           (b)           VIB will cause Newco, to enter into the Merger Agreement prior to the Closing Date, the form of which is attached hereto as Exhibit “A,” and VIB will cause Newco to perform all of its obligations thereunder.

           (c)           VIB will, as the sole shareholder of Newco, vote all outstanding shares of the common stock of Newco in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger.

          Section 6.04      Affiliate Mergers. VIB will, and will cause Rabo to, complete the Affiliate Mergers as soon as practicable after the Effective Time and will, and will cause Rabo to, cooperate and join in with VIB, its Subsidiaries, CCB and the Bank in preparing, executing and processing all applications and all director, shareholder and regulatory approvals of VIB, its Subsidiaries, CCB and the Bank necessary or appropriate to obtain regulatory, corporate and other approvals of the Affiliate Mergers in a timely manner; provided, however, at VIB’s sole discretion the Bank Merger may be delayed.

ANNEX A

          Section 6.05      Regulatory Approvals.

           (a)           Subject to VIB’s right to delay the Bank Merger, VIB and Newco, with the reasonable cooperation of CCB, will promptly but in no event later than November 30, 2005, file or cause to be filed applications for all regulatory approvals required to be obtained by VIB, Rabo or Newco in connection with this Agreement and the transactions contemplated hereby and by the Merger Agreement; provided, however, that any failure by VIB to file such applications by November 30, 2005 shall not constitute a breach of this Agreement or any covenant, condition, agreement, obligation or provision hereof if the failure to file on or before such date is due to any delay or event beyond the reasonable control of VIB. VIB will use its reasonable best efforts to obtain, or to cause Rabo and Newco to obtain, all such regulatory approvals at the earliest practicable time.

           (b)           VIB will (i) provide CCB and its counsel with copies of all such applications and filings in proposed final form, in each case allowing a reasonable amount of time for CCB and its counsel to review such proposed final forms of applications and filings in advance of their submission to the applicable regulatory agencies, (ii) keep CCB reasonably informed as to the status of such applications and filings, and (iii) promptly furnish CCB and its legal counsel with copies of all such applications and filings in the form as submitted to the applicable regulatory agencies including all correspondence related thereto, except that for which confidential treatment has been requested.

          Section 6.06      Information for Applications and Statements. VIB will promptly, but not later than 10 business days after receipt of a written request by CCB, furnish and cause Rabo and Newco to furnish, to CCB all information, data, financial statements and documents concerning VIB, Rabo and Newco, required for inclusion in the Proxy Statement or any application or statement to be made by CCB to, or filed by CCB with, any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any other transactions during the pendency of this Agreement, and VIB represents and warrants that all information so furnished for such statements and applications will be true and correct in all material respects and will not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. VIB will, and will cause Rabo and Newco to, otherwise fully cooperate with CCB in the filing of any applications or other documents necessary to complete the transactions contemplated by this Agreement, including the Affiliate Mergers.

          Section 6.07      Filings with Regulatory and Governmental Agencies. All documents that VIB, Rabo and Newco are responsible for filing with any regulatory or governmental agency in connection with the Merger and the Affiliate Mergers will comply, in all material respects, with applicable law.

          Section 6.08      Acts of Newco. Before the Closing, VIB will cause Newco not to take any action or execute any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement.

ANNEX A

          Section 6.09      Prohibited Acts of VIB. Before the Closing, VIB will not and VIB will not permit Rabo or Newco, without the prior written consent of CCB, to take or fail to take any action that would cause or permit the representations and warranties made in Article IV hereof to be inaccurate at the time of the Closing or preclude VIB from making such representations and warranties at the time of the Closing or in any of the conditions to the Merger set forth in Article VII not being satisfied.

          Section 6.10      Litigation and Claims. VIB will promptly notify CCB of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending, or to the Knowledge of VIB threatened against VIB, Rabo or Newco that questions or might question the validity of this Agreement or the agreements contemplated hereby, including the Merger Agreement, or any actions taken or to be taken by VIB, Rabo or Newco pursuant hereto or thereto, or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

          Section 6.11      Adverse Changes. VIB will promptly notify CCB in writing if any change or development has occurred or, to the Knowledge of VIB, been threatened (or any development has occurred or been threatened involving a prospective change) which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the completion of the transactions contemplated by this Agreement, or (c) would cause the conditions in Section 7.01 and Section 7.02 not to occur.

          Section 6.12      Consents and Approvals. VIB will use its reasonable best efforts to obtain, and cause Rabo and Newco to obtain, at the earliest practicable time all consents and approvals from third parties necessary to complete the transactions contemplated by this Agreement and the Merger Agreement.

          Section 6.13      Disclosure Confidential Schedules. At or before the Closing, VIB will provide CCB with supplemental Confidential Schedules to be delivered by VIB pursuant to this Agreement, reflecting any material changes thereto between the date of this Agreement and the Closing Date.

          Section 6.14      Indemnification and Insurance.

           (a)           VIB will, for a period of 3 years after the Effective Time, indemnify and hold harmless each officer, director, employee, agent, or other person entitled to indemnification from CCB or the Bank against all liabilities arising out of actions or omissions occurring at or before the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted by law but only to the same extent and subject to the conditions set forth in the respective Articles of Incorporation and Bylaws of CCB and the Bank and any indemnification agreements entered into by CCB or the Bank before the date of this Agreement. At the Effective Time, without the need for any action by any party, VIB shall become obligated under each of the indemnification agreements listed on Confidential Schedule 3.39 in substitution for CCB and the Bank as if an original signatory thereto.

ANNEX A

           (b)           Subject to the terms of each Employment Agreement or Consulting Agreement executed pursuant to Section 5.23, after the Effective Time, directors, officers and employees of CCB or the Bank who become directors, officers or employees of VIB or its Subsidiaries, except for the indemnification rights provided for in Section 6.14(a) above, will have indemnification rights having prospective application only. The prospective indemnification rights will consist of such rights to which directors, officers and employees of VIB and its Subsidiaries would be entitled under the Articles or Bylaws of VIB or the particular Subsidiary of VIB for which they are serving as an officer, director or employee and under such directors’ and officers’ liability insurance policy as VIB may then make available to officers, directors and employees of VIB and its Subsidiaries. At the Effective Time, any executive officer or director of CCB or the Bank who becomes an officer or director of VIB (including any Subsidiary of VIB) will be included in VIB’s directors’ and officers’ liability insurance policy.

           (c)           CCB shall purchase extended reporting period coverage for CCB’s and the Bank’s existing officers’ and directors’ liability insurance (“D&O Insurance”) for a period of up to 3 years after the Effective Time as long as the cost thereof does not exceed 250% of the last annual premiums paid by CCB for D&O Insurance (the “Maximum Amount”). If the amount of premium that is necessary to maintain or procure that insurance coverage exceeds the Maximum Amount, CCB shall purchase the most advantageous policy of D&O Insurance obtainable for a premium equal to the Maximum Amount.

           (d)           This Section 6.14 is intended to be for the benefit of, and is enforceable by, each of the officers, directors, employees and agents of CCB and the Bank, and their respective heirs and representatives.

           (e)           If VIB or any of its successors or assigns consolidates with or merges into any other person and VIB is not the continuing or surviving person of that consolidation or merger or it transfers all or substantially all of its assets to any person, then in each case, proper provisions will be made so that the successor and assigns of VIB will assume all of the obligations set forth in this Section 6.14.

          Section 6.15      Employee Benefits.

           (a)           From the Effective Time and for a period of 12 months thereafter, each employee of CCB, the Bank, VIB or Rabo who was an employee of CCB or the Bank immediately prior to the Effective Time and who continues to be employed by CCB, the Bank, VIB or Rabo after the Effective Time (each a “Continuing Employee”) shall be allowed to participate in employee benefit plans providing, in the aggregate, Welfare Benefits similar to those provided to such Continuing Employee under the Employee Plans immediately prior to the Effective Time at coverage levels and employee costs which are no less favorable, in the aggregate, than those provided under the Employee Plans immediately prior to the Effective Time. No Welfare Benefits will be provided to any Continuing Employee after their termination of employment except as required by law or as set forth in Confidential Schedule 6.16. “Welfare Benefits” shall mean the types of benefits described in § 3(1) of ERISA.

ANNEX A

           (b)           As of the Effective Time, if a Continuing  Employee has sufficient service (taking into account service credited pursuant to Section 6.15(c)) under the 401(k) Plan maintained by Rabo, such Continuing Employee shall be allowed to enter active participation in the 401(k) Plan maintained by Rabo, in accordance with its terms and conditions, as of the Effective Time and the 401(k) Plan maintained by Rabo shall agree to accept rollovers of Continuing Employee’s account balances (provided such balances constitute an “eligible rollover distribution” under Code § 402(c)), including one loan, subject to the receipt of a favorable determination letter regarding the termination of the 401(k) Plan, or at an earlier time as agreed to by the parties.

           (c)           For all purposes under the employee benefit plans, practices or arrangements of CCB, the Bank, VIB or Rabo providing benefits to any Continuing Employee after the Effective Time, each Continuing Employee shall be credited with all years of service for which such Continuing Employee was credited before the Effective Time under any similar Employee Plans, except for purposes of benefit accrual under any plan intended to be qualified under § 401(a) of the Code.

          Section 6.16      Severance Benefits. Severance payments will be provided to Eligible Employees (as that term is defined in Confidential Schedule 6.16) in accordance with Confidential Schedule 6.16.

          Section 6.17      Nonqualified Deferred Compensation Plan. Effective as of the Effective Time VIB will, or VIB will cause Rabo or the Bank to, assume the CCB Nonqualified Deferred Compensation Plan (the “NQDC Plan”) as frozen in accordance with Section 5.26.  All benefits accrued under the NQDC Plan will be distributed to participants in accordance with the terms of the NQDC Plan and the individual participants’ elections; provided that the NQDC Plan shall not be terminated until all such distributions have been made to participants in accordance with participants’ elections, and the NQDC Plan shall be amended (i) to the extent necessary to comply with Code § 409A, (ii) to the extent necessary to reflect the fact that the CCB stock held in the NQDC Plan’s associated trust has been reduced to cash, and (iii) to provide that from and after the Effective Time, all NQDC Plan accounts shall only be credited with earnings equal to the rate of interest on the United States Treasury ten-year note, reset quarterly and that no other measure shall be used to determine earnings on NQDC Plan account balances.

ARTICLE VII.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CCB

          All obligations of CCB under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by CCB:

          Section 7.01      Compliance with Representations and Warranties.

           (a)           All of the representations and warranties made by VIB in this Agreement being true and correct as of the date of this Agreement and being true and correct in all material respects as of the Closing as though made on and as of the Closing (except to the extent any such representation or warranty expressly speaks as of an earlier date).

ANNEX A

           (b)           No representation or warranty by VIB contained in this Agreement, nor any exhibit or Confidential Schedule furnished to CCB by VIB under this Agreement, containing on the Closing Date any untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was made, not misleading.

          Section 7.02      Compliance with Covenants and Agreements. VIB, Rabo and Newco having performed in all material respects all of their respective obligations and their having complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

          Section 7.03      Shareholder Approval.

           (a)           This Agreement, the Merger Agreement and the Merger having been approved and adopted by the requisite vote of the holders of the outstanding shares of CCB Stock as and to the extent required by the CCC.

(b) The Merger Agreement having been approved and adopted by the sole shareholder of Newco.

          Section 7.04      Government Approvals.

(a) VIB and Newco having received approvals, acquiescence, confirmation or consents for the Merger from all necessary governmental agencies and authorities;

(b) All applicable waiting periods having expired; and

           (c)           The approvals referenced in subsection (a) above and the transactions contemplated hereby not having been contested or threatened in writing to be contested by any Federal or state governmental authority by formal proceedings.

          Section 7.05      No Litigation. No action having been taken, and no statute, rule, regulation or order having been issued, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would: (i) make this Agreement or any other agreement contemplated hereby, including the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (ii) require the divestiture of a material portion of the assets of VIB, (iii) impose material limits in the ability of any party to this Agreement to complete the transactions contemplated by this Agreement or any other agreement contemplated hereby, including the Merger Agreement, or the transactions contemplated hereby or thereby, (iv) otherwise result in a Material Adverse Effect, or (v) if this Agreement or any other agreement contemplated hereby, including the Merger Agreement, or the transactions contemplated hereby or thereby are completed, subject CCB or subject any officer, director, shareholder or employee of CCB to criminal or civil liability. Further, no action or proceeding before any court or governmental authority, by any government or governmental authority or by any other person is threatened in writing, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) above.

ANNEX A

          Section 7.06      Delivery of Closing Documents. CCB having received all documents required to be received from VIB, Rabo and Newco on or before the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to CCB.

          Section 7.07      Receipt of Fairness Opinion. CCB’s Board of Directors having received from its investment advisor, Sandler O’Neill & Partners, L.P., (a) a written opinion dated the date hereof to the effect that the Per Share Consideration is fair to the Shareholders from a financial point of view and (b) on the date of the mailing of the Proxy Statement, an updated written opinion to be attached to the Proxy Statement to the effect that the Per Share Consideration is fair to the Shareholders from a financial point of view.

ARTICLE VIII.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VIB

          All obligations of VIB under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by VIB:

          Section 8.01      Compliance with Representations and Warranties.

           (a)           All of the representations and warranties made by CCB in this Agreement being true and correct as of the date of this Agreement and being true and correct in all material respects as of the Closing as though made on and as of the Closing (except to the extent any such representation or warranty expressly speaks as of an earlier date).

           (b)           No representation or warranty by CCB contained in this Agreement, nor any exhibit or Confidential Schedule furnished to VIB by CCB under this Agreement, containing on the Closing Date any untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was made, not misleading.

          Section 8.02      Compliance with Covenants and Agreements. CCB and the Bank having performed in all material respects all obligations and having complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing.

          Section 8.03      Shareholder Approval. This Agreement, the Merger Agreement and the Merger having been approved and adopted by the requisite vote of the holders of the outstanding shares of CCB Stock as and to the extent required by the CCC.

          Section 8.04      Government Approvals.

           (a)           VIB having received approvals, acquiescence, confirmation or consents of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities and all such approvals, acquiescence or consents will not have imposed any condition, restriction or requirement relating to this Agreement or the Merger which would have a Material Adverse Effect upon VIB or preclude satisfaction

ANNEX A

of any material conditions to consummation of the transactions contemplated by this Agreement.;

(b) All applicable waiting periods having expired; and

           (c)           The approvals referenced in subsection (a) above and the transactions contemplated hereby not having been contested or threatened in writing to be contested by any Federal or state governmental authority by formal proceedings.

          Section 8.05      No Litigation.

           (a)           Except for results of the King City litigation, no action, claim, suit, investigation, review or other legal, quasi-judicial or administrative proceeding of any kind or nature having been taken or initiated or be threatened against or affecting CCB or the Bank, or any of their respective current or former officers and directors (while acting in such capacity) or any of their Properties, at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality that in any manner involves CCB or the Bank, or any of their current or former officers or directors (while acting in such capacity) or any of their Properties or capital stock that would reasonably be anticipated to result in payment by CCB and the Bank, as a group, of $250,000 or more (excluding attorney and expert witness fees and other costs of the defense thereof); provided, however, that no such payment shall constitute a failure of a condition to the obligations of VIB set forth in Article VIII of this Agreement unless such anticipated payment would constitute a Material Adverse Effect.

           (b)           No action having been taken, and no statute, rule, regulation or order will have been issued, enacted, entered, enforced or deemed applicable to this Agreement, the Merger Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court including the entry of a preliminary or permanent injunction, that would (i) make this Agreement or any other agreement contemplated hereby, including the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (ii) require the divestiture of a material portion of the assets of CCB or the Bank, (iii) impose material limits in the ability of any party to this Agreement to complete the transactions contemplated by this Agreement or any other agreement contemplated hereby, including the Merger Agreement, or the transactions contemplated hereby or thereby, (iv) otherwise result in a Material Adverse Effect, or (v) if this Agreement or any other agreement contemplated hereby, including the Merger Agreement, or the transactions contemplated hereby or thereby are completed, subject VIB or subject any officer, director, shareholder or employee of VIB to criminal or civil liability. Further, no action or proceeding before any court or governmental authority by any government or governmental authority or by any other person having been threatened in writing, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) above.

ANNEX A

          Section 8.06      Delivery of Closing Documents. VIB having received all documents required to be received from CCB on or before the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to VIB.

          Section 8.07      Dissenting Shareholders. Holders of not more than fifteen percent (15%) of the issued and outstanding shares of CCB Stock having perfected their appraisal rights under Chapter 13 of the CCC and having demanded payment of the fair value of their shares as Dissenting Shares at a price that exceeds the Per Share Consideration payable to Shareholders as set forth in Section 1.05(a) .

          Section 8.08      No Material Adverse Effect. There having been no Material Adverse Effect with respect to CCB since June 30, 2005.

          Section 8.09      Termination of Employee Plans. VIB having received evidence satisfactory to VIB that, as of the Effective Time, all Employee Plans which are to be terminated pursuant to this Agreement or any Settlement Agreements have been terminated in accordance with the terms of those Employee Plans, the Code, ERISA and all other applicable laws and regulations on a basis satisfactory to VIB and that, to the extent VIB deems necessary or appropriate, participants have been notified of termination. Further, CCB and the Bank having taken all necessary action with respect to those Employee Plans to ensure that such Employee Plans can be terminated within 30 days of the Effective Time, without payment of any additional contribution or amount and without creating any unfunded or unaccrued liability or, except with respect to the 401(k) Plan, the vesting or acceleration of any benefits promised by such Employee Plan.

          Section 8.10      Allowance for Loan Losses. The allowance for loan losses account for the Bank, exclusive of any adjustment made pursuant to Section 5.18 of this Agreement, being adequate, in all material respects under GAAP, to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

          Section 8.11      Stock Options. Prior to the Effective Time, CCB shall (a) cause each holder of CCB’s stock options to exchange any unexercised vested and unvested stock options prior to the Effective Time for the right to receive cash as set forth in Section 1.08 and (b) take all actions necessary to cancel and terminate CCB’s Stock Option Plans and all outstanding options thereunder, such cancellation and termination to be effective at the Effective Time. Each holder of such canceled CCB stock options shall acknowledge that upon payment of such amount set forth in Section 1.08, no further liability shall accrue to CCB, the Bank, VIB or any successor thereto.

ARTICLE IX
EXPENSES, TERMINATION AND ABANDONMENT.

          Section 9.01      Expenses. Except as otherwise provided in this Agreement, each of the parties hereto will bear its respective costs and expenses incurred in connection with the completion of the transactions contemplated by this Agreement.

ANNEX A

          Section 9.02      Termination. Subject to any payments as provided in Section 9.03, this Agreement may be terminated, and the Merger may be abandoned, at any time before the Effective Time:

(a) by mutual written agreement between VIB and CCB, if the Board of Directors of each party so determines by vote of a majority of the members of its entire Board;

(b) by either VIB or CCB, if the Effective Time has not occurred by the close of business on May 31, 2006, or such later date as may be mutually agreed to by VIB and CCB;

           (c)           by VIB or CCB, if there is a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any Confidential Schedule or document required to be delivered pursuant hereto, which breach would result in the failure to satisfy the Closing conditions set forth in Section 8.01(excluding Section 3.14) or Section 8.02 in the case of VIB, or Section 7.01 or Section 7.02 in the case of CCB, and which breach cannot be cured or is not cured within 20 days after written notice specifying the nature of the breach is given by the non-breaching party to the party committing such breach;

           (d)           by either VIB or CCB, upon the expiration of thirty (30) days after (i) any governmental agency or regulatory authority denies or refuses to grant any approval, consent or other qualification required in order to legally consummate the transactions contemplated by this Agreement unless, within such thirty (30) day period after such denial or refusal, VIB and CCB agree to appeal such denial or refusal or VIB and CCB agree to amend and re-submit the applicable application to the governmental agency or regulatory authority which has denied or refused to grant the approval, consent or other qualification, or (ii) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body has issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting this Agreement or consummation of the transactions contemplated hereby and such order, decree, ruling or other action has become final and nonappealable; but no party will have the right to terminate this Agreement pursuant to this Section 9.02(d) if any event in either clause (i) or (ii) above is principally caused by a material breach by such party of any representation, warranty, covenant or agreement contained herein or in any Confidential Schedule or document required to be delivered pursuant hereto and such material breach cannot be cured or is not cured within 20 days after written notice specifying the nature of such material breach has been given to such party by the other party;

           (e)            by VIB if (i) in breach of Section 5.04, CCB’s Board of Directors does not convene the Shareholders’ Meeting, CCB’s Board of Directors fails to recommend adoption of this Agreement or the Merger Agreement to the Shareholders or adversely alters or modifies or withdraws its favorable recommendation of this Agreement and the Merger Agreement other than in connection with a Superior Proposal (as defined in Section 9.02(f) below), or CCB is otherwise in breach of its obligations under Section

ANNEX A

5.04, (ii) this Agreement and the Merger Agreement are not approved by the Shareholders, and (iii) VIB is not, as of the date of such breach by CCB of Section 5.04, in material breach of this Agreement, in accordance with the provisions of Section 9.02(c);

           (f)           by CCB if (i) CCB’s Board of Directors authorizes CCB to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and CCB delivers to VIB written notice to that effect, setting forth the material terms and conditions of the Superior Proposal, indicating that it intends to enter into such an agreement and (ii) VIB does not deliver to CCB, within 5 business days of receipt of such written notice, its own written proposal or offer in response to such Superior Proposal, or VIB submits a proposal or offer that CCB’s Board of Directors (after consultation with CCB’s legal and financial advisors) concludes in good faith within 5 business days thereafter is no less favorable, from a legal and financial point of view, to the Shareholders as the Superior Proposal; but such termination will not be effective until CCB (or a third party on behalf of CCB) has made payment to VIB of the liquidated damages required to be paid pursuant to Section 9.03(d). A “Superior Proposal” means a written Acquisition Proposal (as defined in Section 5.14) that CCB’s Board of Directors determines, in its good faith judgment (after consultation with CCB’s legal counsel and financial advisors), (i) to be more favorable to the Shareholders than the transactions contemplated hereby and (ii) to be reasonably likely to be completed, taking into account all legal, financial and regulatory aspects of the proposal;

           (g)           by VIB if (i) before the Shareholders’ Meeting, a bona fide Acquisition Proposal (as defined in Section 5.14) is made to CCB or any person publicly announces the intent to make a bona fide Acquisition Proposal to CCB; (ii) this Agreement and the Merger Agreement are not approved by the Shareholders; and (iii) VIB was not, as of the date such Acquisition Proposal is made or such person announces the intent to make an Acquisition Proposal, in material breach of this Agreement; provided that VIB’s recourse for termination pursuant to this provision shall be exclusively as set forth in Section 9.03(c);

(h) by VIB or CCB, if this Agreement and the Merger Agreement are not approved by the required vote of the holders of the outstanding shares of CCB Stock in accordance with the CCC; or

           (i)           by VIB, if there has been a Material Adverse Effect with respect to CCB in breach of Section 3.14 or Section 8.08, and which Material Adverse Effect cannot be cured or is not cured within 20 days after written notice specifying the nature of the Material Adverse Effect is given by VIB to CCB.

          Section 9.03      Liabilities and Remedies; Liquidated Damages.

           (a)           If this Agreement is terminated by either CCB or VIB as provided in Section 9.02, this Agreement will thereby become void and have no effect, and no party will have any further obligation or liability to any other party except: (i) with respect to Article XI, which will survive the termination of this Agreement; (ii) to the extent such

ANNEX A

termination is pursuant to Section 9.02(c) of this Agreement, in which case the nonbreaching party is entitled to such remedies and relief against the breaching party as are available at law; and (iii) except as otherwise provided in Section 9.03(b), Section 9.03(c), Section 9.03(d), Section 9.03(e), Section 9.03(f) or Section 9.03(g) below, but there shall be no duplication of remedy under such Sections. Moreover, the nonbreaching party is entitled, without terminating this Agreement, to specifically enforce the terms hereof against the breaching party. Each party acknowledges that there is not an adequate remedy at law to compensate the other party for not being able to complete the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law that might be asserted as a bar to specific performance, injunctive relief or other equit able relief.

           (b)           If VIB terminates this Agreement pursuant to Section 9.02(e), then, upon termination of this Agreement, and subject to VIB executing a waiver and release of its rights under this Agreement, CCB shall pay VIB $5,000,000 in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of VIB under this Agreement.

           (c)           If VIB terminates this Agreement pursuant to Section 9.02(g) and if a definitive agreement relating to a Control Transaction is executed by CCB or the Bank, or a Control Transaction is completed, in either case within 12 months after the date this Agreement is terminated, then upon completing that Control Transaction or executing a definitive agreement with respect thereto, whichever occurs first, and subject to VIB executing a waiver and release of its rights under this Section 9.03(c), CCB shall pay VIB $9,000,000 in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of VIB under this Agreement. As used in this Agreement, a “Control Transaction” means the acquisition by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions, of a majority of the voting power of the outstanding securities of CCB or the Bank or all or substantially all of the assets of CCB or the Bank.

           (d)           If CCB terminates this Agreement pursuant to Section 9.02(f), then, upon termination of this Agreement, and subject to VIB executing a waiver and release of its rights under this Agreement, CCB shall pay VIB $9,000,000 in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of VIB under this Agreement.

           (e)           If VIB terminates this Agreement pursuant to Section 9.02(i), then, upon termination of this Agreement, and subject to VIB executing a waiver and release of its rights under this Agreement, CCB shall pay VIB $5,000,000 in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of VIB under this Agreement.

           (f)           If this Agreement is terminated by VIB because CCB materially breached any covenant or obligation contained in this Agreement (excluding Section 3.14 and Section 8.08), and that breach entitled VIB to terminate this Agreement under Section 9.02(c), and subject to VIB executing a waiver and release of its rights under this

ANNEX A

Agreement, CCB shall pay VIB $5,000,000 in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of VIB under this Agreement.

           (g)           If this Agreement is terminated by CCB because VIB materially breached any covenant or obligation contained in this Agreement and that breach entitled CCB to terminate this Agreement under Section 9.02(c), and subject to CCB executing a waiver and release of its rights under this Agreement, VIB shall pay CCB $5,000,000 in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of CCB under this Agreement.

ARTICLE X.
NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Section 10.01      Nonsurvival of Representations and Warranties. The parties agree that none of their respective representations and warranties contained in this Agreement will survive the Closing.

ARTICLE XI.
CONFIDENTIAL INFORMATION

          Section 11.01      Definition of Recipient, Disclosing Party, Representative and Person. For purposes of this Article XI, the term “Recipient” means the party receiving the Subject Information (as defined in Section 11.02) and the term “Disclosing Party,” means the party furnishing the Subject Information. The terms “Recipient” or “Disclosing Party”, as used herein, include: (a) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (b) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term “Representative” as used herein, includes all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term “person” as used in this Article XI is to be broadly interpreted to include any corporation, company, group, partnership, governmental agency or individual.

          Section 11.02      Definition of Subject Information. For purposes of this Article XI, the term “Subject Information” means all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives (including information previously furnished to the Recipient or its Representatives pursuant to other non-disclosure or confidentiality agreements) relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term “Subject Information” does not include information that (a) was already in the Recipient’s possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (b) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (c) becomes available to the Recipient on a non-confidential basis from a

ANNEX A

source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

          Section 11.03      Confidentiality. Each Recipient hereby agrees that the Subject Information is to be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information is to be kept confidential by the Recipient and the Recipient’s Representatives; but (a) any of such Subject Information may be disclosed to the Recipient’s Representatives (including the Recipient’s accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives are to be informed by the Recipient of the confidential nature of such information and that the Recipient will direct and cause such persons to treat such information confidentially); and (b) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing before any such disclosure by Recipient.

          Section 11.04      Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient’s Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          Section 11.05      Return of Subject Information. If this Agreement or the Merger Agreement is terminated for any reason, the Recipient will promptly return to the Disclosing Party or destroy, at the option of the Recipient, all material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency and other than as may be required by law or a court of competent jurisdiction. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

          Section 11.06      Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of this Article XI by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party is entitled to obtain specific performance or injunctive relief against the breach or written threat of breach of Article XI of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies are not the exclusive remedies for a breach of this Article XI, but are in addition to all other remedies available at law or in equity to the Disclosing Party.

ANNEX A

ARTICLE XII.
MISCELLANEOUS

          Section 12.01      Brokerage Fees and Commissions.

           (a)           VIB hereby represents to CCB that except as set forth on Confidential Schedule 12.01(a) no agent, representative or broker has represented VIB, Rabo or any or all of their shareholders in connection with the transactions described in this Agreement or the Merger Agreement. CCB will have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of VIB or any shareholder of VIB, and VIB hereby agrees to indemnify and hold CCB harmless for any amounts owed to any agent, representative or broker of VIB or any shareholder of VIB.

           (b)           CCB hereby represents to VIB that, except for Sandler O’Neill & Partners, L. P. and as set forth on Confidential Schedule 12.01(b), no agent, representative or broker has represented CCB or any or all of its shareholders in connection with the transactions described in this Agreement. Except as set forth on Confidential Schedule 12.01(b), VIB will have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of CCB or any shareholder of CCB, and CCB will indemnify and hold VIB harmless for any amounts owed to any agent, representative or broker of CCB or any shareholder of CCB.

          Section 12.02      Entire Agreement. This Agreement and the other agreements, documents, schedules, exhibits and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no condition, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

          Section 12.03      Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

          Section 12.04      Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed

ANNEX A

and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

          Section 12.05      Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, telex, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or 5 business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, 1 business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12.05. All communications must be in writing and addressed as follows:

IF TO CCB:

Central Coast Bancorp
301 Main Street
Salinas, California 93940
Attention: Nick Ventimiglia
Facsimile: (831) 422-0819
Electronic mail: nventimiglia@community-bnk.com

WITH A COPY TO:

Glenn T. Dodd, Esq. or
Joseph G. Mason, Esq.
Dodd•Mason•George LLP
100 Century Center Court, Suite 605
San Jose, California
Telecopy: (408) 452-1487
Electronic mail: gdodd@dmglegal.com or jmason@dmglegal.com

ANNEX A

IF TO VIB:

VIB Corp
1498 Main Street
El Centro, California 92243
Attention: R. Daniel Woerner
Facsimile: (760) 337-3229
Electronic mail: Dan.Woerner@Rabobank.com

WITH COPIES TO:

S. Alan Rosen, Esq.
Horgan, Rosen, Beckham & Coren, L.L.P.
23975 Park Sorrento, Suite 200
Calabasas, California 91302-4001
Telecopy: (818) 591-3838
Electronic mail: arosen@horganrosen.com

and

Andrew Druch, Esq.
General Counsel
Rabobank International
New York, New York 10167
Telecopy: (212) 916-7880
Electronic mail: Andrew.Druch@rabobank.com

          Section 12.06      Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

          Section 12.07      Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

          Section 12.08      Certain Definitions.

           (a)           “Affiliate” means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, “control”

ANNEX A

(including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any person or entity, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

           (b)           “Bankruptcy Exception” means, in respect of any agreement, contract, commitment or obligation, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar law affecting creditors’ rights and remedies generally and, with respect to the enforceability of any agreement, contract, commitment or obligation, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

           (c)           “Environmental Laws” mean any or all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, the Solid Waste Disposal Act, 42 U.S.C. ss. 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended, the Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C. ss. 1251 et seq., as amended, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended, the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 116 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as amended.

           (d)           “Hazardous Material” means, any hazardous wastes, hazardous substances, toxic pollutants, hazardous air pollutants, hazardous chemicals, hazardous substances or extremely hazardous substances as defined under any Environmental Laws, asbestos, polychlorinated biphenyls, any other substance the presence of which on the property in question is prohibited under any Environmental Laws, and any other substance that under any Environmental Laws requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal. But “Hazardous Material” does not include any material employed in normal consumer or office uses, such as gasoline, lubricants, printing materials, cleaners, disinfectants, pesticides, building materials, fluorescent lights and ballasts, batteries and refrigerants, as long as those materials are used and stored only in quantities typical of consumer and office uses.

           (e)           CCB is deemed to have “Knowledge” of a particular fact or other matter if any individual who is presently serving as a director or executive officer of CCB is actually aware of, or after reasonable inquiry had reason to know of, such fact or other matter.

ANNEX A

           (f)           VIB is deemed to have “Knowledge” of a particular fact or other matter if any individual who is presently serving as a director or executive officer of VIB is actually aware of, or after reasonable inquiry had reason to know of, such fact or other matter.

           (g)           “Material Adverse Effect” means with respect to a party any effect that is material and adverse to the financial position, results of operations or business of the party and its Subsidiaries taken as a whole, or which would materially impair the ability of the party to perform its material obligations under this Agreement or the ability of the party or its banking subsidiary to consummate the transactions contemplated hereby on a timely basis; provided, however that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability in the United States or interpretations thereof by governmental authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally in the United States, (iii) changes in prevailing interest rates, currency exchange rates or similar economic or monetary conditions affecting banks or bank holding companies generally in the United States, (iv) any modifications or changes to valuation policies and practices in connection with the transactions contemplated hereby or restructuring charges taken in connection with such transactions, in each case in accordance with GAAP, (v) reasonable expenses incurred in connection with the transactions contemplated hereby, (vi) with respect to a party, the effects of any action or omission taken with the prior affirmative written consent of the other party or required to be taken hereunder, and (vii) public disclosure of the execution and delivery of this Agreement by the parties.

           (h)           The term “Property” or “Properties” includes all real property currently leased by CCB or the Bank and includes properties that CCB or the Bank has acquired recorded legal title to through foreclosure proceedings as well as the Bank’s premises and all improvements and fixtures thereon.

           (i)           “Subsidiary” means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, a majority equity interest.

          Section 12.09       Attorneys’ Fees and Costs. If attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party is entitled to recover reasonable attorneys’ fees and costs incurred therein.

          Section 12.10      Rules of Construction. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. All Articles and Sections referred to herein are Articles and Sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings

ANNEX A

as to the contents of particular Sections are for convenience only and will not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth herein verbatim.

          Section 12.11      Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intent of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person, except as expressly provided for herein. Nothing in this Agreement will act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor will any provision give any third party any right of subrogation or action over or against any party to this Agreement, except as expressly provided for herein. No party to this Agreement will assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties.

          Section 12.12      Public Disclosure. Neither VIB nor CCB will make, issue or release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; but VIB and CCB are permitted to make any public disclosures or governmental filings as reasonably determined by a party to be necessary to comply with its legal obligations or applicable listing standards and after consultation with the other party and its legal counsel.

          Section 12.13      Extension; Waiver. At any time before the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Such action is to be evidenced by a signed written notice given in the manner provided in Section 12.05. No party to this Agreement will by any act (except by a written instrument given pursuant to Section 12.05) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

ANNEX A

          IN WITNESS WHEREOF , VIB and CCB have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

VIB CORP

By:	/s/ COR BROEKHUYSE

Cor Broekhuyse,
Chairman of the Board

and

By:	/s/ GUILLERMO BILBAO

Guillermo Bilbao,
Assistant Secretary

CENTRAL COAST BANCORP

By:	/s/ NICK VENTIMIGLIA

Nick Ventimiglia,
Chairman of the Board
and Chief Executive Officer

and

By:	/s/ JAYME FIELDS

Jayme Fields,
Secretary

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”), is made as of _________________, 200_, by and among New CCB, Inc., a California corporation (“Newco”), and Central Coast Bancorp, a California corporation (“CCB”), and joined in by VIB Corp, a California corporation (“VIB”), with reference to the following:

RECITALS

          WHEREAS , CCB and VIB are parties to that certain Agreement and Plan of Reorganization dated as of ____________, 2005 (the “Reorganization Agreement”);

          WHEREAS , VIB desires to acquire all of the issued and outstanding shares of voting common stock, no par value, of CCB, which represents all of the issued and outstanding shares of capital stock of CCB (the “CCB Stock”) in exchange for cash;

          WHEREAS , VIB, pursuant to the terms of the Reorganization Agreement, desires to effect such acquisition through its wholly-owned direct or indirect subsidiary, Newco, by causing Newco to be merged with and into CCB (the “Merger”) pursuant to the terms and conditions of this Merger Agreement;

          WHEREAS , Newco is a corporation duly organized and existing under the laws of the State of California, with authorized capital stock consisting of 1,000 shares of common stock, no par value (“Newco Stock”), of which 1,000 shares are issued and outstanding; and

          WHEREAS , the Boards of Directors of CCB and Newco, pursuant to the authority given by and in accordance with the provisions of the California Corporations Code (the “CCC”) have approved this Merger Agreement and have authorized the execution hereof;

          NOW, THEREFORE , Newco and CCB, joined by VIB, hereby agree that Newco is to be merged with and into CCB on the following terms and conditions:

AGREEMENT

          1.          Merger of Newco and CCB. At the Effective Time (as defined in Section 12), Newco will be merged with and into CCB according to Chapter 11 of the CCC. CCB will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue its corporate existence under the CCC. At the Effective Time, the separate corporate existence of Newco will cease.

          2.          Effects of the Merger. The Merger will have the effects set forth in Section 1107 of the CCC. The name of the Surviving Corporation will be “Central Coast Bancorp” The existing offices and facilities of CCB immediately preceding the Merger will be the principal offices and facilities of the Surviving Corporation following the Merger.

          3.          Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of CCB, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1

EXHIBIT A

          4.          Directors and Officers. The directors and officers, respectively, of Newco at the Effective Time will become the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

          5.          Conversion of Securities. At the Effective Time by virtue of the Merger and without any further action on the part of VIB, CCB, Newco, or any holder of CCB Stock:

          (a)     Each share of CCB Stock issued and outstanding immediately before the Effective Time (other than shares of CCB Stock that are (A) owned, directly or indirectly, by CCB, VIB or any of their Subsidiaries (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 5(c)) or (B) held by holders of the CCB Stock who perfect their appraisal rights under Chapter 13 of the CCC (herein referred to as “Dissenting Shares”), will be converted into the right to receive $25.00 in cash (the “Per Share Consideration”). The aggregate amount of the Per Share Consideration to be paid to all holders of the CCB Stock is referred to herein as the “Merger Consideration.” All of the shares of CCB Stock converted into the Per Share Consideration will no longer be outstanding and will automatically be canceled and retired and wil l cease to exist as of the Effective Time, and each certificate (each, a “Certificate”) previously representing any such shares of CCB Stock will thereafter represent the right to receive the Per Share Consideration as set forth in this Section 5(a). Certificates previously representing shares of CCB Stock will be exchanged for the Per Share Consideration upon the surrender of such Certificates according to Section 1.06 of the Reorganization Agreement, without any interest thereon.

          (b)     Dissenting Shares will not be converted as described in Section 5(a), but from and after the Effective Time will represent only the right to receive such value as may be determined under Chapter 13 of the CCC.

          (c)     All shares of CCB Stock that are owned, directly or indirectly, by CCB or VIB or any of their Subsidiaries (as defined in Section 12.08(i) of the Reorganization Agreement (other than (i) shares of CCB Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (collectively, the “Trust Account Shares”) and (ii) shares of CCB Stock held in respect of a debt previously contracted (collectively, the “DPC Shares”) will be canceled and will cease to exist and no other consideration will be delivered in exchange therefore.

(d) At the Effective Time, the stock transfer books of CCB will be closed, and no transfer of CCB Stock theretofore outstanding will thereafter be made.

          (e)     Each share of common stock, no par value, of Newco, issued and outstanding immediately before the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          6.          Shareholder Approval. This Merger Agreement is to be submitted pursuant to Section 5.04 of the Reorganization Agreement to the shareholders of CCB at a meeting called to be held as promptly as practicable and to the sole shareholder of Newco by written consent of its sole shareholder. Upon approval by the requisite vote of the shareholders of CCB and the approval of the sole shareholder of Newco, this Merger Agreement will be made effective as soon as practicable thereafter in the manner provided in Section 12 of this Merger Agreement.

2

EXHIBIT A

          7.          Conditions to Consummation of the Merger. Consummation of the Merger as provided herein is conditioned upon the satisfaction of the conditions set forth in the Reorganization Agreement, any or all of which may be waived in accordance with the terms and provisions of the Reorganization Agreement.

          8.          Termination. This Merger Agreement may be terminated and abandoned at any time before the Effective Time, whether before or after action thereon by the shareholders of CCB, pursuant to the terms of the Reorganization Agreement.

          9.          Effect of Termination. If this Merger Agreement is terminated, liability by reason of this Merger Agreement or the termination thereof on the part of any of CCB, VIB or the directors, officers, employees, agents or shareholders of either of them is to be determined pursuant to the terms of the Reorganization Agreement.

          10.         Representations and Warranties of Newco. Newco is a corporation, duly organized, validly existing and in good standing under the laws of the State of California. Newco has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Merger Agreement.

          11.         Waiver; Amendment. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of CCB by the party that is entitled to the benefits thereof. This Merger Agreement may be amended at any time before the Effective Time, whether before or after action thereon by the shareholders of CCB, by VIB and CCB; but no amendment may be made after action by the shareholders of CCB that changes the principal terms of this Merger Agreement without the requisite approval of such shareholders. Any waiver or amendment must be in writing.

          12.         Effective Time. The Merger shall become effective on the later of (a) 12:01 a.m. (Pacific Time) on __________, 2006 or (b) upon filing this Merger Agreement and the Officers’ Certificates required by Section 1103 of the CCC with the California Secretary of State (the “Effective Time”).

          13.         Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

           14.          Governing Law. THIS MERGER AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

           15.          Further Assurances. The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

3

EXHIBIT A

           16.          Severability.   If any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then: (a) this Merger Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof: (b) the remaining provisions of this Merger Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) before the Effective Time, there will be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

           17.          Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Merger Agreement were not performed according to its terms or otherwise were materially breached. Each of the parties agrees that, without the necessity of proving actual damages or posting bond or other security, the other party is entitled to injunctive relief to prevent breach of performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled.

           18.          Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Merger Agreement. All articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Merger Agreement and the terms of the Reorganizat ion Agreement, the terms of the Reorganization Agreement are to control.

           19.          Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intent of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person, except as expressly provide d for herein. Nothing in this Merger Agreement will act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor will any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement, except as expressly provided for herein. No party to this Merger Agreement will assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Except as provided for in the preceding sentence, any assignment made or attempted in violation of this Section is void and of no effect.

[Signatures Follow]

4

EXHIBIT A

IN WITNESS WHEREOF, CCB and Newco have caused this Merger Agreement to be signed in their respective corporate names as of the date and year first above written.

CENTRAL COAST BANCORP

By:

Nick Ventimiglia Chairman of the Board and Chief Executive Officer

By:

Jayme Fields, Secretary

NEW CCB, INC.

By:

R. Daniel Woerner, President and Chief Executive Officer

By:

Cheryl Walker, Secretary

VIB hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will duly perform all acts and things therein referred to or provided to be done by it.

IN WITNESS WHEREOF, VIB has caused this Merger Agreement to be signed in its corporate name as of the date and year first above written.

VIB CORP

By:

R. Daniel Woerner, President and Chief Executive Officer

By:

Cheryl Walker, Secretary

5

EXHIBIT A

CERTIFICATE OF APPROVAL OF AGREEMENT AND PLAN OF MERGER

                      Nick Ventimiglia and Jayme Fields state and certify that:

          1.          They are the Chairman of the Board and Chief Executive Officer and Secretary, respectively, of CENTRAL COAST BANCORP, a California corporation (“CCB”).

          2.          The Agreement and Plan of Merger in the form attached was duly approved by the Board of Directors of CCB.

          3.          There are two classes of shares, preferred stock and common stock. There are no shares of the preferred stock issued and outstanding. The total number of outstanding shares of the common stock is _________.

          4.          The principal terms of the Merger Agreement to which this Certificate is attached were approved by CCB by a vote of the voting shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of common stock.

          Each of the undersigned declares under the penalty of perjury under the laws of the State of California that he or she signed this Certificate in the official capacity set forth beneath his or her signature, and that the statements set forth in this Certificate are true of his or her own knowledge.

DATED: __________, 200_

Nick Ventimiglia,
Chairman of the Board and Chief Executive Officer

Jayme Fields,
Secretary

6

EXHIBIT A

CERTIFICATE OF APPROVAL OF AGREEMENT AND PLAN OF MERGER

                      R. DANIEL WOERNER and CHERYL WALKER state and certify that:

          1.          They are the President and Secretary, respectively, of NEW CCB, INC., a California corporation (“Newco”).

          2.          The Agreement and Plan of Merger in the form attached was duly approved by the Board of Directors of Newco.

          3.          There is only one class of shares, common stock, and the total number of outstanding shares of common stock is 1,000.

          4.          The principal terms of the Merger Agreement to which this Certificate is attached were approved by Newco by a vote of the voting shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of common stock.

          Each of the undersigned declares under the penalty of perjury under the laws of the State of California that he or she signed this Certificate in the official capacity set forth beneath his or her signature, and that the statements set forth in this Certificate are true of his or her own knowledge.

DATED: ___________, 200_

R. Daniel Woerner, President and Chief Executive Officer

Cheryl Walker, Secretary

7

ANNEX B

December 12 , 2005

Board of Directors
Central Coast Bancorp
301 Main Street
Salinas, CA 93901

Gentlemen:

          Central Coast Bancorp (“Central Coast”) and VIB Corp (“VIB”), have entered into an Agreement and Plan of Reorganization, dated October 12, 2005 (collectively, the “Agreement”), pursuant to which VIB would acquire all of the common stock, no par value (the “Central Coast Stock”) of Central Coast (the “Merger”).  Under the terms of the Agreement, upon consummation of the Merger, each share of Central Coast Stock issued and outstanding immediately prior to the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive $25.00 in cash, without interest.  In addition, each Central Coast stock option, whether vested or unvested, will be exchanged for the right to receive cash equal to $25.00 less the exercise price of such stock option.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.  The other terms and conditions of the Acquisition are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Per Share Consideration to the holders of Central Coast Stock.

          Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.  In connection with this opinion, we have reviewed, among other things: (i) the Agreement, together with exhibits or schedules thereto; (ii) certain audited financial statements and other historical financial information of Central Coast and its subsidiary, Community Bank of Central California, that we deemed relevant and that was furnished to us by Central Coast; (iii) certain publicly available financial statements and other historical financial information of VIB, Rabobank N.A. and Rabobank Nederland that we deemed relevant in determining VIB’s financial capacity to undertake the Merger; (iv) internal financial projections for Central Coast for the year ending December 31, 2005 furnished by and reviewed with senior management of Central Coast; (v) to the extent publicly available, the financial terms of certain recent business combinations in the commercial banking industry; (vi) the current market environment generally and the banking environment in particular; and (vii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Central Coast the business, financial condition, results of operations and prospects of Central Coast.

Board of Directors
Central Coast Bancorp
December 12, 2005

ANNEX B

          In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Central Coast or VIB or their respective representatives or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion.  We have further relied on the assurances of the senior management of each of Central Coast or VIB that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  We have not been asked to undertake, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof.  We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Central Coast or VIB or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Central Coast or VIB nor have we reviewed any individual credit files relating to Central Coast or VIB.  We have assumed, with your consent, that the respective allowances for loan losses for Central Coast or VIB are adequate to cover such losses.  With respect to the financial projections for Central Coast used by Sandler O’Neill in its analyses, the senior management of Central Coast confirmed to us that those projections and estimates (including any assumptions related to such projections and estimates) reflected the best currently available estimates and judgments of the future financial performances of Central Coast.  We assumed that the financial performances reflected in all projections and estimates used by us in our analyses would be achieved.  We express no opinion as to such financial projections or estimates or the assumptions on which they are based.  We have also assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of Central Coast, VIB, Rabobank N.A. or Rabobank Nederland since the date of the most recent financial statements made available to us.  We have assumed in all respects material to our analysis that Central Coast or VIB will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements will not be waived.  Finally, with your consent, we have relied upon the advice Central Coast has obtained from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.  Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Events occurring after the date hereof could materially affect this opinion.  We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.  We are expressing no opinion herein as the prices at which the common stock of Central Coast or VIB may trade at any time.

          We have acted as Central Coast’s financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion.  Central Coast has also agreed to indemnify us against certain liabilities arising out of our engagement.  As we have advised you previously, in the past we have provided certain investment banking services to VIB and its affiliates and have received compensation for such services, and may provide additional investment banking services to VIB and its affiliates in the future for which we may receive compensation.  In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Central Coast or VIB and their affiliates.  We may also actively trade the equity and/or debt securities of Central Coast or VIB and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Board of Directors
Central Coast Bancorp
December 12, 2005

ANNEX B

          Our opinion is directed to the Board of Directors of Central Coast in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Central Coast as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Agreement.  We were not directed by the Board of Directors of Central Coast to seek alternative bids from other potential purchasers and our opinion is directed only to the fairness, from a financial point of view, of the Per Share Consideration to holders of Central Coast Stock and does not address the underlying business decision of Central Coast to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Central Coast or the effect of any other transaction in which Central Coast might engage.  Other than as provided in Section 7.07 of the Agreement, our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O’Neill’s prior written consent.

          Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Per Share Consideration to be received by the holders of Central Coast Stock is fair to such shareholders from a financial point of view.

Very truly yours,

/s/ SANDLER O’NEILL & PARTNERS, L.P.

ANNEX C

CALIFORNIA CORPORATIONS CODE
TITLE 1. CORPORATIONS
DIVISION 1. GENERAL CORPORATION LAW
CHAPTER 13. DISSENTERS’ RIGHTS

SECTION  1300.     REORGANIZATION OR SHORT FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT THE FAIR MARKET VALUE; DEFINITIONS

           (a)           If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

           (b)           As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1)

Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2)

Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3)	Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4)	Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

           (c)           As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

ANNEX C

SECTION  1301.     NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

           (a)           If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

           (b)           Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

           (c)           The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION  1302.     SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

          Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

ANNEX C

SECTION  1303.     PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

           (a)           If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

           (b)           Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION  1304.     ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

           (a)           If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

           (b)           Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

           (c)           On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION  1305.     REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

           (a)           If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

           (b)           If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

           (c)           Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

ANNEX C

           (d)           Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

           (e)           The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

SECTION  1306.     PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

          To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION  1307.     DIVIDENDS ON DISSENTING SHARES

          Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION  1308.     RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

          Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION  1309.     TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

          Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

           (a)           The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

           (b)           The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

ANNEX C

           (c)           The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

           (d)           The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

SECTION  1310.     SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS’ APPROVAL

          If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION  1311.     EXEMPT SHARES

          This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION  1312.     RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

           (a)           No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

           (b)           If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

ANNEX C

           (c)           If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

SPECIAL MEETING OF SHAREHOLDERS OF

CENTRAL COAST BANCORP

January 19, 2006

Please mark, sign, date
and mail your proxy card in
the envelope provided as
soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBER 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1.

Approval of Merger. To approve the principal terms of the Agreement and Plan of Reorganization dated October 12, 2005, by and between VIB Corp and Central Coast Bancorp attached as Annex A to the proxy statement for the special meeting and the transactions contemplated thereby including the form of Agreement and Plan of Merger attached as Exhibit A to the proxy statement and the merger of New CCB, Inc., a subsidiary of VIB Corp, with and into Central Coast Bancorp, pursuant to which $25.00 will be paid for each share of Central Coast Bancorp common stock outstanding at the time of the merger, as more fully described in the proxy statement.

	FOR	AGAINST	ABSTAIN
2.

Adjournment. To consider and act upon a proposal to approve, if necessary, an adjournment of the special meeting to solicit additional proxies in favor of the merger and the principal terms of the Agreement and Plan of Reorganization.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSAL NUMBER 1 AND “FOR” PROPOSAL NUMBER 2.

WHETHER OR NOT YOU PLAN TO ATTEND THIS SPECIAL MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder __________________________	Date: ______________	Signature of Shareholder __________________________	Date: ______________

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF
CENTRAL COAST BANCORP
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE CONVENED ON
JANUARY 19, 2006 AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned holder of common stock of Central Coast Bancorp acknowledges receipt of a copy of the notice of special meeting of shareholders of Central Coast Bancorp and the accompanying proxy statement dated December 12, 2005, and revoking any proxy heretofore given, hereby constitutes and appoints C. Edward Boutonnet and Nick Ventimiglia, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Central Coast Bancorp, a California corporation, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the special meeting of shareholders of Central Coast Bancorp, to be convened at the main branch banking office of Central Coast Bancorp’s subsidiary, Community Bank of Central California, 301 Main Street, Salinas, California 93901 at 5:30 p.m., Pacific Time, on Thursday, January 19, 2006, or at any adjournments or postponements thereof, upon the following items as set forth in the notice of special meeting and proxy statement, and to vote according to their discretion on all other matters which may be properly presented for action at the special meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1 AND NO. 2 SET FORTH ON THE REVERSE SIDE. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSALS NO. 1 AND NO. 2 SET FORTH ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side)

COMMENTS:

14475